As filed with the Securities and Exchange Commission on March 24, 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                                SELECT ASSET INC.

             (Exact name of registrant as specified in its charter)

                                    Delaware

         (State or other jurisdiction of incorporation or organization)

                                   13-4029392
                     (I.R.S. Employer Identification Number)

                               745 Seventh Avenue
                            New York, New York 10019
                                 (212) 526-7000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 William Cronin
                                    President
                                Select Asset Inc.
                               745 Seventh Avenue
                            New York, New York 10019
                                 (212) 526-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:

      Rene Canezin                                 Richard M. Schetman, Esq.
    Select Asset Inc.                          Cadwalader, Wickersham & Taft LLP
   745 Seventh Avenue                                   100 Maiden Lane
New York, New York 10019                           New York, New York 10038

            Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      PROPOSED     PROPOSED MAXIMUM
                                       MAXIMUM         AGGREGATE      AMOUNT OF
TITLE OF SECURITIES  AMOUNT TO BE  OFFERING PRICE      OFFERING     REGISTRATION
BEING REGISTERED(1)   REGISTERED      PER UNIT         PRICE(2)        FEE (3)

Trust Certificates    $1,000,000        100%          $1,000,000       $80.90
--------------------------------------------------------------------------------

            (1) This Registration Statement and the registration fee pertain to the initial offering of the Trust Certificates registered hereunder by the Registrant.

            (2) Estimated solely for the purpose of calculating the registration fee.

            (3) In accordance with Rule 457(o) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated __________, 200__)

                               $_________________

                                SELECT ASSET INC.
                                    DEPOSITOR

                           [NAME] TRUST CERTIFICATES,
                        _________-Linked Series 200__-__

                                           INTEREST    PRICE TO    UNDERWRITING
PRINCIPAL AMOUNT OF CERTIFICATES             RATE       PUBLIC       DISCOUNT
--------------------------------           --------    --------    ------------
$________________________                  ________%   ________%   ____________%

                                   ----------

--------------------------------------------------------------------------------
EXCEPT AS SET FORTH OR OTHERWISE PROVIDED HEREIN, THE CERTIFICATES REPRESENT NON-RECOURSE OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF SELECT ASSET INC., THE COUNTERPARTY, THE COUNTERPARTY GUARANTOR, THE CALCULATION AGENT, THE TRUSTEE OR ANY OF THEIR AFFILIATES.
--------------------------------------------------------------------------------

The Trust

o Will be formed pursuant to a trust agreement between Select Asset Inc. and ________, as trustee, for the sole purpose of issuing the certificates and the additional certificates, if any.

o     Will issue the certificates.

o May issue additional certificates subject to the satisfaction of certain conditions (as described in the prospectus) prior to the issuance of such additional certificates, including, but not limited to, the delivery by the depositor of additional deposited assets. See "Description of the Certificates--Additional Certificates" in the prospectus.

The Certificates

o Represent an undivided beneficial interest in the assets of the trust, which, as of the date the certificates are issued, consist solely of the deposited assets described herein.

o     Currently have no trading market.

o     Are not insured or guaranteed by any governmental agency.

o Will bear the risk that certain events linked to the credit performance of the reference credit will occur. The occurrence of one of such events with respect to the reference credit may result in the loss of the entire principal balance of the certificates. See "Description of the Deposited Assets--The Reference Credit Transaction."

o Will bear the risk that a default in respect of the underlying securities will occur. The occurrence of an underlying securities default may result in the loss of the entire principal balance of the certificates. See "Description of the Certificates--Redemption upon Underlying Securities Event of Default".

Prospective investors are urged to undertake their own investigation of the financial condition and creditworthiness of the reference credit in order to evaluate the likelihood of the occurrence of a credit event.

The certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange. See "Listing" on page S-_ of this prospectus supplement.

YOU SHOULD REVIEW THE INFORMATION IN "RISK FACTORS" BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ OF THE PROSPECTUS.

For complete information about the offered certificates, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from Select Asset Inc. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about _____, 200__.

       ------------------------------------------------------------------
                                 LEHMAN BROTHERS

                                                            [OTHER UNDERWRITERS]

                                  _____, 200__

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which does not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all of the information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. Unless otherwise stated, cross-references in this prospectus supplement are to captions in this prospectus supplement. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary of Principal Economic Terms..........................................S-6
Summary of Prospectus Supplement.............................................S-9
Formation of the Trust......................................................S-16
Risk Factors................................................................S-16
Description of the Reference Credit.........................................S-20
Description of the Deposited Assets.........................................S-20
Description of the Certificates.............................................S-24
Description of the Trust Agreement..........................................S-30
Material U.S. Federal Income Tax Consequences...............................S-30
Certain ERISA Considerations................................................S-34
Method of Distribution......................................................S-34
Relationship Among Parties..................................................S-35
Role of Calculation Agent...................................................S-35
Trading Activities..........................................................S-35
Listing.....................................................................S-36
Rating......................................................................S-36
Legal Opinions..............................................................S-36
Index of Terms for Prospectus Supplement....................................S-37

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms for Prospectus Supplement" on page S-__ of this document.

THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."

                                   ----------

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates are required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

                       SUMMARY OF PRINCIPAL ECONOMIC TERMS

      This summary highlights the principal economic terms of the certificates being issued by the trust and offered by this prospectus supplement and the prospectus and of the reference credit transaction and the underlying securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms for Prospectus Supplement."

The Trust ................... Select Asset Inc. and the trustee will form the
                              [Name] Trust Certificates, _______-Linked Series 200_-__ Trust.

Securities Offered .......... [Name] Trust Certificates, ________-Linked Series
                              200_-__ Certificates.

Initial Principal Amount
  of Certificates ........... $_____________.

Use of Proceeds ............. The proceeds of the issuance of the certificates will be used to purchase underlying securities having a principal amount equal to the principal balance of the certificates. The underlying securities will be held in trust for the benefit of the certificateholders and the counterparty.

Original Issue Date ......... __________, 200__.

Distribution Dates .......... ______________ and ___________, or if any such date is not a business day, the next succeeding business day, commencing on ______, 200_.

Record Date ................. The business day immediately preceding each distribution date.

Final Scheduled Distribution
  Date ...................... The final date on which distributions are scheduled to be made on the certificates is _________, 20__.

Principal Amount ............ On the final scheduled distribution date, certificateholders will receive all payments received in respect of the underlying securities if no credit event, underlying securities default or other early termination has occurred. If a credit event has occurred, certificateholders will receive amounts as set for the under "Description of the Deposited Assets--Payments under the Credit Agreement".

Interest Rate ............... ___% per annum.

Deposited Assets ............ The deposited assets will consist of the underlying securities, the reference credit transaction and the reference credit guarantee. See "--Underlying Securities," "--The Reference Credit Transaction and Reference Credit Guarantee" and "Description of the Deposited Assets."

Underlying Securities ....... $_________ aggregate principal amount of [__]%
                              _______ issued by ____. See "Description of the Deposited Assets--Underlying Securities."

Reference Credit
  Transaction and
  Reference Credit
  Guarantee ................. The trust will enter into a reference credit transaction with ________, as counterparty and calculation agent. Under the reference credit transaction, the counterparty will make [______] payments to the trust which, along with amounts payable on the underlying securities, will support the interest payments on the certificates. Upon the occurrence of a credit event with respect to the reference credit before the final scheduled distribution date, the counterparty will pay to the trust a cash amount equal to the termination market value of the reference obligation, as determined by the calculation agent, minus the underlying securities adjustment amount, if any, and the trust will pay to the counterparty the underlying securities market value in an amount up to the principal amount of the underlying securities. Following the occurrence of such credit event, each certificateholder may elect, within thirty calendar days from the Credit Event Determination Date, to receive either a physical distribution of the reference obligation or a cash distribution.

                              o In the event a certificateholder elects to receive a physical distribution of the reference obligation, the trustee will direct the market agent to use a portion of the proceeds received from the counterparty, equal to such certificateholder's pro rata portion of the certificates, to purchase a face amount of the reference obligation at the termination market value of such reference obligation; provided, such reference obligation will be the same reference obligation used by the calculation agent to determine the termination market value under the Cash Settlement Procedures as set forth under "Description of the Deposited Assets-Payments under the Reference Credit Transaction".

                              o In the event a certificateholder elects to receive a cash distribution, the trust will pay such certificateholder a portion of the amount received from the counterparty, equal to such certificateholder's pro rata portion of the certificates.

                              If a certificateholder elects to receive a physical distribution of the reference obligation and, as a result of the minimum denomination requirements of the reference obligation or transfer restrictions applicable to the reference obligation with which such certificateholder cannot comply the trust is unable to deliver the reference obligation to such certificateholder, such certificateholder will receive a cash distribution of its pro rata portion of the proceeds received by the trust from the counterparty. In addition, if a certificateholder fails to make an election, it will be deemed to have elected the cash distribution.

                              Upon the occurrence of a credit event, any liquidation proceeds received in excess of the principal amount of the underlying securities liquidated on such date will be distributed, pro rata, to the certificateholders.

                              The underlying securities adjustment amount means the positive difference, if any, between the principal amount of the underlying securities and the underlying securities market value.

                              The underlying securities market value will be the amount actually received by the market agent upon the liquidation of the principal amount of the underlying securities, in accordance with the sale procedures, following the occurrence of a credit event.

                              The termination market value will be the market value of a face amount of the reference obligation equal to the face amount of the underlying securities, as calculated by the calculation agent following the occurrence of a credit event in accordance with the cash settlement procedures.

                              [The obligations of the counterparty will be unconditionally and irrevocably guaranteed by __________ pursuant to a guarantee to be issued in favor of the trust. ]

                              See "Description of the Deposited Assets--The Reference Credit Transaction."

Certificate Rating .......... It is anticipated that the certificates will be rated "___" by __________ and "___" by __________.
                              See "Rating."

Denominations; Specified
Currency .................... The certificates will be denominated and payable in U.S. dollars (the "Specified Currency") and will be issued in minimum denominations of $______ and integral multiples of $_____ in excess thereof.

Interest Accrual Periods .... [_____] periods (or, in the case of the first interest accrual period, from and including the original issue date to, but excluding, the first distribution date).

Additional Certificates ..... The trust may issue additional certificates, subject to the delivery by the depositor of additional deposited assets on or before the date of issuance of any additional certificates and the satisfaction of certain conditions specified in the prospectus. See "Description of the Certificates--Issuance of Additional Certificates" in the prospectus.

Form of Security ............ Book-entry certificates with The Depository Trust
                              Company. See "Description of the
                              Certificates--General." Distributions will be settled in immediately available (same-day) funds.

Trustee ..................... _____________.

Listing ..................... New York Stock Exchange.

   Neither this prospectus supplement nor the prospectus provides any information with respect to any of the reference credit, the underlying securities issuer or the underlying securities. No investigation of any of the reference credit, the underlying securities issuer (including, in each case, without limitation, any investigation as to its financial condition or creditworthiness) or the underlying securities (including, without limitation, any investigation as to their ratings) has been made. Potential certificateholders should obtain and evaluate the same information concerning the reference credit, the underlying securities issuer and the underlying securities as they would obtain and evaluate if they were investing directly in securities of the reference credit and in the underlying securities and, based upon such information, should make an independent investment decision regarding the securities of the reference credit and the underlying securities. None of the depositor, the trustee, the underwriters, the counterparty, the counterparty guarantor or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information of any of the reference credit or the underlying securities issuer filed with the SEC or otherwise made publicly available or considered by a purchaser of the certificates in making its investment decision in connection therewith.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

Depositor ................... Select Asset Inc., a Delaware Corporation.  See
                              "Select Asset Inc." in the prospectus.  The
                              Depositor is an indirect, wholly owned, limited purpose subsidiary of Lehman Brothers Inc. The principal office of Select Asset Inc. is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is
                              (212) 526-7000.

Certificates ................ The certificates are being offered hereby and will be issued pursuant to the trust agreement.

                              The aggregate principal amount of the certificates represents the amount of principal that the certificateholders are entitled to receive, on a pro rata basis, if no credit event and no underlying securities default occurs before the final scheduled distribution date. See "Description of the Certificates."

Distribution Dates .......... _________ and _________, or if any such date is not a business day, the next succeeding
                              business day, commencing on _____, 200__.

Interest Distributions ...... Interest on the certificates is expected to be paid on each distribution date at the rate of ___% per annum.

Additional Certificates ..... The trust may issue additional certificates, subject to the delivery by the depositor of additional deposited assets on or before the date of issuance of any additional certificates and the satisfaction of certain conditions specified in the prospectus. See "Description of the Certificates--Issuance of Additional Certificates" in the prospectus.

Action upon Credit
  Event with respect to
  the Reference Credit ...... Upon the occurrence of a credit event with respect to the reference credit before the final scheduled distribution date, the counterparty will pay to the trust a cash amount equal to the termination market value of the reference obligation, as determined by the calculation agent, minus the underlying securities adjustment amount, if any, and the trust will pay to the counterparty the underlying securities market value in an amount up to the principal amount of the underlying securities. Following the occurrence of such credit event, each certificateholder may elect, within thirty calendar days from the Credit Event Determination Date, to receive either a physical distribution of the reference obligation or a cash distribution.

                              o In the event a certificateholder elects to receive a physical distribution of the reference obligation, the trustee will direct the market agent to use a portion of the proceeds received from the counterparty, equal to such certificateholder's pro rata portion of the certificates, to purchase a face amount of the reference obligation at the termination market value of such reference obligation; provided, such reference obligation will be the same reference obligation used by the calculation agent to determine the termination market value under the Cash Settlement Procedures as set forth under "Description of the Deposited Assets-Payments under the Reference Credit Transaction".

                              o In the event a certificateholder elects to receive a cash distribution, the trust will pay such certificateholder a portion of the amount received from the counterparty, equal to such certificateholder's pro rata portion of the certificates.

                              If a certificateholder elects to receive a physical distribution of the reference obligation and, as a result of the minimum denomination requirements of the reference obligation or transfer restrictions applicable to the reference obligation with which such certificateholder cannot comply the trust is unable to deliver the reference obligation to such certificateholder, such certificateholder will receive a cash distribution of its pro rata portion of the proceeds received by the trust from the counterparty. In addition, if a certificateholder fails to make an election, it will be deemed to have elected the cash distribution.

                              Upon the occurrence of a credit event, any liquidation proceeds received in excess of the principal amount of the underlying securities liquidated on such date will be distributed, pro rata, to the certificateholders.

                              The underlying securities adjustment amount means the positive difference, if any, between the principal amount of the underlying securities and the underlying securities market value.

                              The underlying securities market value will be the amount actually received by the market agent upon the liquidation of the principal amount of the underlying securities, in accordance with the sale procedures, following the occurrence of a credit event.

                              The termination market value will be the market value of a face amount of the reference obligation equal to the face amount of the underlying securities, as calculated by the calculation agent following the occurrence of a credit event in accordance with the cash settlement procedures.

Final Scheduled
  Distribution Date ......... The final date on which distributions are scheduled to be made on the certificates is ________, 20__.

                              The certificates will be redeemed in whole, and not in part, before the final scheduled distribution date if:

                              o a credit event occurs with respect to the reference credit (see "Description of the Certificates--Redemption upon Occurrence of a Credit Event");

                              o an underlying securities default occurs (see "Description of the Certificates--Redemption upon Underlying Securities Event of Default");

                              o the underlying securities are redeemed before their final scheduled distribution date (see "Description of the Certificates--

                                 Redemption of Certificates upon Early
                                 Redemption of Underlying Securities");

                              o an event of default or a termination event occurs under the reference credit transaction (see "Description of the Deposited Assets-- Events of Default and Termination Events under the Reference Credit Transaction");

                              o the reference credit ceases to file periodic reports under the Exchange Act (see "Description of the Certificates--Failure by the Reference Credit to File Periodic Reports"); or

                              o [the underlying securities issuer ceases to file periodic reports under the Exchange Act (see "Description of the Certificates--Failure by the Underlying Securities Issuer to File Periodic Reports").][TO BE DELETED IF INAPPLICABLE TO UNDERLYING SECURITIES ISSUER].

Special Distribution Dates .. If the trustee receives a payment on the underlying securities or under the reference credit transaction after the distribution date on which such payment was scheduled to be distributed to certificateholders, the trustee will distribute such payment on the business day immediately following receipt. The record date for such special distribution date will be the business day immediately preceding such special distribution date.

Deposited Assets ............ The deposited assets will consist of the underlying securities, the reference credit transaction and the reference credit guarantee. See "Description of the Deposited Assets."

The Underlying Securities ... $_________ aggregate principal amount of
                              [__]%__________ issued by ____.

                              As of the date of this prospectus supplement, the underlying securities are rated "_____" by __________and "_____" by __________.

                              See "Description of the Deposited
                              Assets--Underlying Securities."

The Reference Credit
  Transaction and the
  Reference Credit
  Guarantee ................. The trust will enter into a reference credit transaction with __________ as counterparty and calculation agent. Under the reference credit transaction, the counterparty will make [_____] payments to the trust which, along with amounts payable on the underlying securities, will support the interest payments on the certificates.

                              Upon the occurrence of a credit event with respect to the reference credit before the final scheduled distribution date, distributions will be made in accordance with the provisions specified under "--Action upon Credit Event with respect to the Reference Credit" herein.

                              [The obligations of the counterparty under the reference credit transaction will be unconditionally and irrevocably guaranteed by __________ pursuant to a guarantee to be issued in favor of the trust. ]

                              See "Description of the Deposited Assets--The Reference Credit Transaction."

Reference Credit Ratings .... As of the date of this prospectus supplement, the long-term senior unsecured debt obligations of the reference credit are rated "___" by __________.

Information with
  respect to the
  Reference Credit .......... [The reference credit files periodic reports with the SEC in accordance with the Exchange Act. Such reports and other information regarding the reference credit may be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

                              The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above. In addition, such reports and other information filed with the SEC may be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.]

                              NO INVESTIGATION OF THE REFERENCE CREDIT
                              (INCLUDING ANY INVESTIGATION AS TO THE FINANCIAL CONDITION OR CREDITWORTHINESS OF THE REFERENCE CREDIT) HAS BEEN MADE. PROSPECTIVE INVESTORS OF CERTIFICATES ARE URGED TO UNDERTAKE THEIR OWN INVESTIGATION OF THE FINANCIAL CONDITION AND CREDITWORTHINESS OF THE REFERENCE CREDIT IN ORDER TO EVALUATE THE LIKELIHOOD OF THE OCCURRENCE OF A CREDIT EVENT WHICH WOULD RESULT IN A REDEMPTION OF THE CERTIFICATES FOR AN AMOUNT LESS THAN THEIR INITIAL PRINCIPAL BALANCE. THE OCCURRENCE OF SUCH EVENT WITH RESPECT TO THE REFERENCE CREDIT MAY RESULT IN THE LOSS OF THE ENTIRE PRINCIPAL BALANCE OF THE CERTIFICATES. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS PROVIDES ANY INFORMATION WITH RESPECT TO ANY OBLIGATION ISSUED BY THE REFERENCE CREDIT.

Special Redemption if an
  Underlying Securities
  Event of Default Occurs ... If an underlying securities default occurs, the reference credit transaction will be terminated and the certificates will be subject to early redemption. Within [10] days of receipt of notice of the underlying securities default, the trustee, in accordance with the sale procedures, will sell a principal amount of the underlying securities sufficient to pay any termination payment owed by the trust in connection with the early termination of the reference credit transaction, if any, and will distribute to the certificateholders, pro rata, the remaining underlying securities plus any termination payment owed by the counterparty under the reference credit transaction. See "Description of the Deposited Assets-- Underlying Securities" and "Description of the Certificates--Redemption upon Underlying Securities Event of Default."

Credit Events ............... A "Credit Event" with respect to the reference credit or any successor reference credit generally means the occurrence of one of the credit events applicable under the reference credit transaction, see "Description of the Certificates--Credit Event."

Credit Event Determination
  Date ...................... Any date from and including the original issue date to and excluding the final scheduled distribution date on which the calculation agent gives notice to the trustee that a credit event has occurred.

Publicly Available
  Information ............... Information that reasonably confirms any of the facts relevant to the determination that a credit event has occurred and which


                              o  has been published in two or more
                                 internationally recognized news sources;

                              o is information received from the reference credit or a trustee, fiscal agent, administrative agent, clearing agent or paying agent for an Obligation;

                              o is information contained in any petition or filing instituting a proceeding against or by the reference credit; or

                              o is information contained in any order, decree or notice, however described, of a court, tribunal, regulatory authority or similar administrative or judicial body.

                              See "Description of the

                              Certificates--Collections and Distributions."

THE UNDERLYING SECURITIES

Underlying Securities ....... $_________ aggregate principal amount of
                              [__]%__________ issued by ____.

Underlying Securities
  Issuer .................... ________________.

Underlying Securities
  Trustee ................... ________________.

Underlying Securities
  Original Issue Date ....... ________________.

Underlying Securities Final
  Payment Date .............. The final scheduled distribution date of the certificates.

Underlying Securities
  Payment Dates ............. ___________ and ___________, or if any such date is not a business day, then the next succeeding business day, commencing _____, 200__.

Underlying Securities Rate .. __% per annum.

Underlying Securities
  Interest Accrual Periods .. _____ periods (or, in the case of the first interest accrual period, from and including the original issue date to, but excluding, the first distribution date).

Underlying Securities
  Ratings ................... As of the date of this prospectus supplement,
                              "____" by __________ and "____" by __________.

THE REFERENCE CREDIT TRANSACTION

Counterparty ................ __________

Counterparty Guarantor ...... __________

Calculation Agent ........... __________

Amounts Payable by the
  Counterparty .............. Under the reference credit transaction, the counterparty will be obligated to make payments to the trust on each distribution date equal to the product of (i) a per annum rate equal to __%, (ii) the notional amount of the reference credit transaction for the related interest accrual period, and (iii) [specify day count fraction].

                              Upon the occurrence of a credit event with respect to the reference credit before the final scheduled distribution date, distributions by the counterparty will be made in accordance with the provisions specified under "--Action upon Credit Event with respect to the Reference Credit" herein.

Amounts Payable
  by the Trust .............. Following the occurrence of a credit event with respect to the reference credit, the trustee will be required to pay the counterparty the amounts specified under "--Action upon Credit Event with respect to the Reference Credit" herein.

Events of Default and
  Termination Events ........ The occurrence of any of the following events may cause a termination of the reference credit transaction:

                              o a credit event with respect to the reference credit occurs;

                              o  an underlying securities default occurs;

                              o the underlying securities are redeemed in whole before their final scheduled distribution date;

                              o an event of default or a termination event occurs under the reference credit transaction;

                              o the reference credit ceases to file periodic reports under the Exchange Act; and

                              o [the underlying securities issuer ceases to file periodic reports under the Exchange Act] [TO BE DELETED IF INAPPLICABLE TO UNDERLYING SECURITIES issuer]

                              For a detailed description of the events of default and termination events under the reference credit transaction, see "Description of the Deposited Assets--The Reference Credit Transaction" and "--Events of Default and Termination Events under the Reference Credit Transaction."

Early Termination Payment ... In the event of an early termination of the reference credit transaction other than as a result of a credit event, the trustee will direct the market agent to sell the underlying securities and will distribute the liquidation proceeds received from such sale to pay termination payments, if any, owed by the trust to the counterparty in connection with the early termination of the reference credit transaction. The remaining proceeds will be distributed to the certificateholders on a pro rata basis.

                              For a detailed description of the amount payable upon an early termination of the reference credit transaction other than as a result of a credit event, see "Description of the Deposited Assets--The Reference Credit Transaction" and "--Payments under the Reference Credit Transaction."

                              In the event of an early termination of the reference credit transaction as a result of the occurrence of a credit event, the trust and the counterparty will make the applicable payments described under "--Amounts Payable by the Counterparty" and "--Amounts Payable by the Trust" above.

Assignment of Rights under
  Reference Credit
  Agreement ................. The counterparty will have the right to assign its rights and obligations under the reference credit transaction to a replacement counterparty subject to the requirement that each rating agency rating the certificates confirms that such assignment will not cause such rating agency to lower or withdraw its then current rating on the certificates and confirmation from counsel that such assignment will not cause a certificateholder to experience taxable gain or loss.

Amendment of Reference
  Credit Agreement .......... The reference credit transaction may be amended or supplemented at any time or from time to time, without the consent of the certificateholders; provided, however, no material amendment or supplement will be effective without the prior written consent of each rating agency rating the certificates and confirmation from counsel that such amendment will not cause the trust to fail to qualify as a grantor trust or a partnership that is excluded from subchapter K or cause certificateholder to experience taxable gain or loss.

                             FORMATION OF THE TRUST

      The trust will be formed pursuant to the trust agreement (including the Series 200__-__ supplement) between Select Asset Inc. and the trustee. At the time of the execution and delivery of the Series 200__-__ supplement, Select Asset Inc. will deposit the underlying securities in an aggregate principal amount of $__________ (the "Underlying Securities") in the trust. The trustee, on behalf of the trust, will accept such underlying securities and will deliver the certificates in accordance with the instructions of Select Asset Inc.

      The underlying securities will be purchased by Select Asset Inc. in the secondary market (either directly or through an affiliate of Select Asset Inc.). The underlying securities will not be acquired from the underlying securities issuer as part of any distribution by or pursuant to any agreement with such issuer. The underlying securities issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to Select Asset Inc. or the issuance of the certificates. Lehman Brothers Inc., an underwriter of the certificates and an affiliate of the depositor and the counterparty, did [not] participate in the initial public offering of the underlying securities.

                                  RISK FACTORS

REPAYMENT OF YOUR CERTIFICATES DEPENDS UPON THE CREDIT PERFORMANCE OF THE REFERENCE CREDIT.

      You should reach an investment decision regarding the certificates only after carefully considering the suitability of the certificates in light of your particular circumstances. YOU SHOULD UNDERSTAND THAT YOU MAY RECEIVE LESS THAN THE FULL VALUE OF YOUR ORIGINAL INVESTMENT UPON MATURITY OR EARLIER REDEMPTION OF THE CERTIFICATES. Repayment of your certificates depends upon the credit performance of the reference credit, and accordingly, the occurrence of a credit event could result in the loss of a substantial portion or all of your investment in the certificates.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

      The certificates will bear the risk that certain events linked to the credit performance of the reference credit will occur. The occurrence of any one of such events may result in the loss of the entire principal balance of the certificates. There is no "principal protection" or "guaranteed interest" to the principal amount of the certificates. Accordingly, you will be exposed to the credit risk of the reference credit to the full extent of your investment in the certificates. You can lose some or all of the amount that you invest in the certificates.

NO DUE DILIGENCE INVESTIGATION OF THE UNDERLYING SECURITIES, THE UNDERLYING SECURITIES ISSUER OR THE REFERENCE CREDIT HAS BEEN MADE BY THE DEPOSITOR, THE UNDERWRITERS, THE COUNTERPARTY, THE COUNTERPARTY GUARANTOR OR THE TRUSTEE.

      In connection with the present offering, none of the depositor, the underwriters, the counterparty, the counterparty guarantor or the trustee (a) has made, or will make, any due diligence investigation of the business condition, financial or otherwise, of the underlying securities, the underlying securities issuer or the reference credit or (b) has verified, or will verify, any reports or information filed by the underlying securities issuer or the reference credit with the SEC or otherwise made available to the public. It is strongly recommended that prospective investors in the certificates consider and evaluate publicly available financial and other information regarding the underlying securities, the underlying securities issuer and the reference credit. The issuance of the certificates should not be construed as an endorsement by the depositor, the underwriters, the counterparty, the counterparty guarantor or the trustee of the financial condition or business prospects of the underlying securities issuer or of the reference credit. See "Description of the Deposited Assets."

TRADING AND OTHER TRANSACTIONS BY THE COUNTERPARTY OR ANY OF ITS AFFILIATES IN THE SECURITIES OF THE REFERENCE CREDIT MAY ADVERSELY AFFECT THE VALUE OF YOUR CERTIFICATES.

      As described below under "Trading Activities," the counterparty or any of its affiliates may hedge certain of its obligations related to the reference credit transaction by entering into credit default swaps with respect to the reference credit, purchasing securities or options on securities of the reference credit or executing other derivative instruments with returns linked to or related to changes in the value of such securities, and may adjust these hedges by, among other things, executing or terminating credit default swaps, or purchasing or selling debt securities, options or other derivative instruments at any time and from time to time. Although they are not expected to, any of these trading activities may adversely affect the price of the reference credit's outstanding debt obligations and, therefore, the value of your certificates. It is possible that the counterparty or one or more of its affiliates could receive substantial returns from these activities while the value of your certificates may decline.

      The counterparty or one or more of its affiliates may also engage in trading in debt securities or derivative products of and other investments relating to the reference credit on a regular basis as part of its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the price of the reference credit's outstanding debt obligations and, therefore, the value of your certificates. The counterparty or one or more of its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the reference credit's debt securities. By introducing competing products into the marketplace in this manner, the counterparty or one or more of its affiliates could adversely affect the value of the certificates.

AN INVESTMENT IN THE CERTIFICATES MAY BE RISKIER THAN AN INVESTMENT IN THE SENIOR UNSECURED OBLIGATIONS OF THE REFERENCE CREDIT.

      If a credit event occurs, in the event a certificateholder has elected to receive a cash distribution upon the occurrence of a credit event the amount to be received by such certificateholder will be determined independently of any restructuring or other proceeding that may occur with respect to the reference credit and, accordingly, the loss to certificateholders will bear no relation to the amount of losses actually incurred by creditors of the reference credit in respect of the relevant credit event. Furthermore, a credit event could be determined to have occurred and the certificateholders could lose principal as described herein even though creditors of the reference credit incur no actual losses in respect of that credit event. You, as a certificateholder, will have no right to challenge or to participate in any element of that restructuring or to receive any payments received with respect to any obligation of the reference credit. If, upon a credit event, a certificateholder elects to receive a physical delivery of the reference obligation, the market value of the reference obligation received by such certificateholder will likely be less than the principal amount of such certificateholder's certificate. See "Description of the Deposited Assets--The Reference Credit Transaction" and "--Payments under the Reference Credit Transaction."

AN UNDERLYING SECURITIES DEFAULT MAY OCCUR.

      If an underlying securities default occurs, the certificates will be subject to special redemption at a price that is likely to be less than their outstanding principal amount. The occurrence of an underlying securities default may result in the loss of the entire principal balance of the certificates. You should make your own assessment of the likelihood of the occurrence of an underlying securities default. See "Description of the Certificates--Redemption upon Underlying Securities Event of Default."

THE UNDERLYING SECURITIES ISSUER, AND THE COUNTERPARTY AND THE COUNTERPARTY GUARANTOR ARE THE ONLY PAYMENT SOURCES FOR YOUR CERTIFICATES.

      The certificates do not represent an interest in or obligation of Select Asset Inc., the counterparty, the counterparty guarantor, the calculation agent, the trustee or any of their affiliates. The payments made by the underlying securities issuer on the underlying securities and the counterparty and the counterparty guarantor are the only sources of payment for your certificates. Financial difficulties experienced by the underlying securities issuer, the counterparty or the counterparty guarantor could result in delays in payment, partial payment or nonpayment of the underlying securities, amounts due under the reference credit transaction and your certificates. In the event of nonpayment of any amounts due under the underlying securities or the reference credit transaction, you will bear the resulting loss. See "Description of the Certificates."

[THE UNDERLYING SECURITIES CONSTITUTE UNSECURED AND UNSUBORDINATED INDEBTEDNESS OF THE UNDERLYING SECURITIES ISSUER AND RANK ON PARITY WITH THE UNDERLYING SECURITIES ISSUER'S OTHER UNSECURED AND UNSUBORDINATED INDEBTEDNESS.

      The underlying securities constitute unsecured and unsubordinated indebtedness of the underlying securities issuer and have equal payment priority with the underlying securities issuer's other unsecured and unsubordinated indebtedness. The underlying securities do not have the benefit of any "sinking fund" or similar arrangement. In the event of the insolvency of the underlying securities issuer, secured creditors will have a preferred claim over the assets of the underlying securities issuer which claim will rank above that represented by the underlying securities and other unsecured debt obligations of the underlying securities issuer, thereby reducing your chances of receiving payment on the certificates.]

THE MARKET RISK RELATING TO THE UNDERLYING SECURITIES WILL BE BORNE BY CERTIFICATEHOLDERS.

      In the event of any early termination of the reference credit transaction, the trustee will sell the underlying securities in accordance with the sale procedures and distribute the proceeds to the certificateholders. The market price obtained by the trustee may be substantially lower than the face value of the certificates, and will accordingly reduce the pro rata payments of principal to the certificateholders.

      In addition, any payments to the certificateholders will be subordinated to payments of termination payments owed to the counterparty under the reference credit transaction.

A CHANGE OR WITHDRAWAL BY THE RATING AGENCY OF ITS INITIAL RATING MAY REDUCE THE MARKET VALUE OF YOUR CERTIFICATES.

      It is anticipated that the certificates will be rated "____" by __________ and "___" by __________. The rating of the certificates may change if the ratings of the reference credit, the counterparty guarantor or the underlying securities change.

      Any rating issued with respect to the certificates is not a recommendation to purchase, sell or hold a security inasmuch as such rating does not comment on the market price of the certificates or their suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the certificates.

CERTAIN CONSIDERATIONS RELATING TO THE REFERENCE CREDIT TRANSACTION.

      It is not intended that the reference credit transaction will provide coverage against losses as a result of failure to receive payments on the underlying securities, and no assurance can be given that the trustee will receive either the payments due to be received on the underlying securities or any payment due to be received under the reference credit transaction when due, [or that the trustee will recover moneys under the reference credit guarantee upon a payment default by the counterparty under the reference credit transaction].

      Upon early termination of the reference credit transaction, as described more fully in "Description of the Deposited Assets--The Reference Credit Transaction--Payments upon Early Termination," a termination payment determined in accordance with the reference credit transaction may be payable by the trust to the counterparty or by the counterparty to the trust. The loss to the certificateholders resulting from the payment of termination payments, if any, could be substantial in relation to the total value of the underlying securities. Any termination payments payable by the trust will be limited to the assets of the trust. Certificateholders will not be liable to the counterparty for termination payments to the extent, if any, that the amount of any such payments exceeds the assets of the trust.

THE BUSINESS ACTIVITIES OF THE COUNTERPARTY AND ITS AFFILIATES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND THE COUNTERPARTY AND ITS AFFILIATES.

      The counterparty and one or more of its affiliates may, at present or in the future, engage in business with the reference credit or the underlying securities issuer, including making loans to or equity investments in the reference credit or the underlying securities issuer and their competitors or providing either with investment banking, asset management or other advisory services, including merger and acquisition advisory services. These activities may present a conflict between our or our affiliates' obligations and your interests as a holder of the certificates. Moreover, we or one or more of our affiliates have published, and may in the future publish, research reports on the reference credit or the underlying securities issuer. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the certificates. Any of these activities may affect the price of the certificates and, therefore, the value of the certificates. In the case of a bankruptcy or insolvency of the underlying securities issuer or its affiliates, or any other default under securities or other obligations of the underlying securities issuer or its affiliates (including the underlying securities), the interests of certificateholders with respect to underlying securities held by the trust may be in conflict with the interests of affiliates of the counterparty that have entered into transactions with the underlying securities issuer or its affiliates.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

      __________ will serve as the calculation agent under the reference credit transaction. __________ will, among other things, determine, in its sole discretion, when and whether any credit event with respect to the reference credit has occurred. The trustee will receive a notice describing the credit event in reasonable detail. The calculation agent will be obligated only to carry out its duties and functions as calculation agent in good faith, will have no fiduciary obligations to certificateholders and will not necessarily be acting in the interests of certificateholders. A holder may disagree with the calculation agent's determination that a credit event has occurred with respect to the reference credit, but will nevertheless be bound by such determination under the terms of the certificates. For a more detailed description of the calculation agent's role, see "Role of Calculation Agent."

      See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

                       DESCRIPTION OF THE REFERENCE CREDIT

THE REFERENCE CREDIT

      The reference credit under the reference credit transaction will be ___________ or any successor reference credit. As of the date of this prospectus supplement, the long-term senior unsecured debt obligations of the reference credit are rated "___" by __________.

      [The reference credit is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. Such reports and other information may be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above. In addition, such reports and other information filed with the SEC may be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

      NONE OF SELECT ASSET INC., THE UNDERWRITERS OR THE TRUSTEE HAVE PARTICIPATED IN THE PREPARATION OF SUCH REPORTING DOCUMENTS, OR MADE ANY DUE DILIGENCE INVESTIGATION WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. None of the depositor, the underwriters or the trustee have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the reference credit have not occurred or will not occur which would affect the accuracy or completeness of the publicly available documents described above.]

      NO INVESTIGATION OF THE REFERENCE CREDIT (INCLUDING ANY INVESTIGATION AS TO THE FINANCIAL CONDITION OR CREDITWORTHINESS OF THE REFERENCE CREDIT) HAS BEEN MADE. PROSPECTIVE INVESTORS OF CERTIFICATES ARE URGED TO UNDERTAKE THEIR OWN INVESTIGATION OF THE FINANCIAL CONDITION AND CREDITWORTHINESS OF THE REFERENCE CREDIT IN ORDER TO EVALUATE THE LIKELIHOOD OF THE OCCURRENCE OF A CREDIT EVENT. IF A CREDIT EVENT OCCURS, INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IN THE CERTIFICATES. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS PROVIDES ANY INFORMATION WITH RESPECT TO ANY OBLIGATION OF THE REFERENCE CREDIT.

                       DESCRIPTION OF THE DEPOSITED ASSETS

GENERAL

      The deposited assets will consist of the underlying securities, the reference credit transaction [and the reference credit guarantee]. The trust will have no significant assets other than the deposited assets from which to make distributions of amounts due in respect of the certificates. Consequently, the ability of certificateholders to receive distributions in respect of the certificates will depend entirely on the trust's receipt of payments from the deposited assets. You should consider carefully the financial condition of each of the underlying securities issuer, the counterparty and the counterparty guarantor and the ability of each of such entities to make applicable payments in respect of the deposited assets. You should also consider carefully the likelihood of the occurrence of a credit event with respect to the reference credit. This prospectus supplement relates only to the certificates and does not relate to the reference credit, the underlying securities issuer, the underlying securities, the counterparty or the counterparty guarantor. All information contained in this prospectus supplement regarding the reference credit, the underlying securities issuer or the underlying securities is derived solely from publicly available documents.

UNDERLYING SECURITIES

      [Insert Description of Underlying Securities: US$_________ securities rated "___/___" and maturing on the final scheduled distribution date of the certificates.]

THE REFERENCE CREDIT TRANSACTION

      General. On the original issue date the trustee, acting on behalf of the trust, will enter into a 1992 ISDA Master Agreement (Multicurrency--Cross Border) with __________, as counterparty and calculation agent, and a related Schedule and Confirmation, which are referred to collectively as the "reference credit transaction." [The obligations of the counterparty under the reference credit transaction will be irrevocably and unconditionally guaranteed by __________, as counterparty guarantor, pursuant to a guarantee to be issued in favor of the trust.]

      The reference credit under the reference credit transaction will be _______ or any successor reference credit. The notional amount of the reference credit transaction will be equal to the aggregate outstanding principal amount of the certificates from time to time and will initially be $________. Following the occurrence of a credit event with respect to the reference credit, the reference credit transaction will terminate. The reference credit transaction will be effective as of the original issue date and will terminate on ______, 20__. See "--Events of Default and Termination Events under the Reference Credit Transaction" below.

SUCCESSOR REFERENCE CREDIT

      Any successor reference credit will be determined by the calculation agent in accordance with the 2003 Credit Derivative Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Credit Derivative Definitions"). A copy of the credit derivatives definitions is available to any holder of the certificates upon request from the depositor.

PAYMENTS UNDER THE REFERENCE CREDIT TRANSACTION

      Amounts Payable by the Counterparty under the Reference Credit Transaction. Under the reference credit transaction, the counterparty will initially be obligated to make payments to the trust on each distribution date equal to the product of (i) a per annum rate equal to ___%, (ii) the notional amount of the reference credit transaction for the related interest accrual period, and (iii) [specify day count fraction]. The notional amount of the reference credit transaction for any interest accrual period will equal the aggregate principal amount of the certificates.

      Upon the occurrence of a credit event with respect to the reference credit before the final scheduled distribution date, the counterparty will pay to the trust a cash amount equal to the termination market value of the reference obligation, as determined by the calculation agent, minus the underlying securities adjustment amount, if any. Following the occurrence of such credit event, each certificateholder may elect, within thirty calendar days from the Credit Event Determination Date, to receive either a physical distribution of the reference obligation or a cash distribution.

o In the event a certificateholder elects to receive a physical distribution of the reference obligation, the trustee will direct the market agent to use a portion of the proceeds received from the counterparty, equal to such certificateholder's pro rata portion of the certificates, to purchase a face amount of the reference obligation at the termination market value of such reference obligation; provided, such reference obligation will be the same reference obligation used by the calculation agent to determine the termination market value under the Cash Settlement Procedures.

o In the event a certificateholder elects to receive a cash distribution, the trust will pay such certificateholder a portion of the amount received from the counterparty, equal to such certificateholder's pro rata portion of the certificates.

      If a certificateholder elects to receive a physical distribution of the reference obligation and, as a result of the minimum denomination requirements of the reference obligation or transfer restrictions applicable to the reference obligation with which such certificateholder cannot comply the trust is unable to deliver the reference obligation to such certificateholder, such certificateholder will receive a cash distribution of its pro rata portion of the proceeds received by the trust from the counterparty. In addition, if a certificateholder fails to make an election, it will be deemed to have elected the cash distribution.

      The underlying securities adjustment amount means the positive difference, if any, between the principal amount of the underlying securities and the underlying securities market value.

      The underlying securities market value will be the amount actually received by the market agent upon the liquidation of the principal amount of the underlying securities, in accordance with the sale procedures, following the occurrence of a credit event.

      The termination market value will be the market value of a face amount of the reference obligation equal to the face amount of the underlying securities, as calculated by the calculation agent following the occurrence of a credit event in accordance with the cash settlement procedures.

      "Reference Obligation" shall mean any Obligation (as defined herein) of the reference credit that:

o is in the form of, or represented by, a bond, note (other than notes delivered pursuant to a loan), certificated debt security or other debt security (including a bond secured by a loan agreement, revolving loan obligation or other type of credit facility for which the [reference credit] is the obligor of such loan or facility) (a "Bond");

o is not subordinated to the most senior obligation of the reference credit in priority of payment;

o has a remaining maturity from the Credit Event Determination Date of not greater than [_____ years];

o     [specify any other applicable characteristics of the Reference
      Obligation].

[provided, that in the event that Modified Restructuring is the only Credit Event specified in the notice of the occurrence of a credit event delivered by the counterparty, then an Obligation may be a Reference Obligation only if it is a Fully Transferable Obligation with a final maturity date not later than the Restructuring Maturity Limitation Date. ]

      "Cash Settlement Procedures" shall mean in connection with the determination of the termination market value of the reference obligation, which determination shall be made by the Calculation Agent in its sole and absolute discretion, the Calculation Agent will, [five] Business Days prior to the date Credit Event Redemption Date, solicit [three] U.S. dollar bid quotations for the portion of the reference obligation to be delivered to any certificateholder (which bidders may include Lehman Brothers Inc. or any of its affiliates); provided, however, that neither Lehman Brothers Inc. nor any of its affiliates is obligated to bid. The termination market value shall be determined in accordance with the following: (a) if exactly three Full Quotations are obtained, the Full Quotation remaining after disregarding the highest and lowest Full Quotation (and, if more than one such Full Quotations have the same highest value or lowest value, then one of such highest or lowest Full Quotations shall be disregarded); (b) if exactly two Full Quotations are obtained, the arithmetic mean of such Full Quotations; (c) if less than two Full Quotations are obtained, the Calculation Agent will obtain a Weighted Average Quotation, and such Weighted Average Quotation will be used; (d) if only one Full Quotation is obtained and no Weighted Average Quotation is obtained, such Full Quotation; and
(e) if no such Full Quotation or Weighted Average Quotation may be obtained, in such other manner as the calculation agent will determine in its sole and absolute discretion.

      "Credit Event Redemption Date" shall mean the date specified in the notice of the occurrence of a credit event, which date shall be the date which is [forty-five] calendar days from the Credit Event Determination Date (or if such day is not a Business Day, the next following Business Day), on which the Reference Credit Transaction shall terminate and the certificates shall be redeemed.

      "Full Quotation" means each firm bid quotation obtained from a dealer, to the extent reasonably practicable, for a principal amount of the reference obligation equal to or greater than the principal amount of the certificates. As used herein, "Weighted Average Quotation" means the weighted average of firm bid quotations obtained from dealers, to the extent reasonably practicable, each for a principal amount of the reference obligation of as large a size as available (but at least $[1,000,000]) but less than the principal amount of the certificates that in the aggregate are equal to or greater than the principal amount of the certificates. All quotations shall include or exclude accrued interest as the calculation agent shall determine, based on the then current market practice in the market of the reference obligation.]

      Amounts Payable by the Trust. Following the occurrence of a credit event with respect to a reference credit, the trustee will be required to sell the underlying securities and pay to the counterparty the underlying securities market value in an amount up to the principal amount of the underlying securities. Any amount received from the liquidation of the underlying securities in excess of the principal amount of underlying securities liquidated on such date shall be payable to the certificateholders, on a pro rata basis.

THE COUNTERPARTY AND THE COUNTERPARTY GUARANTOR

      __________, the counterparty, is a __________ corporation. [Insert description of counterparty].

      [__________, the counterparty guarantor is a __________ corporation. As of the date of this prospectus supplement, the long-term senior unsecured debt obligations of the counterparty guarantor are rated "__________" by __________ and "__________" by __________. [Insert description of counterparty guarantor].]

      The counterparty will have the right to assign its rights and obligations under the reference credit transaction to a replacement counterparty subject to the requirement that each rating agency rating the certificates confirms that such assignment will not cause such rating agency to lower or withdraw its then current rating on the certificates.

      As further described below, for so long as the trust is a Defaulting Party under a continuing Event of Default under the reference credit transaction, the counterparty is not obligated to make any payments. No certificateholder will have the right to proceed directly against the counterparty or the counterparty guarantor in respect of the reference credit transaction.

EVENTS OF DEFAULT AND TERMINATION EVENTS UNDER THE REFERENCE CREDIT TRANSACTION

      Events of Default under the Reference Credit Transaction. The occurrence of any of the following with respect to the counterparty or the counterparty guarantor, on the one hand, or the trust, on the other hand, constitutes an event of default (an "Event of Default") under the reference credit transaction by such party (the "Defaulting Party"):

            (a) the counterparty or the trust fails to make any payment under the reference credit transaction, and such failure is not remedied by the [tenth] business day after notice of such failure is given to the Defaulting Party;

            (b) [in the case of the counterparty, the failure by the counterparty guarantor to comply with or perform, or the expiration or termination of, or the repudiation or challenge of the validity of the guarantee];

            (c) in the case of the counterparty, the counterparty (or the counterparty guarantor): (i) is dissolved; (ii) is unable, or admits in writing that it is unable, to pay its debts; (iii) makes a general assignment for the benefit of its creditors; (iv) is subject to any insolvency or bankruptcy proceeding, or a petition presented for its winding-up or liquidation, where such proceeding or petition: (x) results in insolvency, bankruptcy, winding-up or liquidation or (y) is not dismissed or stayed within 30 days of its commencement; (v) has a resolution passed for its winding-up or liquidation; (vi) seeks or becomes subject to the appointment of a trustee or similar official for all or substantially all its assets; (vii) has a secured party take possession, for at least [30] days, of all or substantially all its assets or has an attachment or other legal process levied on or against all or substantially all its assets; or (viii) causes or is subject to any event with an analogous effect to any of (i) through (vii) above;

            (d) [in the case of the trust, the occurrence of a default with respect to the Underlying Securities as provided in the Underlying Securities as of the Closing Date] [TO BE CONFORMED TO EVENTS OF DEFAULT UNDER THE UNDERLYING SECURITIES DOCUMENTS].

            (e) in the case of the trust, the reference credit ceases to file periodic reports as required under the Exchange Act.

      Termination Events under the Reference Credit Transaction. The occurrence of any of the following with respect to the counterparty (or, as specified below, the counterparty guarantor) or the trust constitutes a termination event (a "Termination Event") under the reference credit transaction with respect to such party:

            (a) In the case of the trust or the counterparty (which will be the "Affected Party"), as a result of certain legislative, regulatory or judicial action, it becomes unlawful for such party to comply with any material provision of the reference credit transaction, including any payment obligation; or

            (b) The occurrence of the following events (each, an "Additional Termination Event"):

      o In the case of the trust, the occurrence of a credit event with respect to the reference credit.

      o [In the case of the trust, the underlying securities issuer ceases to file periodic reports with the SEC. See "Description of the Certificates--Failure by the Underlying Securities Issuer to File Periodic Reports."] [TO BE DELETED IF INAPPLICABLE TO UNDERLYING SECURITIES ISSUER]

      o In the case of the trust, the underlying securities are redeemed before their final scheduled distribution date. See "Description of the Certificates--Redemption of Certificates upon Early Redemption of Underlying Securities."

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be denominated and distributions on them will be payable in U.S. dollars. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust. The property of the trust will consist of (i) the underlying securities, (ii) all payments on or collections in respect of the underlying securities received on or after the original issue date and (iii) all rights under the reference credit transaction. The property of the trust will be held by the trustee for the benefit of the holders of the certificates and the counterparty. Following the occurrence of a credit event with respect to the reference credit, the underlying securities will be sold and the proceeds of such sale will be distributed to the counterparty under the reference credit transaction. Any amount received from the sale of such underlying securities in excess of the principal amount of such underlying securities will be distributed to the certificateholders, on a pro rata basis.

      Each certificate evidences the right to receive, to the extent received on the underlying securities (and not payable to the counterparty under the reference credit transaction) or under the reference credit transaction, (i) a distribution of interest on ________ and ________ of each year, commencing on ________, 200__, and (ii) a distribution of principal on ________, 20__, or if any such day is not a business day, the next succeeding business day. With respect to any distribution date, the "record date" is the business day immediately preceding such distribution date. For purposes of the foregoing, "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

      If the trustee receives a payment on the underlying securities or under the reference credit transaction after the distribution date on which payment was scheduled to be distributed to certificateholders, the trustee will distribute such payment on the business day immediately following receipt. The record date for any such date will be the business day immediately preceding that date.

      The certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $_____ and integral multiples of $_____ in excess thereof. The certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by Select Asset Inc., the "Clearing Agency"), except as provided below. Select Asset Inc. has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any certificate will be entitled to receive a certificate representing such person's interest, except as set forth under "Description of the Certificates--Definitive Certificates" in the prospectus. Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any certificate will refer to actions taken by DTC upon instructions from its Participants. See "Description of the Certificates --Definitive Certificates" and "Description of the Certificates--Global Securities" in the prospectus.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the trust agreement only at the direction of one or more participants to whose DTC account certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of participants whose holdings of certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of certificates evidence such Voting Rights, authorize divergent action.

COLLECTIONS AND DISTRIBUTIONS

      Except as otherwise provided herein, collections on the underlying securities and payments under the reference credit transaction that are received by the trustee for a given interest accrual period and deposited from time to time into the certificate account will be applied by the trustee on each applicable distribution date, solely to the extent of Available Funds (as defined below) on such distribution date:

o The interest portion of Available Funds (including amounts received under the reference credit transaction) will be paid in the following order of priority:

            (a) first, to the trustee, reimbursement for any extraordinary expenses incurred by the trustee pursuant to the instructions of all of the certificateholders, the counterparty and the counterparty guarantor; and

            (b) second, to the holders of the certificates, unpaid interest accrued thereon at the rate of ___%.

o The principal portion of Available Funds will be paid in the following order of priority:

            (a) first, to the trustee, reimbursement for any remaining extraordinary expenses incurred by the trustee pursuant to the instructions of all the certificateholders, the counterparty and the counterparty guarantor; and

            (b) second, to the holders of the outstanding certificates, the remaining principal portion of Available Funds.

      Notwithstanding the foregoing, in the event that the underlying securities are prepaid or liquidated in whole or in part for any reason other than at their maturity or following the occurrence of a credit event, Available Funds (including any amounts received under the reference credit transaction) will be allocated in the following order of priority: (1) to the trustee, reimbursement for any remaining extraordinary expenses incurred by the trustee pursuant to the instructions of all the certificateholders, the counterparty and the counterparty guarantor; (2) to the counterparty, any amounts owed to the counterparty under the reference credit transaction; and (3) to the holders of the certificates, an amount equal to any accrued and unpaid interest thereon. In addition, upon the cessation of the underlying securities issuer or of the reference credit to file periodic reports required under the Exchange Act, any funds received in connection with a sale of the underlying securities will be allocated as described below (see "--Failure by the Underlying Securities Issuer to File Periodic Reports").

      "Available Funds" for any distribution date means the sum of (i) all amounts received on or with respect to the underlying securities and (ii) all amounts, if any, received under the reference credit transaction, in each case, during the preceding interest accrual period.

      If the trustee has not received payment on the underlying securities or under the reference credit transaction on or prior to a distribution date, such distribution will be made upon receipt of payment on the underlying securities or under the reference credit transaction, as applicable. No additional amounts will accrue on the certificates or be owed to certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the underlying securities issuer or the counterparty under the reference credit transaction as a result of such delay will be paid to the certificateholders to the extent accrued on such overdue payment at the rate stated above and to the extent such additional interest has been distributed by the underlying securities issuer or the counterparty, as applicable. If an Underlying Securities Event of Default occurs, approved extraordinary expenses (see

"Description of the Trust Agreement--The Trustee") of the trustee may be reimbursed out of Available Funds before any distributions to certificateholders are made.

      There can be no assurance that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the certificateholders. To the extent Available Funds are insufficient to make any such distribution due to the certificateholders, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds exist to pay such shortfalls.

      "Liquidation Proceeds" means the net proceeds received by the trustee from the sale by the market agent, in accordance with the Sale Procedures, of the entire principal amount of the underlying securities.

CREDIT EVENT

      A "Credit Event" with respect the reference credit or any successor reference credit means that any of the following events has occurred with respect to that reference credit:

            (a) Bankruptcy: the reference credit

      o is dissolved (other than pursuant to a consolidation, amalgamation or merger);

      o becomes insolvent or is unable to pay its debts or fails or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due;

      o makes a general assignment, arrangement or composition with or for the benefit of its creditors;

      o institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (y) is not dismissed, discharged, stayed or restrained in each case within thirty calendar days of the institution or presentation thereof;

      o has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

      o seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

      o has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty calendar days thereafter; or

      o causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified above (inclusive).

            (b) Failure to Pay: after the expiration of any applicable grace period (after the satisfaction of any conditions precedent to the commencement of such grace period), the failure by the reference credit to make, when and where due, any payments in the aggregate amount of not less than the Payment Requirement (as defined below) under one or more Obligations, in accordance with the terms of such Obligations at the time of such failure.

            (c) [Modified Restructuring: with respect to one or more Obligations in an amount at least equal to the Default Requirement, any one or more of the following events occurs in a form that binds all holders of such Obligation, is agreed between the reference credit or a Governmental Authority and a sufficient number of holders of such Obligation to bind all holders of the or is announced (or otherwise decreed) by the reference credit or a Governmental Authority in a form that binds all holders of such Obligation, and such event is not expressly provided for under the terms of such Obligation in effect as of the later of the original issue date and the date as of which such Obligation is issued or incurred:

      o a reduction in the rate or amount of interest payable or the amount of scheduled interest accruals;

      o a reduction in the amount of principal or premium payable at maturity or at scheduled redemption dates; or

      o a postponement or other deferral of a date or dates for either (x) the payment or accrual of interest or (y) the payment of principal or premium;

provided, none of the events in this clause (c) shall constitute a credit event in circumstances where such event does not directly or indirectly result from a deterioration in the creditworthiness or financial condition of the reference credit; provided, further, none of the events in this clause (c) constitute a credit event where the Obligation in respect of any such event is not a Multiple Holder Obligation. ]

Note that an Obligation with respect to which default by the reference credit may trigger a credit event need not meet the criteria of a Reference Obligation. The definition of the Reference Obligation sets forth additional requirements necessary for an Obligation to constitute a Reference Obligtaion. See " Description of the Deposited Assets -Payments under the Reference Credit Transaction." That is, the scope of Obligations of the reference credit that may be the subject of a credit event is broader than the Reference Obligation that will be used by the calculation agent to determine the termination market value following the occurrence of such credit event or, if applicable, that will be purchased for the certificateholder electing to receive physical delivery of such Reference Obligation.

      "Affiliate" means, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

      "Default Requirement" means $[10,000,000] U.S. dollars, or its equivalent in the relevant currency or currencies in which an Obligation is denominated.

      "Fully Transferable Obligation" means a Reference Obligation that, subject to customary securities laws restrictions, is transferable to institutional investors without any contractual, statutory or regulatory restriction. For purposes of determining whether a Reference Obligation is transferable, such determination shall be made as of the Credit Event Redemption Date, taking into account only the terms of the Reference Obligation and any related transfer or consent documents which have been obtained by the counterparty. Any requirement that notification of transfer of a Reference Obligation to be provided to a trustee, fiscal agent, administrative agent, clearing agent or paying agent for a Reference Obligation shall not be considered to be a requirement for consent for purposes hereof.

      "Governmental Authority" means any de facto or de jure government (or any agency, instrumentality, ministry or department thereof), court, tribunal, administrative or other governmental authority or any other entity (private or public) charged with the regulation of the financial markets (including the central bank) of the applicable reference credit or of the jurisdiction of organization of that reference credit.

      "Multiple Holder Obligation" means an Obligation (i) that, at the time notice of the occurrence of a credit event is delivered, is held by more than three holders that are not Affiliates of each other and (ii) with respect to which a percentage of holders (determined pursuant to the terms of the Obligation) at least equal to sixty-six-and-two-thirds is required to consent to the event that would upon such consent constitute a Modified Restructuring.

      "Obligation" means any obligation (either directly or as provider of any Qualifying Guarantee) of the applicable reference credit (excluding an obligation under a revolving credit arrangement for which there are no outstanding , unpaid drawings in respect of principal) for the payment or repayment of borrowed money (which term will include, without limitation, deposits and reimbursement obligations arising from drawings pursuant to letters of credit) which is not subordinated to the most senior obligation of the reference credit in priority of payment.

      "Payment Requirement" means $[1,000,000] U.S. dollars, or its equivalent in the relevant currency or currencies in which an Obligation is denominated.

      "Publicly Available Information" means information that reasonably confirms any of the facts relevant to the determination by the calculation agent that a credit event has occurred and which (i) has been published in or on not less than two public sources, regardless of whether the reader or user thereof pays a fee to obtain such information; (ii) is information received from or published by the applicable reference credit or a trustee, fiscal agent, administrative agent, clearing agent or paying agent for an Obligation; (iii) is information contained in any petition or filing instituting a proceeding against or by that reference credit; or (iv) is information contained in any order, decree, notice or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body.

      "Qualifying Guarantee" means an arrangement evidenced by a written instrument pursuant to which a reference credit irrevocably agrees (by guarantee of payment or equivalent legal arrangement) to pay all amounts due under an obligation for which another party is the obligor and that is not at the time of the Credit Event subordinated to any unsubordinated borrowed money obligation of such other party, excluding any arrangement (i) structured as a surety bond, financial guarantee insurance policy, letter of credit or equivalent legal arrangement or (ii) pursuant to the terms of which the payment obligations of the reference credit can be discharged, reduced, assigned or otherwise altered as a result of the occurrence or non-occurrence of an event or circumstance (other than payment).

      "Restructured Bond" means an Obligation which is a Bond and in respect of which the Modified Restructuring that is the subject of the notice of the occurrence of a credit event has occurred.

      "Restructuring Date" means, with respect to a Restructured Bond, the date on which a Modified Restructuring is legally effective in accordance with the terms of the documentation governing such Modified Restructuring.

      "Restructuring Maturity Limitation Date" means the date that is the earlier of (x) thirty months following the Restructuring Date and (y) the latest final maturity date of any Restructured Bond; provided, however, that under no circumstances shall the Restructuring Maturity Limitation Date be earlier than the scheduled termination date or later than thirty months following the scheduled termination date and if it is, it shall be deemed to be the scheduled termination date or thirty months following the scheduled termination date, as the case may be

REDEMPTION OF CERTIFICATES UPON EARLY REDEMPTION OF UNDERLYING SECURITIES

      If the underlying securities are subject to early redemption, upon receipt of a notice that the underlying securities are to be redeemed, the trustee will establish the date the certificates are to be redeemed. Notice of such redemption will be given by the trustee to the registered certificateholders at least [15] days before the redemption date by mail to each registered certificateholder at such registered certificateholder's last address on the register maintained by the trustee; provided, however, that the trustee will not be required to give any notice of redemption prior to the [third] business day after the date it receives notice of the early redemption of the underlying securities.

      The holder of a certificate which is redeemed as a result of the early redemption of the underlying securities will receive, on the redemption date of the certificates, a payment equal to its pro rata share of the distributions made on the underlying securities pursuant to the redemption of the underlying securities plus or minus any termination payment due or owed by the trust in connection with the Early Termination of the reference credit transaction.

REDEMPTION UPON OCCURRENCE OF A CREDIT EVENT

      If, on any date prior to the final scheduled distribution date, the calculation agent gives notice to the trustee that a credit event has occurred with respect to the reference credit, the certificates will be redeemed in accordance with the terms of the reference credit transaction. See "Description of the Deposited Assets --The Reference Credit Transaction" and "--Payments under the Reference Credit Transaction."

REDEMPTION UPON UNDERLYING SECURITIES EVENT OF DEFAULT

      If an Underlying Securities Event of Default occurs, the trustee will direct the market agent to sell, in accordance with the Sale Procedures (as defined below) for settlement on the Special Redemption Date, a principal amount of the underlying securities sufficient to pay any termination payment owed by the trust in connection with the early termination of the reference credit transaction, if any. On the Special Redemption Date, the trust will redeem the certificates in exchange for the remaining underlying securities plus any termination payment owed by the counterparty under the reference credit transaction, in full satisfaction of repayment of principal and interest owing on the certificates.

      Any sale of the underlying securities will be in accordance with the following procedures (the "Sale Procedures"): the market agent will, on behalf of the trust, sell the underlying securities to the highest of not less than three solicited bidders as ascertained by Lehman Brothers Inc. in its sole and absolute discretion; provided, however, that the bidders may include (but there is no requirement or obligation that they include) Lehman Brothers Inc., the counterparty or any of their affiliates; and provided, further, that at least three of such bidders will be independent financial institutions which are Qualified Institutional Buyers and which deal in assets of the same type as the underlying securities. In the sole judgment of the market agent, bids may be evaluated on the basis of bids for all or a portion of the underlying securities being sold or on any other basis selected in good faith by the market agent. No assurance can be given as to whether the market agent will be successful in soliciting bids to purchase the underlying securities.

FAILURE BY THE UNDERLYING SECURITIES ISSUER TO FILE PERIODIC REPORTS

      [If the underlying securities issuer ceases to file periodic reports as required under the Exchange Act, and its obligations are not fully and unconditionally guaranteed by an Eligible Issuer or assumed by an Eligible Issuer, Select Asset Inc. will within a reasonable period of time instruct the trustee to sell the underlying securities in accordance with the Sale Procedures and allocate the proceeds of such sale plus or minus any termination payment due or owed by the trust in connection with the Early Termination of the reference credit transaction in the following order of priority: (1) to the trustee, reimbursement for any extraordinary expenses incurred by the trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders, the counterparty and the counterparty guarantor, and (2) to the holders of the certificates.] [TO BE DELETED IF INAPPLICABLE TO UNDERLYING SECURITIES ISSUER]

      ["Eligible Issuer" means an issuer of securities that:

      (A) has registered its securities for sale pursuant to an effective registration statement under the Securities Act on Form S-3 and is either (i) subject to the periodic informational reporting requirements of the Exchange (a "reporting company") and satisfies either (x) the current public float condition of $75 million or more of General Instruction I.B.1 of Form S-3 or (y) the non-convertible investment grade securities condition of General Instruction I.B.2 of Form S-3; or (ii) a subsidiary that is not a reporting company and is eligible to use Form S-3 in reliance solely upon General Instruction I.C.3 of Form S-3, and satisfaction of the requirements of Rule 3-10 of Regulation S-X; or

      (B) is a government-sponsored enterprise that makes its information publicly available (a "GSE"). ]

FAILURE BY THE REFERENCE CREDIT TO FILE PERIODIC REPORTS

      [If the reference credit ceases to file periodic reports as required under the Exchange Act and its obligations are not fully and unconditionally guaranteed by an Eligible Issuer or assumed by an Eligible Issuer, Select Asset Inc. will, within a reasonable period of time, instruct the trustee to sell the underlying securities in accordance with the Sale Procedures and allocate the proceeds of such sale plus or minus any termination payment due or owed by the trust in connection with the Early Termination of the reference credit transaction in the following order of priority: (1) to the trustee, reimbursement for any extraordinary expenses incurred by the trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders, the counterparty and the counterparty guarantor, and (2) to the holders of the certificates.].

MARKET AGENT

      [Lehman Brothers Inc.] will serve as the market agent for the trust. The market agent will act on behalf of the trust in connection with any sale of the underlying securities and any purchase of the reference obligation, if applicable, and may perform certain other duties on behalf of the trust. See "Role of Market Agent" in the prospectus.

      In connection with the purchase of the reference obligation on behalf of the trust upon the occurrence of a credit event, the market agent will use its best efforts to purchase the reference obligation at the termination market value of such reference obligation. No assurance can be given as to whether the market agent will be successful in purchasing the reference obligation. In the event the market agent is unable to purchase the reference obligation, such certificateholders will receive a cash distribution of its pro rata portion of the proceeds received by the trust from the counterparty.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

      The certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Trust Agreement as executed will be filed by Select Asset Inc. with the SEC following the issuance and sale of the certificates. The assets of the trust created under the trust agreement (including the Series 200__-__ supplement) will consist of:

o     the underlying securities;

o all collections or payments received in respect of the underlying securities due after _______, 200__; and

o all rights of the trust under the reference credit transaction [and the reference credit guarantee].

      Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the trust agreement and the certificates. The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the trust agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

      ______________, a [national] banking association, will act as trustee for the certificates and the trust pursuant to the trust agreement. The trustee's offices are located at ______________and its telephone number is ______________. [Insert description of trustee].

TERMINATION

      The circumstances under which the obligations created by the trust agreement will terminate in respect of the certificates are described in "Description of the Certificates--Termination" in the prospectus. In no event will the trust created by the trust agreement for the certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the trust agreement. See "Description of the Trust Agreement--Termination" in the prospectus.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

CLASSIFICATION OF THE TRUST

      In the opinion of Cadwalader, Wickersham & Taft LLP, counsel for the Depositor, the trust will not be treated as an association (or publicly-traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, the trust will not be subject to federal income tax.

      The trustee intends to take the position that the trust constitutes a grantor trust for federal income tax purposes. Under this classification, each U.S. holder will be subject to federal income taxation as if it owned directly the underlying securities, and had entered into the reference credit transaction, to the extent of the U.S. holder's pro rata interest in the trust represented by the U.S. holder's certificates, and as if the U.S. holder paid directly its share of expenses paid by the trust. No assurance can be given that the Internal Revenue Service ("IRS") will agree with this characterization of the trust as a grantor trust or that if this characterization is challenged, it will prevail. As a protective measure, the trust intends to elect under Code section 761 to be excluded from subchapter K of the Code in the event it is treated as a partnership for federal tax purposes (i.e., if the trust is treated as a "tax partnership"). If this election is respected, even if the trust fails to qualify as a grantor trust and is treated as a tax partnership for federal income tax purposes, the federal income tax consequences to U.S. holders should be substantially the same as if the trust was a grantor trust.

      If the trust is classified as a tax partnership and its election to be excluded from subchapter K is not respected, the trust still would not be subject to federal income tax, and each item of income, gain, loss and deduction of the trust would be passed through to the U.S. holders as partners in a tax partnership according to their respective interests therein. However, the treatment of U.S. holders could differ in certain respects from their treatment as holders of interests in a grantor trust.

      For example, if the trust is treated as a partnership that is subject to subchapter K of the Code, each U.S. holder would be required to report its pro rata share of the income from the trust for their own taxable years in which the taxable year of the trust ends. In addition, a U.S. holder that is a cash basis taxpayer would be required to report income with respect to the trust when it accrues, rather than under the cash method of accounting. As a result, the U.S. holder might be taxed on an amount of income greater than if the trust is respected as a grantor trust.

      In addition, if the trust is treated as a tax partnership that is subject to subchapter K, most tax elections would be made by the trust rather than by U.S. holders individually. In this respect, the trust intends to make a protective election under section 754 of the Code. An election under section 754 of the Code would result in an adjustment to the tax basis of the trust's assets with respect to a transferee of a certificate to the extent that such transferee purchases the certificate for an amount that is different than the transferor's tax basis in the certificate.

      With respect to any period that the trust is treated as a tax partnership that is subject to subchapter K, the trust would be required to file an information return and to provide information on Schedule K-1 to each U.S. holder following the close of each calendar year, which the trust will use as its taxable year. Because the trustee will treat the trust as a grantor trust for federal income tax purposes and will make a protective election to be excluded from subchapter K, it will not initially comply with the tax reporting requirements applicable to tax partnerships subject to subchapter K.

      Prospective U.S. holders should consult their tax advisors with respect to the treatment of the trust as a partnership for federal income tax purposes. The following discussion assumes that the trust is, and the certificates represent beneficial interests in, a grantor trust for federal income tax purposes.

TAXATION OF U.S. HOLDERS

      Although the certificates provide for the payment of "interest," as described above the trustee intends to take the position that the trust constitutes a grantor trust that holds the underlying securities, and has entered into the reference credit transaction, and that the certificates represent beneficial interests in a grantor trust. Accordingly, under this characterization of the trust, each U.S. holder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets of the trust, which would consist of the underlying securities and the rights under the reference credit transaction, subject to the trust's obligations under the reference credit transaction. Each U.S. holder would be taxable on its pro rata share of the items of gross income of the trust, and would be entitled to deduct its pro rata share of the losses of the trust (subject to applicable limitations) in accordance with its method of accounting. In addition, each U.S. holder will be entitled to deduct, consistent with its method of accounting, its pro rata share of the trust's administrative fees, trustee fees and other expenses, if any. However, for a U.S. holder that is an individual, estate or trust, the pro rata deduction for the trust's fees and expenses will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

      ALLOCATION OF BASIS AND SALES PROCEEDS. A U.S. holder should be considered to have purchased its interest in the underlying securities and the reference credit transaction for an amount equal to its proportionate share of the fair market value of the underlying securities and the reference credit transaction, respectively on the date of the U.S. holder's purchase of a certificate. The trustee intends to treat the reference credit transaction as initially having a fair market value of zero.

      Upon the sale of a certificate, the same method would apply in allocating the amount realized by the selling U.S. holder with respect to the underlying securities and the reference credit transaction, using their respective positive or negative fair market values at the time of sale. An amount allocated to the reference credit transaction in connection with a sale would be considered a termination payment (as described below) made to or by the U.S. holder, depending on whether the amount is positive or negative as to the trust.

      For information on the relative fair market values of the underlying securities and the reference credit transaction at any time, U.S. holders should contact [name or title at telephone number or address].

      TREATMENT OF THE UNDERLYING SECURITIES. [Prospective investors should consult the offering documents for the underlying securities and their tax advisors with respect to the tax consequences to them of an investment in the underlying securities.]

      [Upon the sale or exchange of certificates, a U.S. holder should generally recognize a net amount of gain or loss with respect to the underlying securities equal to the portion of the sale proceeds allocable to the underlying securities (less any amounts in respect of accrued but unpaid interest or original issue discount in respect of the underlying securities, which would be treated as such) less the U.S. holder's basis in their pro rata portion of the underlying securities. In general, a U.S. holder's basis in its pro rata portion of the underlying securities will be equal to the U.S. holder's purchase price for the certificates plus any accrued but unpaid interest and original issue discount in respect of the underlying securities relating to those certificates. If the U.S. holder has held its certificates for one year or less, any such gain or loss should be short-term capital gain or loss. If the U.S. holder has held its certificates for more than a year, then any gain or loss should be long-term capital gain or loss. For information on the portion of a U.S. holder's sale proceeds allocable to the underlying securities, the U.S. holder should contact [name or title at telephone number or address].]

      TREATMENT OF THE REFERENCE CREDIT TRANSACTION. The trust will take the position that the reference credit transaction is treated as a notional principal contract for federal income tax purposes. The trustee intends to report all income, deductions, gains and losses with respect to the reference credit transaction consistent with this treatment.

      [______] Payments Received by the Trust. The trustee intends to treat the [_______] payments received by the trust under the reference credit transaction as periodic payments. Under the Treasury regulations, all taxpayers, regardless of their method of accounting, must recognize the ratable daily portion of a periodic payment under a notional principal contract for the taxable year to which that portion relates. Accordingly, U.S. holders should report their pro rata portion of the ratable daily portion of the ______ payments received by the trust under the reference credit transaction for the taxable year to which that portion relates. These portions generally should be treated as ordinary income.

      Payments Made by the Trust Following a Credit Event. The trustee intends to treat any payments made and received by the trust under the reference credit transaction following a credit event as nonperiodic payments. Under the Treasury regulations, nonperiodic payments must generally be recognized in a manner that reflects the economic substance of the contract. Although unclear, it would appear that U.S. holders that do not elect to receive a reference credit should recognize their pro rata portion of any cash payment made by the trust under the reference credit transaction following a credit event as a loss in the taxable year of the credit event (or, for a cash basis taxpayer, in the year paid). The character of any loss that is recognized in respect of a payment by the trust following a credit event is unclear, but U.S. holders should assume that the IRS would assert that such loss would be treated as a capital loss. Any such capital gain or loss should be treated as long-term capital gain or loss if the U.S. holder has held the certificate for more than a year.

      If a U.S. holder elects to receive a pro rata portion of the reference credit, substantial uncertainty exists as to whether the U.S. holder will be able to recognize a loss with respect to the reference credit transaction until the U.S. holder eventually disposes of the reference credit.

      Termination Payments. As described above under "--Allocations of Basis and Sales Proceeds," a U.S. holder will be considered to receive or make a termination payment under the reference credit transaction in connection with the sale of a certificate if the reference credit transaction has a positive or negative value at the time of the sale. In such a case, a U.S. holder should generally recognize capital gain in the amount by which its pro rata portion of the reference credit transaction has positive value, or capital loss in the amount by which its pro rata portion of the reference credit transaction has negative value, in each case at the time of the sale. Any such capital gain or loss should be treated as long-term capital gain or loss if the U.S. holder has held the certificate for more than a year.

      Alternative Characterizations and Treatments of the Reference Credit Transaction. Other characterizations and treatments of the reference credit transaction are possible. For example, the existing Treasury regulations do not specifically address notional principal contracts that provide for one or more contingent nonperiodic payments (such as the reference credit transaction) and therefore, notwithstanding the trustee's intention to treat payments made or received with respect to the reference credit transaction as described above, there is some uncertainty under current law as to the timing of income, deductions, gain and loss in respect of the reference credit transaction. In addition, in Notice 2001-44, the IRS indicated that it is considering the appropriate method for the timing of income and deductions in respect of notional principal contracts providing for contingent nonperiodic payments, and solicited comments. It is impossible to predict whether any future regulations could affect the timing of income, deduction, gain or loss in respect of the reference credit transaction. Prospective U.S. holders should consult their tax advisors regarding their federal income tax treatment in respect of the reference credit transaction.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      A backup withholding tax and certain information reporting requirements may apply to payments of principal, premium and interest (including any original issue discount) made to, and the proceeds of disposition of a Note by, a U.S. holder. Backup withholding will apply only if:

o the U.S. holder fails to furnish its Taxpayer Identification Number ("TIN") to the payor in the manner required,

o     the IRS notifies the payor that the U.S. holder has furnished an incorrect
      TIN,

o the IRS notifies the payor that the U.S. holder has failed to report properly payments of interest and dividends, or

o under certain circumstances, the U.S. holder fails to certify, under penalty of perjury, that it has both furnished a correct TIN and not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

      Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

      Backup withholding tax is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the holder's federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS. Reports will be made to the IRS and to U.S. holders that are not excepted from the reporting requirements.

STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS

      Prospective U.S. holders should consider the state, local and foreign tax consequences of the purchase, ownership and disposition of the certificates. State, local and foreign tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or foreign jurisdiction. Therefore, prospective U.S. holders should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the certificates, including whether classification of the trust as a tax partnership may have adverse state, local or foreign tax consequences for U.S. holders.

                          CERTAIN ERISA CONSIDERATIONS

      [Specify applicable ERISA restrictions to the particular series of certificates]

                             METHOD OF DISTRIBUTION

      Pursuant to an underwriting agreement dated as of ______, 200__, Select Asset Inc. has agreed to sell and the underwriters named below have agreed to purchase, the certificates.

                                                          Number of Certificates
                                                          ----------------------

            Lehman Brothers Inc. .....................
            [LIST OTHER UNDERWRITERS] ................
                                                          ----------------------
            Total

      The underwriters have agreed, subject to certain terms and conditions set forth in the underwriting agreement, to purchase all certificates offered hereby if any certificates are purchased.

      Select Asset Inc. has been advised by the underwriters that they propose initially to offer the certificates to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $_________ per certificate. The underwriters may allow and such dealers may reallow a concession not in excess of $_________. After the initial public offering, the public offering price and the concessions may be changed.

      The underwriting agreement provides that Select Asset Inc. will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in respect thereof.

      Lehman Brothers Inc. is an affiliate of Select Asset Inc., the counterparty, the counterparty guarantor and the calculation agent. The participation by Lehman Brothers Inc. in the offering of the certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

      In connection with the sale of the certificates, SEC rules permit the underwriters to engage in transactions that stabilize the price of the certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the certificates. The underwriters may create a short position in the certificates in connection with the offering. That means they may sell a larger number of the certificates than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase certificates in the open market to reduce the short position. If the underwriters purchase the certificates to stabilize the price or to reduce their short position, the price of the certificates could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that these purchases may have on the price of the certificates. The underwriters may suspend any of these activities at any time.

      The underwriters may also impose a penalty bid on certain dealers and selling group members. This means that if the underwriters purchase certificates in the open market to reduce the underwriters' short position or to stabilize the price of the certificates, they may reclaim the amount of the selling concession from the underwriters or selling group members who sold those certificates as part of this offering.

                           RELATIONSHIP AMONG PARTIES

      Potential purchasers of certificates should consider that, because the depositor, the counterparty, the counterparty guarantor and the calculation agent under the reference credit transaction and Lehman Brothers Inc. are affiliates, they will be subject to potential conflicts of interest in connection with their various legal duties and contractual obligations relating to the certificates and the certificateholders. In certain circumstances, Lehman Brothers Inc. will obtain quotations as to the market value of the underlying securities or the reference obligation. See "Risk Factors" and "Description of the Certificates--Collections and Distributions" herein.

      The counterparty, the counterparty guarantor and the calculation agent under the reference credit transaction will have contractual obligations for the benefit of the certificateholders with respect to the reference credit transaction [and the reference credit guarantee] and may have interests that conflict with certificateholders' interests. Lehman Brothers Inc. believes that its internal controls would minimize any such conflicts and it believes that contractual relationships between itself and its affiliates and certificateholders are on terms substantially similar to those that would be negotiated on an arm's-length basis.

                            ROLE OF CALCULATION AGENT

      The calculation agent, in its sole discretion, will make all determinations regarding the occurrence of a credit event and the calculation of the early redemption amount. Absent manifest error, all determinations of the calculation agent will be final and binding on you and the counterparty, without any liability on the part of the calculation agent.

      Please note that the firm named as the calculation agent in this prospectus supplement is the firm serving in that role as of the original issue date of the certificates. We may change the calculation agent after the original issue date without notice to you.

                               TRADING ACTIVITIES

      The counterparty or any of its affiliates may enter into transactions intended to hedge certain of the counterparty's obligations under the reference credit transaction. In anticipation of the sale of the certificates, the counterparty or any of its affiliates may enter into transactions involving the execution of credit default swaps with respect to the reference credit, purchases of securities or options on securities of the reference credit or the execution of other derivative transactions with returns linked to or related to changes in the value of such securities. From time to time, the counterparty or any of its affiliates may enter into additional transactions or unwind those we have entered into. In this regard, the counterparty or any of its affiliates may:

o     execute or terminate credit default swaps;

o     acquire or dispose of securities of the reference credit;

o take or dispose of positions in listed or over-the-counter options or other instruments based on securities of the reference credit; or

o     do a combination of the above.

      The counterparty or one or more of its affiliates may acquire a long or short position in securities similar to the certificates from time to time and may, in their sole discretion, hold or resell those securities. The counterparty or one or more of its affiliates may close out a hedge on or before the Credit Event Determination Date. That step may involve sales or purchases of securities of the reference credit, or listed or over-the-counter options on securities of the reference credit. The activity discussed above may adversely affect the market value of the certificates from time to time. See "Risk Factors" for a discussion of these adverse effects.

                                     LISTING

      The certificates are a new issue of securities with no established trading market. The certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the certificates will be traded on the NYSE. [In order to meet one of the requirements for listing the certificates on the NYSE, the underwriters have undertaken to sell the certificates to a minimum of 400 beneficial owners.] The underwriters have told Select Asset Inc. that they presently intend to make a market in the certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the certificates. Any market making by the underwriters may be discontinued at any time at the sole discretion of the underwriters. No assurance can be given as to whether a trading market for the certificates will develop or as to the liquidity of any trading market.

                                     RATING

      It is anticipated that the certificates will be rated "___" by __________ and "___" by __________. The rating addresses the likelihood of the receipt by the certificateholders of payments required under the trust agreement, and are based primarily on the credit quality of the underlying securities and of the reference credit. The rating on the certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the certificates, the corresponding effect on yield to investors, or whether investors in the certificates may fail to recover fully their initial investment.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

      Select Asset Inc. has not requested a rating on the certificates by any rating agency other than __________. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the certificates by __________or __________.

                                 LEGAL OPINIONS

      Certain legal matters relating to the certificates will be passed upon for Select Asset Inc. and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

A

Additional Termination Event .....................................          S-24
Affected Party ...................................................          S-24
Affiliate ........................................................          S-27
Available Funds ..................................................          S-25

B

Bond .............................................................          S-22

C

Cash Settlement Procedures .......................................          S-22
Clearing Agency ..................................................          S-24
Credit Event .....................................................    S-13, S-26
Credit Event Redemption Date .....................................          S-22

D

Default Requirement ..............................................          S-27
Defaulting Party .................................................          S-23

E

Event of Default .................................................          S-23

F

Full Quotation ...................................................          S-22
Fully Transferable Obligation ....................................          S-27

G

Governmental Authority ...........................................          S-27

L

Liquidation Proceeds .............................................          S-26

M

Multiple Holder Obligation .......................................          S-27

O

Obligation .......................................................          S-27

P

Payment Requirement ..............................................          S-28
Publicly Available Information S-28

R

Reference Credit Transaction .....................................          S-21
Reference Obligation .............................................          S-22
Restructured Bond or Loan ........................................          S-28
Restructuring Date ...............................................          S-28
Restructuring Maturity Limitation Date ...........................          S-28

S

Sale Procedures ..................................................          S-29
Specified Currency ...............................................           S-8

T

Termination Event ................................................          S-24

U

Underlying Securities ............................................          S-16

W

Weighted Average Quotation .......................................          S-22

PROSPECTUS SUPPLEMENT
(To Prospectus dated __________, 200__)

                                -----------------

                                SELECT ASSET INC.
                                    DEPOSITOR

                           [NAME] TRUST CERTIFICATES,
                        _________-Backed Series 200__-[_]
                  (Underlying Securities will be ____________,
                           issued by ________________)

                            NUMBER OF       INTEREST     PRICE TO   UNDERWRITING
                            CERTIFICATES    RATE         PUBLIC     DISCOUNT
                            -------------   --------     --------   ------------

Class A-1 Certificates      $_________      _______%     ______%    ______%

--------------------------------------------------------------------------------
THE CERTIFICATES REPRESENT NON-RECOURSE OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF SELECT ASSET INC., THE TRUSTEE OR ANY OF THEIR AFFILIATES.
--------------------------------------------------------------------------------

The Trust

o will be formed pursuant to a Trust Agreement between Select Asset Inc., as depositor, and ________, as trustee, for the sole purpose of issuing the certificates.

o will issue two classes of certificates, the Class A-1 Certificates and the Class A-2 Certificates, of which only the Class A-1 Certificates are offered hereby.

o may issue additional certificates subject to the satisfaction of certain conditions (as described in the prospectus) prior to the issuance of such additional certificates, including, but not limited to, the delivery by the depositor of additional deposited assets. See "Description of the Certificates--Additional Certificates" in the prospectus.

The Certificates

o represent an undivided beneficial interest in the assets of the Trust, which consist solely of the underlying securities described herein.

o     currently have no trading market.

o     are not insured or guaranteed by any governmental agency.

o Will bear the risk that a default in respect of the underlying securities will occur. The occurrence of an underlying securities default may result in the loss of the entire principal balance of the certificates. See "Description of the Certificates--Default on Underlying Securities".

YOU SHOULD REVIEW THE INFORMATION IN "RISK FACTORS" BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ OF THE PROSPECTUS.

For complete information about the offered certificates, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

The certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange. See "Listing" on page S-_ of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from Select Asset Inc. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about _______.

                                   ----------

LEHMAN BROTHERS

      [OTHER UNDERWRITERS]

-------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which does not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all of the information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. Unless otherwise stated, cross-references in this prospectus supplement are to captions in this prospectus supplement. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

Summary of Principal Economic Terms..........................................S-5
Summary of Prospectus Supplement.............................................S-8
Formation of the Trust......................................................S-11
Risk Factors................................................................S-12
Description of the Deposited Assets.........................................S-14
Description of the Certificates.............................................S-15
Description of the Trust Agreement..........................................S-19
Material Federal Income Tax Consequences....................................S-20
Certain ERISA Considerations................................................S-23
Method of Distribution......................................................S-23
Listing.....................................................................S-24
Ratings.....................................................................S-24
Legal Opinions..............................................................S-25
Index of Defined Terms......................................................S-26

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-__ of this document.

THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."

                                   ----------

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates are required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

--------------------------------------------------------------------------------

                       SUMMARY OF PRINCIPAL ECONOMIC TERMS

This summary highlights the principal economic terms of the Class A-1 Certificates being issued by the Trust and offered by this prospectus supplement and of the underlying securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A-1 Certificates, you should carefully read this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms for Prospectus Supplement."

                                THE CERTIFICATES

The Trust ................... Select Asset Inc., as depositor, and ________, as trustee, will form the [Name] Trust Certificates, _____ Backed, Series 200_-____ Trust (the "Trust").

Securities Offered .......... [Name] Trust Certificates, _____ Backed, Series
                              200_-____ Trust Class A-1 Certificates. The Trust will also issue Class A-2 Certificates, which are not being offered hereby. The Class A-1 Certificates and the Class A-2 Certificates are referred to collectively as the "certificates".

Initial Number of Class A-1
  Certificates .............. ______.

Final Scheduled
  Distribution Date ......... _________; provided, [specify events resulting in early redemption of the certificates.]

Interest Rate ............... ______% per annum.

Deposited Assets ............ The Deposited Assets will consist solely of the underlying securities. See "--The Underlying
                              Securities" and "Description of the Deposited Assets."

Original Issue Date ......... ________.

Distribution Dates .......... ________ and ________, or if any such date is not a Business Day, then the next succeeding Business Day, commencing _______.

Record Date ................. The day immediately preceding each Distribution
                              Date.

Optional Call ............... On any date on or after ________ (or after the announcement of any tender offer for, or any redemption or other unscheduled payment or sale of, the underlying securities) that any Call Warrant holder designates as a Call Date, the Class A-1 Certificates may be called, [in whole or in part], at a call price equal to the outstanding principal balance thereof, plus any accrued and unpaid interest to the Call Date.

Mandatory Redemption ........ Subject to the Optional Call provisions, on any day that the underlying securities are redeemed, the certificates will be redeemed and the proceeds of such redemption will be distributed in the manner set forth under "Description of the Certificates--Collections and Distributions."

Denominations; Specified
  Currency .................. The Class A-1 Certificates will be denominated and payable in U.S. dollars (the "Specified Currency") and will each have an initial principal amount of $__.

--------------------------------------------------------------------------------

Interest Accrual Periods .... [______] periods (or, in the case of the first
                              Interest Accrual Period, from and including the Original Issue Date to, but excluding, the first Distribution Date).

Form of Security ............ Book-entry certificates with The Depository Trust
                              Company ("DTC"). See "Description of the
                              Certificates--General." Distributions will be settled in immediately available (same-day) funds.

Trustee ..................... ___________.

Ratings ..................... It is anticipated that the Class A-1 Certificates will be rated no lower than the underlying securities are rated. As of the date of this prospectus supplement, the underlying securities are rated "__" by ________ and "___" by _________.
                              See "Ratings."

THE UNDERLYING SECURITIES

Underlying Securities ....... $_____ aggregate principal amount of _________
                              (the "Underlying Securities") issued by the Underlying Securities Issuer.

Underlying Securities
  Issuer .................... ___________

Underlying Securities
  Trustee ................... ___________

Underlying Securities
  Original Issue Date ....... ___________

Underlying Securities Final
  Payment Date .............. ___________

Denominations ............... The Underlying Securities are available in minimum denominations of $_________ and multiples of $_________ thereof.

Underlying Securities
  Payment Dates ............. ___________ and ___________.

Underlying Securities Rate .. _______% per annum.

Underlying Securities
  Interest Accrual Periods .. [______] periods.

[Specify other terms of Underlying Securities.]

Form of Security ............ Book-entry debt securities with DTC.

Ratings ..................... As of the date of this prospectus supplement, the
                              Underlying Securities are rated "___" by _____ and "___" by _____. A rating of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

This prospectus supplement does not provide information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, any investigation as to their ratings) has been made. Potential certificateholders should obtain and evaluate the same information concerning the Underlying Securities Issuer as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer filed with the SEC or any


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

other comparable U.S. or international government agency or otherwise made publicly available or considered by a purchaser of the certificates in making its investment decision in connection therewith.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

Depositor ................... Select Asset Inc., an indirect wholly owned subsidiary of Lehman Brothers Inc. See "Select Asset Inc." in the prospectus. The Depositor is an indirect, wholly owned, limited purpose subsidiary of Lehman Brothers Inc. The principal office of Select Asset Inc. is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

Certificates ................ The Class A-1 Certificates are being offered hereby and will be issued pursuant to the Trust Agreement. The Trust will also issue Class A-2 Certificates, which are not being offered hereby. [The Class A-2 Certificates will bear interest at an annual rate of __% on a notional principal amount equal to the outstanding principal balance of the Underlying Securities.] [The Class A-2 Certificates will be interest-only certificates and will not entitle holders thereof to distributions of principal.] [The Class A-2 Certificates will be principal-only certificates and will not entitle holders thereof to distributions of interest.]

                              The $__ initial principal amount of each Class A-1 Certificate represents the amount that the related certificateholder is entitled to receive as distributions allocable to principal. Such amount due to a certificateholder will decline to the extent distributions allocable to principal are made.

The Underlying Securities ... Interest on the underlying securities accrues at the Underlying Securities Rate for each Underlying Securities Interest Accrual Period and is payable on each Underlying Securities Payment Date. The entire principal amount of the underlying securities will be payable on the Underlying Securities Final Payment Date. The underlying securities have a remaining term to maturity of approximately __ years.

Distributions ............... Except as provided below, holders of the Class A-1
                              Certificates will be entitled to receive on each Distribution Date, to the extent of Available Funds, after reimbursement of the Trustee for any extraordinary expenses incurred pursuant to the instructions of all the certificateholders,

                              o distributions of interest on the underlying securities to the extent necessary to pay interest at the rate of ____% per annum on the outstanding principal amount of the certificates, and

                              o distributions of principal on the underlying securities to the extent necessary to pay the outstanding principal amount of the Class A-1 Certificates.

                              Notwithstanding the foregoing, in the event that the underlying securities are redeemed, prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying Securities Event of Default, [the discontinuance of the Underlying Securities


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Issuer to file periodic reports required under the Exchange Act] or at their maturity, Available Funds will be allocated, after reimbursement of the Trustee for any extraordinary expenses incurred pursuant to the instructions of all the certificateholders, first, to the holders of the Class A-1 Certificates in an amount equal to the principal amount of the underlying securities so redeemed, prepaid or liquidated plus accrued and unpaid interest on the amount of Class A-1 Certificates so redeemed and then the remainder shall be paid as set forth under "Description of the Certificates--Collections and Distributions."

                              Distributions will be made to certificateholders only if and to the extent that, payments are made with respect to the underlying securities. In the event that interest distributions with respect to the underlying securities are insufficient to pay accrued interest on the certificates, the holders will share in the distributions on a pro rata basis in proportion to their entitlements to interest. [If the underlying securities are redeemed, prepaid or liquidated, in whole or in part, due to the occurrence of an Underlying Securities Event of Default, Available Funds will be allocated to the holders of the certificates allocated to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation as set forth under the heading "Description of the Certificates--Collections and Distributions."]

Special Distribution Dates .. If a payment with respect to the underlying securities is made to the Trustee after the Distribution Date on which such payment was scheduled to be distributed to certificateholders or in connection with the redemption, prepayment or liquidation of the underlying securities in whole or in part (other than due to the occurrence of an Underlying Securities Event of Default, [the discontinuance of the Underlying Securities Issuer to file reports under the Exchange Act] or at their maturity date), then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be one Business Day prior to the day on which the related payment was received from the Underlying Securities Trustee.

Optional Call ............... [On any Business Day on or after _________ (or after the announcement of any tender offer for, or any redemption or other unscheduled payment or sale of, the Underlying Securities) that the holder of the Call Warrants designates as a Call Date, the Class A-1 Certificates may be called, in whole or in part, at a price (the "Call Price") equal to the outstanding principal balance thereof, plus any accrued and unpaid interest to the Call Date. [The Class A-2 Certificates are also subject to a call.] See "Description of the Trust Agreement--Termination" in this prospectus supplement and "Description of the Trust Agreement--Termination" in the prospectus.]

The Call Warrants ........... [The Call Warrants represent the rights to call the certificates at the Call Price in connection with an Optional Call. The Call Warrants are not offered hereby.]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Additional Certificates ..... The trust may issue additional certificates, subject to the delivery by the depositor of additional deposited assets on or before the date of issuance of any additional certificates and the satisfaction of certain conditions specified in the prospectus. See "Description of the Certificates--Issuance of Additional Certificates" in the prospectus.

Material Federal Income
  Tax Consequences .......... [See "Material Federal Income Tax Consequences."]

Ratings ..................... It is anticipated that the Class A-1 Certificates be rated not lower than the underlying securities are rated. As of the date of this Prospectus Supplement, the underlying securities are rated "__" by ___ and "___" by ______. It is expected that ratings of the Class A-1 Certificates will change if the ratings of the underlying securities change. See "Summary of Principal Economic Terms--The Certificates--Ratings." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, or the corresponding effect on yield to investors. See "Ratings."

ERISA Considerations ........ An employee benefit plan subject to the Employee
                              Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account (an "IRA") or Keogh plan (a "Keogh") (each, a "Plan") should consult its advisors concerning the ability of such Plan to purchase certificates under ERISA or the Code. See "ERISA Considerations."

Listing ..................... [The Class A-1 Certificates have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. However, it is unlikely that trading of the Class A-1 Certificates on the New York Stock Exchange will be active. See "Listing."]


--------------------------------------------------------------------------------

                             FORMATION OF THE TRUST

      The Trust will be formed pursuant to the trust agreement (including the _______-Backed Series 200_-__ supplement) between Select Asset Inc. ("Select Asset Inc.") and the Trustee (the "Trust Agreement"). At the time of the execution and delivery of the _______-Backed Series 200_-__ supplement, Select Asset Inc. will deposit the underlying securities in an aggregate principal amount of $________ (the "Underlying Securities") in the Trust, and the Trust will issue the ______ Class A-1 Certificates offered hereby. The Trustee, on behalf of the Trust, will accept such underlying securities and will deliver the certificates in accordance with the instructions of Select Asset Inc.

      The underlying securities have been or will be purchased by Select Asset Inc. in the secondary market (either directly or through an affiliate of Select Asset Inc.). The underlying securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with such issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to Select Asset Inc. or the issuance of the certificates. Neither Select Asset Inc. nor any of its affiliates participated in the initial public offering of the underlying securities.

                                  RISK FACTORS

NO DUE DILIGENCE INVESTIGATION OF THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER HAS BEEN MADE BY THE DEPOSITOR, THE UNDERWRITERS OR THE TRUSTEE IN CONNECTION WITH THE OFFERING OF THE CLASS A-1 CERTIFICATES.

      In connection with the present offering, none of the Depositor, the Underwriters or the Trustee (a) has made, or will make, any due diligence investigation of the business, operations or condition, financial or otherwise, or creditworthiness of the Underlying Securities Issuer or (b) has verified, or will verify, any reports or information filed by the Underlying Securities Issuer with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the certificates consider and evaluate publicly available financial and other information regarding the Underlying Securities Issuer. The issuance of the certificates should not be construed as an endorsement by the Depositor, the Underwriters or the Trustee of the financial condition or business prospects of the Underlying Securities Issuer. See "Description of the Deposited Assets."

THE UNDERLYING SECURITIES ISSUER IS THE ONLY PAYMENT SOURCE FOR THE CLASS A-1 CERTIFICATES.

      The Class A-1 Certificates do not represent an interest in, or obligation of, Select Asset Inc., the Trustee or any of their affiliates. The payments made by the Underlying Securities Issuer on the underlying securities are the only source of payment for your certificates. The Underlying Securities Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions, and financial difficulties experienced by the Underlying Securities Issuer could result in delays in payment, partial payment or nonpayment of the underlying securities, and in turn, your certificates. In the event of nonpayment on the underlying securities, you will bear the risk of such nonpayment. See "Description of the Certificates."

IF AN UNDERLYING SECURITIES EVENT OF DEFAULT OCCURS ON OR BEFORE THE DISTRIBUTION DATE IN _________, THEN THE DEPOSITOR WILL SHARE PRO RATA WITH THE CERTIFICATEHOLDERS IN PROCEEDS OF THE UNDERLYING SECURITIES TO THE EXTENT OF ITS CLAIM FOR ACCRUED INTEREST.

      On the Distribution Date in ______, the Trustee will pay Select Asset Inc., to the extent such is available from the underlying securities, an amount equal to interest accrued on the underlying securities _________ to, but excluding, the Original Issue Date. If the Depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the Depositor will receive its pro rata share, based on the ratio the amount owed to the Depositor bears to all amounts owed on the certificates in respect of accrued interest, of any proceeds from the recovery on the underlying securities. See "Description of the Trust Agreement."

THE UNDERLYING SECURITIES ARE DIRECT UNSECURED GENERAL OBLIGATIONS OF THE UNDERLYING SECURITIES ISSUER AND ARE SUBORDINATED TO ALL OTHER SENIOR INDEBTEDNESS.

      The underlying securities are direct unsecured general obligations of the Underlying Securities Issuer and are subordinated to all present and future Senior Indebtedness (as defined herein) of the Underlying Securities Issuer. The underlying securities do not have the benefit of any "sinking fund" or similar arrangement. The underlying securities were issued under an Indenture which provides for the right of acceleration of the payment of principal of the underlying securities upon the bankruptcy or insolvency of the Underlying Securities Issuer or the insolvency or appointment of a receiver for the Underlying Securities Issuer's principal subsidiary, _________. However, the Indenture does not provide for the right of acceleration of the payment of principal of the underlying securities upon default in the payment of principal or interest on the underlying securities or in the performance of any covenant contained in the Indenture. The ability of the Underlying Securities Issuer to pay the principal of, and interest on, the underlying securities will be dependent, to a substantial degree, upon the payment of dividends and other charges to the Underlying Securities Issuer by ________. In the event of the insolvency of the Underlying Securities Issuer, secured creditors and holders of the Underlying Securities Issuer's senior indebtedness will have a preferred claim over the assets of the Underlying Securities Issuer that ranks prior to that represented by the underlying securities and other subordinated indebtedness of the Underlying

Securities Issuer, thereby reducing your chances of receiving payment on the certificates. See "Description of the Deposited Assets--Subordination of the Underlying Securities."

[CERTIFICATEHOLDERS ARE NOT LIKELY TO RECEIVE ANY REDEMPTION PREMIUM OR MARKET VALUE APPRECIATION.

      In certain circumstances, redemption of the underlying securities requires payment of a redemption premium. In addition, the market value of the underlying securities may increase to a value in excess of their face amounts. However, in such circumstances it is likely that the Call Warrant holder would exercise its right to call the certificates pursuant to an Optional Call. The Call Price of the Class A-1 Certificates equals the outstanding principal amount of the Class A-1 Certificates, plus accrued interest. If the Call Warrant holder does exercise its right, a certificateholder will receive less than if the certificateholder directly owned the underlying securities and will not receive any premium or any excess of the underlying securities' market value over their face amounts. The Call Warrant holder will have the right to exchange certificates called by it for pro rata amounts of underlying securities. In addition, any amounts received by the Trustee with respect to the underlying securities that do not constitute principal or interest on the underlying securities, that are not received in connection with a redemption, prepayment or liquidation of the underlying securities and for which allocation by the Trustee is not otherwise contemplated herein, shall be remitted by the Trustee to the Depositor. See "Description of the Certificates--Collections and Distributions."]

IN CERTAIN CIRCUMSTANCES, FUNDS RECEIVED BY THE TRUST WILL BE ALLOCATED TO THE HOLDERS OF THE CLASS A-1 CERTIFICATES AND THE CLASS A-2 CERTIFICATES.

      [If the underlying securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an Underlying Securities Event of Default or [the discontinuance of the Underlying Securities Issuer to file periodic reports required under the Exchange Act], funds received by the Trust will be allocated to the holders of the Class A-1 Certificates and the Class A-2 Certificates in accordance with a formula which is based on the present value of the amounts due, or to become due, on such certificates. Any such allocation of funds may cause the holders of the Class A-1 Certificates and the Class A-2 Certificates to receive less than they would have received if they owned the underlying securities. See "Description of the Certificates--Collections and Distributions" and "--Discontinuance of the Underlying Securities Issuer to File Periodic Reports."]

A CHANGE OR WITHDRAWAL BY ANY RATING AGENCY OF ITS INITIAL RATING MAY REDUCE THE MARKET VALUE OF THE CLASS A-1 CERTIFICATES.

      It is anticipated that the Class A-1 Certificates will have ratings assigned by ____ and ______ equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement were "__" by ______ and "__" by _______. It is expected that the ratings of the Class A-1 Certificates will change if the ratings of the underlying securities change.

      Any rating issued with respect to the Class A-1 Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Class A-1 Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by any rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant. A revision or withdrawal of any such rating may have an adverse effect on the market price of the Class A-1 Certificates.

See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

                       DESCRIPTION OF THE DEPOSITED ASSETS

GENERAL

      This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect to the Underlying Securities Issuer or the underlying securities. This prospectus supplement relates only to the Class A-1 Certificates offered hereby and does not relate to the underlying securities. All disclosure contained herein with respect to the underlying securities is derived from publicly available documents. [The underlying securities were originally issued by the Underlying Securities Issuer as part of an underwritten public offering of $_________ of such securities pursuant to registration statement no. _______, filed by the Underlying Securities Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").]

      No investigation has been made of the financial condition or creditworthiness of the Underlying Securities Issuer in connection with the issuance of the Class A-1 Certificates. The Underlying Securities Issuer is subject to the information reporting requirements of the Exchange Act. NONE OF SELECT ASSET INC., THE UNDERWRITERS OR THE TRUSTEE HAVE PARTICIPATED IN THE PREPARATION OF SUCH REPORTING DOCUMENTS, OR MADE ANY DUE DILIGENCE INVESTIGATION WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. None of the Depositor, the Underwriters or the Trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the underlying securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

      The Trust will have no significant assets other than the underlying securities from which to make distributions of amounts due in respect of the certificates. Consequently, the ability of certificateholders to receive distributions in respect of the certificates will depend entirely on the Trust's receipt of payments on the underlying securities. Prospective purchasers of the Class A-1 Certificates should consider carefully the financial condition of the Underlying Securities Issuer and its ability to make payments in respect of the underlying securities. This Prospectus Supplement relates only to the Class A-1 Certificates and does not relate to the underlying securities or the Underlying Securities Issuer. All information contained in this prospectus supplement regarding the Underlying Securities Issuer and the underlying securities is derived solely from publicly available documents.

UNDERLYING SECURITIES

      The underlying securities consist of $______ aggregate principal amount of ___________ issued by the Underlying Securities Issuer on _________. The interest rate on the underlying securities is ______% per annum; interest is payable [________]. The Final Payment Date on the underlying securities will occur on ________.

      The underlying securities have been issued pursuant to agreements among the Underlying Securities Issuer and the Underlying Securities Trustee. The following summary describes certain general terms of the Indenture between the Underlying Securities Issuer and the Underlying Securities Trustee, dated as of _____ (the "Indenture"), but investors should refer to the Indenture themselves for all the terms governing the underlying securities.

      The following is a summary of the events of default with respect to underlying securities (each, an "Underlying Securities Events of Default"):

      [Specify event of default under the terms of the underlying securities.]

      [Specify other terms of the underlying securities.]

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be denominated and distributions on them will be payable in U.S. dollars. The Class A-1 Certificates, along with the Class A-2 Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the underlying securities and (ii) all payments on or collections in respect of the underlying securities received on or after the Original Issue Date. The property of the Trust will be held for the benefit of the holders of the certificates by the Trustee.

      The Class A-1 Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of [$__].

      The Class A-1 Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by Select Asset Inc., the "Clearing Agency"), except as provided below. Select Asset Inc. has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such certificates shall refer to actions taken by DTC upon instructions from its Participants. See

      "Description of the Certificates--Global Securities" and "--Definitive Certificates" in the prospectus.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Class A-1 Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Class A-1 Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of certificates evidence such Voting Rights, authorize divergent action.

COLLECTIONS AND DISTRIBUTIONS

      Except as otherwise provided herein, collections on the underlying securities that are received by the Trustee for a given Interest Accrual Period and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date, solely to the extent of Available Funds (as defined below) on such Distribution Date as follows:

o The interest portion of Available Funds will be paid in the following order of priority:

      [Specify priority of distributions].

o The principal portion of Available Funds will be paid in the following order of priority:

      [Specify priority of distributions].

Notwithstanding the foregoing, in the event that the underlying securities are redeemed, prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying Securities Event of Default, [the discontinuance of the Underlying Securities Issuer to file periodic reports as required by the Exchange Act] or at their maturity, Available Funds will be allocated in the following order of priority: [specify priority of distributions]. If the underlying securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an Underlying Securities Event of Default, Available Funds will be allocated to the holders of the certificates on a pro rata basis. [In addition, if the Underlying Securities Issuer discontinues filing periodic reports required under the Exchange Act, any funds received in connection with a sale of underlying securities will be allocated in the manner described below (See "--Discontinuance of the Underlying Securities Issuer to File Periodic Reports")]. Any amounts received by the Trustee with respect to the underlying securities (i) that do not constitute principal or interest on the underlying securities, (ii) that are not received in connection with a redemption, prepayment or liquidation of, the underlying securities and
(iii) for which allocation by the Trustee is not otherwise contemplated herein, shall be remitted by the Trustee to the Depositor. [On any date on which Underlying Securities are redeemed, prepaid or liquidated for any reason, the aggregate outstanding notional amount of the Class A-2 Certificates will be reduced by an amount equal to the amount of the Underlying Securities so redeemed, prepaid or liquidated.]

      "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the underlying securities during the preceding Interest Accrual Period.

      ["Class A-1 Allocation" means [____________].]

      ["Class A-2 Allocation" means [___________].]

      If the Trustee has not received payment on the underlying securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the underlying securities. No additional amounts will accrue on the certificates or be owed to certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the certificateholders to the extent accrued on such overdue payment at the rate stated above and to the extent such additional interest has been distributed by the Underlying Securities Issuer. In the event of a default on the underlying securities, approved extraordinary expenses (See "Description of the Trust Agreement--The Trustee") of the Trustee may be reimbursed out of Available Funds before any distributions to certificateholders are made.

      [All amounts received on or with respect to the underlying securities that are not distributed to certificateholders on the date of receipt shall be invested by the Trustee in Eligible Investments. Income on Eligible Investments will constitute property of the Trust and will be included in Available Funds. "Eligible Investments" means investments which are consistent with the Trust's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agencies as being consistent with the ratings of such certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding Distribution Date.]

      There can be no assurance that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the certificateholders. To the extent Available Funds are insufficient to make any such distribution due to the certificateholders, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

      Each certificate evidences the right to receive, to the extent received on the underlying securities (i) a [______] distribution of interest on _______ and _______ of each year, commencing _______, or if any such day is not a Business Day, the next succeeding Business Day, and (ii) [in the case of holders of Class A-1 Certificates], a distribution of principal in an amount necessary to pay the outstanding principal amount of the Class A-1 Certificates on ________, or if any such day is not a Business Day, the next succeeding Business Day, or prior to such date upon any call of the Class A-1 Certificates in connection with the exercise of a Call Warrant or upon any redemption or prepayment of the Underlying Securities. It is expected that the holders of the Call Warrants will call the Class A-1 Certificates prior to any repayment of the principal amount thereof. With respect to any Distribution Date, the record date is the day immediately prior to such Distribution Date. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

ADDITIONAL UNDERLYING SECURITIES AND CERTIFICATES

      From time to time hereafter, additional underlying securities may be sold to the Trust, in which case additional Class A-1 Certificates and related Class A-2 Certificates will be issued in the same proportions to the additional underlying securities and to each other as exists with respect to the Class A-1 Certificates, Class A-2 Certificates and underlying securities described herein. Any such additional certificates will be subject to the satisfaction of certain conditions specified under "Description of the Certificates--Issuance of Additional Certificates" in the prospectus.

[THE CALL WARRANT; OPTIONAL CALL

      On any Business Day on or after _______ (or after the announcement of any tender offer for, or any redemption or other unscheduled payment or sale of, the Underlying Securities) that the Call Warrant holder designates as a call date (a "Call Date"), the Call Warrant holder may exercise its option to call, in whole or in part, the Class A-1 Certificates at par value plus any accrued and unpaid interest to the Call Date (the "Call Warrant"); provided that the Call Warrant holder pays the Call Price on or prior to such Call Date (an "Optional Call"). The Call Warrants are transferable and are not being offered by this prospectus supplement. The Class A-2 Certificates are also subject to a call.

      As described in the accompanying prospectus under "Description of the Certificates--Optional Exchange," each holder of Call Warrants will have a right, following the exercise of its Call Warrants, to exchange called Class A-1 Certificates and called Class A-2 Certificates for a distribution of Underlying Securities having an aggregate principal amount in the same proportion to all Underlying Securities then owned by the Trust that the certificate principal balance of such exchanged Class A-1 Certificates and the notional principal amount of such exchanged Class A-2 Certificates have to the certificate principal balance and notional principal amount, as applicable, of all then outstanding Class A-1 Certificates and Class A-2 Certificates.]

DEFAULT ON UNDERLYING SECURITIES

      If an Underlying Securities Event of Default actually known to the Trustee occurs, the Trustee will promptly give notice to DTC or, for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates thereof. Such notice will set forth (i) the identity of the issue of underlying securities, (ii) the date and nature of such Underlying Securities Event of Default, (iii) the amount of interest or principal in default, (iv) the certificates affected by the Underlying Securities Event of Default and (v) any other information which the Trustee may deem appropriate.

      Unless otherwise instructed by holders of certificates representing a majority of the Voting Rights, 30 days after giving notice of an Underlying Securities Event of Default, the Trustee direct the market agent to sell the underlying securities, in accordance with the Sale Procedures (as defined below), and distribute the proceeds as described below.

      [Any sale of the underlying securities will be in accordance with the following procedures (the "Sale Procedures"): the market agent will, on behalf of the trust, sell the underlying securities to the highest of not less than three solicited bidders as ascertained by Lehman Brothers Inc. in its sole and absolute discretion; provided, however, that the bidders may include (but there is no requirement or obligation that they include) Lehman Brothers Inc. or any of its affiliates; and provided, further, that at least three of such bidders will be independent financial institutions which are Qualified Institutional Buyers and which deal in assets of the same type as the underlying securities. In the sole judgment of the market agent, bids may be evaluated on the basis of bids for all or a portion of the underlying securities being sold or on any other basis selected in good faith by the market agent. No assurance can be given as to whether the market agent will be successful in soliciting bids to purchase the underlying securities.]

      [Lehman Brothers Inc.] will serve as the market agent for the trust. The market agent will act on behalf of the trust in connection with any sale of the underlying securities and any purchase of the reference obligation, if applicable, and may perform certain other duties on behalf of the trust. See "Role of Market Agent" in the prospectus

      If the Trustee receives money or other property in respect of the underlying securities (other than a scheduled payment on or with respect to an interest payment date) as a result of an Underlying Securities Event of Default (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates then outstanding and unpaid. Such notice will state that the Trustee will distribute such money or other property, in the case of money, not later than two Business Days after its receipt and, in the case of other property, not later than 30 days after its receipt, in each case as described under "--Collections and Distributions" above (after deducting the costs incurred in connection therewith).

      Interest and principal payments on the underlying securities are payable solely by the Underlying Securities Issuer. The Underlying Securities Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Securities Issuer, could result in delays in payment, partial payment or non-payment of the certificates relating to the underlying securities.

[DISCONTINUANCE OF THE UNDERLYING SECURITIES ISSUER TO FILE PERIODIC REPORTS

      If the Underlying Securities Issuer discontinues filing the periodic reports required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and its obligations are not fully and unconditionally guaranteed by an Eligible Issuer or assumed by an Eligible Issuer, and the Call Warrant holders do not elect to exercise their call rights, Select Asset Inc. shall within a reasonable period of time instruct the Trustee to sell the underlying securities and allocate the proceeds of such sale in the following order of priority: (1) to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders and (2) any remainder shall be allocated to the holders of the Class A-1 Certificates and the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation; provided, however, the Depositor shall not instruct the Trustee to sell the underlying securities (or provide a notice of such instruction to the Warrant Agent) pursuant to this clause unless the Underlying Securities Issuer has either (x) stated in writing that it intends permanently to cease filing reports required under the Exchange Act or (y) failed to file any required reports for one full calendar year. ]

      ["Eligible Issuer" means an issuer of securities that:

      (A) has registered its securities for sale pursuant to an effective registration statement under the Securities Act on Form S-3 and is either (i) subject to the periodic informational reporting requirements of the Exchange (a "reporting company") and satisfies either (x) the current public float condition of $75 million or more of General Instruction I.B.1 or (y) the non-convertible investment grade securities condition of General Instruction I.B.2 of Form S-3; or (ii) a subsidiary that is not a reporting company and is eligible to use Form S-3 in reliance solely upon General Instruction I.C.3, and satisfaction of the requirements of Rule 3-10 of Regulation S-X; or

      (B) is a government-sponsored enterprise that makes its information publicly available (a "GSE"). ]

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

      The certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. [A Current Report on Form 8-K relating to the certificates containing a copy of the Trust Agreement as executed will be filed by Select Asset Inc. with the SEC following the issuance and sale of the certificates]. The assets of the Trust created under the Trust Agreement (including the _______-Backed Series 200_-__ supplement) will consist of:

o     the underlying securities; and

o all collections or payments received in respect of the underlying securities due after _______.

      [On the Distribution Date in _______, the Trustee will cause the Trust to pay Select Asset Inc., to the extent such is available from the underlying securities, an amount equal to interest accrued on the underlying securities from _______to, but excluding, the Original Issue Date. If the Depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the Depositor will receive its pro rata share, based on the ratio the amount owed the Depositor bears to all amounts owed on the certificates in respect of accrued interest, of any proceeds from the recovery on the underlying securities.]

      Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

      _______, a national banking association, will act as Trustee for the certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at _______ and its telephone number is _______.

VOTING RIGHTS

      Voting Rights shall be allocated between the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates, pro rata, in proportion to the ratio of the Class A-1 Allocation to the Class A-2 Allocation. The Class A-1 Voting Rights will be allocated among Class A-1 Certificateholders in proportion to the respective principal balances of their respective Certificates and the Class A-2 Voting Rights will be allocated among all Class A-2 Certificateholders in proportion to the then outstanding notional amounts of their respective certificates. Certain amendments to the Trust Agreement will require the prior written consent of 100% of the holders of the Call Warrants in addition to the proper vote of the holders of the Class A-1 Certificates and the Class A-2 Certificates.

VOTING OF UNDERLYING SECURITIES

      The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative certificate principal amounts) as the Class A-1 Certificates of the Trust were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding Class A-1 Certificates, Class A-2 Certificates and holders of the Call Warrants or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities and only with the consent of certificateholders representing 100% of the aggregate Voting Rights and 100% of the holders of the Call Warrants. The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

      In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the certificateholders of such offer as promptly as practicable. Subject to the Call Warrant holders' rights to call in the event of a tender offer for the Underlying Securities, the Trustee must reject any such offer unless an event of default under the Underlying Securities has occurred and the Trustee is directed by the affirmative vote of all of the certificateholders (including the Class A-2 Certificateholders) to accept such offer and the Trustee has received the tax opinion described above.

      If an event of default under the Underlying Securities occurs and is continuing and if directed by a majority of the holders of outstanding Certificates, the Trustee will vote Underlying Securities in an outstanding principal amount equal to the proportion of the certificate principal amount of such majority to the then outstanding certificate principal amount of the Certificates in favor of directing, or take such other action as may be appropriate to direct the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the Underlying Securities Issuer.

TERMINATION

      The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the certificates are described in "Description of the Certificates--Termination" in the prospectus. In no event will the Trust created by the Trust Agreement for the certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of the Trust Agreement--Termination" in the prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

CLASSIFICATION OF THE TRUST

      In the opinion of Cadwalader, Wickersham & Taft LLP, counsel for the depositor, the trust will not be treated as an association (or publicly-traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, the trust will not be subject to federal income tax.

      The trustee intends to take the position that the trust constitutes a grantor trust for federal income tax purposes. Under this classification, each U.S. holder will be subject to federal income taxation as if it owned directly the underlying securities, subject to the trust's obligations under the call warrants, to the extent of the U.S. holder's pro rata interest in the trust represented by the U.S. holder's certificates, and as if the U.S. holder paid directly its share of expenses paid by the trust.

      No assurance can be given that the Internal Revenue Service ("IRS") will agree with this characterization of the trust as a grantor trust or that if this characterization is challenged, it will prevail. As a protective measure, the trust intends to elect under Internal Revenue Code (the "Code") section 761 to be excluded from subchapter K of the

Code in the event it is treated as a partnership for federal tax purposes (i.e., if the trust is treated as a "tax partnership"). If this election is respected, even if the trust fails to qualify as a grantor trust and is treated as a tax partnership for federal income tax purposes, the federal income tax consequences to U.S. holders should be substantially the same as if the trust was a grantor trust.

      If the trust is classified as a tax partnership and its election to be excluded from subchapter K is not respected, the trust still would not be subject to federal income tax, and each item of income, gain, loss and deduction of the trust would be passed through to the U.S. holders as partners in a tax partnership according to their respective interests therein. However, the treatment of U.S. holders could differ in certain respects from their treatment as holders of interests in a grantor trust.

      For example, if the trust is treated as a partnership that is subject to subchapter K of the Code, each U.S. holder would be required to report its pro rata share of the income from the trust for their own taxable years in which the taxable year of the trust ends. In addition, a U.S. holder that is a cash basis taxpayer would be required to report income with respect to the trust when it accrues, rather than under the cash method of accounting. As a result, the U.S. holder might be taxed on an amount of income greater than if the trust is respected as a grantor trust.

      In addition, if the trust is treated as a tax partnership that is subject to subchapter K, most tax elections would be made by the trust rather than by U.S. holders individually. In this respect, the trust intends to make a protective election under section 754 of the Code. An election under section 754 of the Code would result in an adjustment to the tax basis of the trust's assets with respect to a transferee of a certificate to the extent that such transferee purchases the certificate for an amount that is different than the transferor's tax basis in the certificate.

      With respect to any period that the trust is treated as a tax partnership that is subject to subchapter K, the trust would be required to file an information return and to provide information on Schedule K-1 to each U.S. holder following the close of each calendar year, which the trust will use as its taxable year. Because the trustee will treat the trust as a grantor trust for federal income tax purposes and will make a protective election to be excluded from subchapter K, it will not initially comply with the tax reporting requirements applicable to tax partnerships subject to subchapter K.

      Prospective U.S. holders should consult their tax advisors with respect to the treatment of the trust as a partnership for federal income tax purposes. The following discussion assumes that the trust is, and the certificates represent beneficial interests in, a grantor trust for federal income tax purposes.

TAXATION OF U.S. HOLDERS

      Although the certificates provide for the payment of "interest," as described above the trustee intends to take the position that the trust constitutes a grantor trust that holds the underlying securities and that the certificates represent beneficial interests in a grantor trust. Accordingly, under this characterization of the trust, each U.S. holder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets of the trust, which would consist of the underlying securities, subject to a pro rata portion of the trust's obligations under the call warrants. Each U.S. holder would be taxable on its pro rata share of the items of gross income of the trust, and would be entitled to deduct its pro rata share of the losses of the trust (subject to applicable limitations) in accordance with its method of accounting. In addition, each U.S. holder will be entitled to deduct, consistent with its method of accounting, its pro rata share of the trust's administrative fees, trustee fees and other expenses, if any. However, for a U.S. holder that is an individual, estate or trust, the pro rata deduction for the trust's fees and expenses will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

      ALLOCATION OF BASIS. A U.S. holder should be considered to have purchased its interest in the underlying securities for an amount equal to the fair market value of the U.S. holder's pro rata portion of the underlying securities on the original issue date and as having received premium for assuming a liability in respect of the call warrant equal to the negative fair market value of the call warrant (which should be equal to the difference between the fair market value of the underlying securities on the original issue date and the purchase price of the certificates). Upon request, [name or title and address or telephone number] will provide information regarding the respective positive and negative values of the underlying securities and the call warrants on the original issue date.

            For information on the negative fair market value of the call warrants at any time, U.S. holders should contact [name or title at telephone number or address].

            TREATMENT OF THE CALL WARRANTS. Under one approach, the call warrants would be treated as a call option for federal income tax purposes, and an amount equal to the negative fair market value of the call warrants on the original issue date generally would be treated for federal income tax purposes as option premium (the "call warrants premium"). Under this approach, the call warrants premium would not be taken into income by U.S. holders until (i) the call warrants lapse unexercised on the call date, (ii) the certificates are sold to the call warrants holders pursuant to an exercise of the call warrants, or
(iii) the certificates are sold or exchanged.

            Under this approach, if the call warrants lapse unexercised, U.S. holders should generally include their pro rata portion of the call warrants premium in income on the call date as capital gain. Alternatively, under this approach, if the certificates are sold pursuant to an exercise of the call warrants, each U.S. holder's pro rata portion of the call warrants premium should be treated as an additional amount realized in respect of the underlying securities.

            In addition, under this approach, upon a sale or exchange of certificates prior to maturity, a U.S. holder would be deemed to make a payment to the purchaser equal to its pro rata portion of the negative fair market value of the call warrants. The U.S. holder would recognize capital gain or loss with respect to the call warrants equal to the difference between (x) its pro rata share of the amount of the call warrants premium received by the trust on the original issue date and (y) the negative fair market value of the call warrants deemed paid to the purchaser. For information on the negative fair market value of the call warrants at any time, U.S. holders should contact [name or title at telephone number or address].

            Other characterizations and treatments of the call warrants are possible. For example, it is possible that the call warrants premium could be currently taxable to U.S. holders. Prospective U.S. holders should consult their tax advisors with respect to their federal income tax consequences of being treated as having entered into the call warrants.

            TREATMENT OF THE UNDERLYING SECURITIES. [Prospective certificateholders should consult the offering documents for the underlying securities and their tax advisors with respect to the tax consequences to them of an investment in the underlying securities.]

            [Upon the sale or exchange of certificates, a U.S. holder should generally recognize a net amount of gain or loss with respect to the underlying securities equal to the portion of the sale proceeds allocable to the underlying securities (generally, the fair market value of the U.S. holder's pro rata portion of the underlying securities on the date of sale), less any amounts in respect of accrued but unpaid interest or original issue discount in respect of the underlying securities, which would be treated as such, less the U.S. holder's basis in its pro rata portion of the underlying securities. Any such gain or loss should be capital gain or loss, as discussed below under " - Application of the Straddle Rules." For information on the portion of a U.S. holder's sales proceeds allocable to the underlying securities, the U.S. holder should contact [name or title at telephone number or address]. For information on the fair market value of the underlying securities at any time, U.S. holders should contact [name or title at telephone number or address].]

            APPLICATION OF THE STRADDLE RULES. The underlying securities and the call warrants may be considered offsetting positions in a "straddle" under section 1092 of the Code and, in that event, would be subject to the straddle rules of section 1092 and section 263(g). If the underlying securities and the call warrants are treated as offsetting positions in a straddle, under section 1092, a selling U.S. holder's capital gain or loss (if any) with respect to the underlying securities will be short-term capital gain or loss. In addition, if the underlying securities and the call warrants are considered offsetting positions in a straddle, under section 263(g), a U.S. holder may be required to capitalize all or a portion of any interest paid on indebtedness incurred or continued to acquire or hold its certificates.

TAXATION OF NON-U.S. HOLDERS

            Prospective non-U.S. holders should see "Certain Federal Income Tax Consequences - Foreign Investors" in the prospectus, and consult the offering documents for the underlying securities and their tax advisors regarding the potential imposition of U.S. or foreign taxes with respect to the underlying securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      A backup withholding tax and certain information reporting requirements may apply to payments of principal, premium and interest (including any original issue discount) made to, and the proceeds of disposition of a Note by, a U.S. holder. Backup withholding will apply only if:

o the U.S. holder fails to furnish its taxpayer identification number ("TIN") to the payor in the manner required,

o     the IRS notifies the payor that the U.S. holder has furnished an incorrect
      TIN,

o the IRS notifies the payor that the U.S. holder has failed to report properly payments of interest and dividends, or

o under certain circumstances, the U.S. holder fails to certify, under penalty of perjury, that it has both furnished a correct TIN and not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

      Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

      Backup withholding tax is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS. Reports will be made to the IRS and to U.S. holders that are not excepted from the reporting requirements.

STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS

      Prospective U.S. holders should consider the state, local and foreign tax consequences of the purchase, ownership and disposition of the certificates. State, local and foreign tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or foreign jurisdiction. Therefore, prospective U.S. holders should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the certificates.

                          CERTAIN ERISA CONSIDERATIONS

[Specify applicable ERISA restrictions to the particular series of certificates]

                             METHOD OF DISTRIBUTION

      Pursuant to an underwriting agreement dated as of ___________ (the "Underwriting Agreement"), Select Asset Inc. has agreed to sell and the underwriters named below (collectively, the "Underwriters") have agreed to purchase the number of Class A-1 Certificates set forth opposite its name below:

                             NUMBER OF CERTIFICATES

            Lehman Brothers Inc.................         ________
            [Other underwriters]................         ________
                                                         ________
            Total...............................         ________

      The Underwriters have agreed, subject to certain terms and conditions set forth in the Underwriting Agreement, to purchase all Class A-1 Certificates offered hereby if any Class A-1 Certificates are purchased.

      Select Asset Inc. has been advised by the Underwriters that they propose initially to offer the Class A-1 Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of $____ per Class A-1 Certificate. The Underwriters may allow and such dealers may reallow a concession not in excess of $____. After the initial public offering, the public offering price and the concessions may be changed.

      The Underwriting Agreement provides that Select Asset Inc. will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

      Lehman Brothers Inc. is an affiliate of Select Asset Inc. and the participation by Lehman Brothers Inc. in the offering of the Class A-1 Certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

      In connection with the sale of the certificates, Securities and Exchange Commission rules permit the Underwriters to engage in transactions that stabilize the price of the Class A-1 Certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the Class A-1 Certificates. The Underwriters may create a short position in the Class A-1 Certificates in connection with the offering. That means they may sell a larger number of the certificates than is shown on the cover page of this prospectus supplement. If they create a short position, the Underwriters may purchase certificates in the open market to reduce the short position. If the Underwriters purchase certificates to stabilize the price or to reduce their short position, the price of the certificates could be higher than it might be if they had not made such purchases. The Underwriters make no representation or prediction about any effect that these purchases may have on the price of the certificates. The Underwriters may suspend any of these activities at any time.

      The Underwriters may also impose a penalty bid on certain dealers and selling group members. This means that if the Underwriters purchase Class A-1 Certificates in the open market to reduce the Underwriters' short position or to stabilize the price of the Class A-1 Certificates, they may reclaim the amount of the selling concession from the selling group members who sold those Class A-1 Certificates as part of this offering.

                                     LISTING

      The Class A-1 Certificates are a new issue of securities with no established trading market. The Class A-1 Certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The Class A-1 Certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the Class A-1 Certificates will be traded on the NYSE. In order to meet one of the requirements for listing the Class A-1 Certificates on the NYSE, the Underwriters have undertaken to sell the certificates to a minimum of 400 beneficial owners. The Underwriters have told Select Asset Inc. that they presently intend to make a market in the Class A-1 Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class A-1 Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Class A-1 Certificates will develop or as to the liquidity of any trading market.

                                     RATINGS

      It is anticipated that the Class A-1 Certificates will be rated no lower than the underlying securities are rated. As of the date of this prospectus supplement, the underlying securities are rated "____" by ____ and "___" by ____. The ratings address the likelihood of the payment of the amounts required under the Trust Agreement by the Trust, and are based primarily on the credit quality of the underlying securities, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the underlying securities. The rating on the Class A-1 Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, the corresponding effect on yield to investors, or whether investors in the Class A-1 Certificates may fail to recover fully their initial investment.

            A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

            Select Asset Inc. has not requested a rating on the Class A-1 Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Class A-1 Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A-1 Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A-1 Certificates by the Rating Agencies.

                                 LEGAL OPINIONS

            Certain legal matters relating to the certificates will be passed upon for Select Asset Inc. and the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                             INDEX OF DEFINED TERMS

A

Available Funds ...................................................         S-16

B

Business Day ......................................................         S-16

C

Call Date .........................................................         S-17
Call Price ........................................................          S-9
Call Warrant ......................................................         S-17
Class A-1 Allocation ..............................................         S-16
Class A-2 Allocation ..............................................         S-16
Clearing Agency ...................................................         S-15

D

DTC ...............................................................          S-6

E

Eligible Investments ..............................................         S-16
ERISA .............................................................         S-10
Exchange Act ......................................................         S-18

I

Indenture .........................................................         S-14
IRA ...............................................................         S-10

K

Keogh .............................................................         S-10

N

NYSE ..............................................................         S-24

O

Optional Call .....................................................         S-17

P

Plan ..............................................................         S-10

S

Sale Procedures ...................................................         S-17
Securities Act ....................................................         S-14
Select Asset Inc ..................................................         S-11
sinking fund ......................................................         S-12
Special Distribution Date .........................................          S-9
Specified Currency ................................................          S-5

T

Trust .............................................................          S-5
Trust Agreement ...................................................         S-11

U

Underlying Securities .............................................    S-6, S-11
Underlying Securities Events of Default ...........................         S-14
Underwriters ......................................................         S-23
Underwriting Agreement ............................................         S-23

PROSPECTUS

                               TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                                Select Asset Inc.
                                    DEPOSITOR

--------------------------------------------------------------------------------

Consider carefully the risk factors beginning on page 4 in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor any of the securities deposited in any trust are obligations of or are insured or guaranteed by the U.S. government or any U.S. government agency. None of the obligations of Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks, Tennessee Valley Authority or Federal Farm Credit Banks are insured or guaranteed by the U.S. government or any U.S. government agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Select Asset Inc., the counterparty, the counterparty guarantor or of the trustee of the trust or any of their respective affiliates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

--------------------------------------------------------------------------------

EACH TRUST--

o may periodically issue asset backed certificates in one or more series with one or more classes; and

o     will own--

      o     a debt security or a pool of such debt securities;

      o     payments due on those securities;

      o securities of government sponsored enterprises which, unless otherwise stated in the prospectus supplement, are not obligations of and are neither insured nor guaranteed by the U.S. government or any U.S. government agency;

      o if specified in the related prospectus supplement, rights under a swap, option or other derivative transaction; and/or

      o other assets described in this prospectus and in the accompanying prospectus supplement.

THE CERTIFICATES--

o will represent interests in the trust and will be paid only from the trust assets;

o will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign or composite currencies;

o will be issued as part of a designated series which may include one or more classes of certificates and enhancement; and

o will not be obligations of and will neither be insured nor guaranteed by the U.S. government or any U.S. government agency.

THE CERTIFICATEHOLDERS--

o will receive interest and principal payments from the assets deposited with each trust.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS

                                    [-], 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

            We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

            o the currency or currencies in which the principal, premium, if any, and any interest are distributable;

            o the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount, and authorized denominations;

            o the terms of one or more swap, option or other derivative transactions, if any, to be entered into by the related trust,

            o information concerning the type, characteristics and specifications of the securities deposited with the relevant trust (the "Underlying Securities") and any other assets deposited with such trust (together with the Underlying Securities, the "Deposited Assets") and any credit support for such series or class;

            o the relative rights and priorities of payment of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets);

            o a description of specific provisions of any related swap agreement to the extent not described under "Description of Deposited Assets and Credit Support" in this prospectus or inconsistent with that description, the identity of any entity entering into a swap or other derivative transactions with the trust upon which the trust will depend for payments on the certificates and a description of any guaranty or other type of support of the obligations of that entity, if any, under the related swap agreement;

            o     the name of the trustee for the series;

            o the interest rate on the certificates or the terms relating to the applicable method of calculation thereof;

            o the time and place of distribution of any interest, premium (if any) and/or principal (if any);

            o     the date of issue;

            o the final scheduled distribution date for the certificates, if applicable;

            o     the offering price;

            o any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

            o any other relevant terms of the certificates not described in this prospectus. See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

            You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

            We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement..................................2
Where You Can Find More Information............................................4
Incorporation of Certain Documents by Reference................................4
Reports to Certificateholders..................................................4
Important Currency Information.................................................4
Risk Factors...................................................................5
Select Asset Inc...............................................................8
Use of Proceeds................................................................8
Formation of the Trusts........................................................8
Maturity and Yield Considerations..............................................9
Description of the Certificates...............................................11
Description of Deposited Assets and Credit Support............................28
Description of the Trust Agreement............................................45
Role of Market Agent..........................................................51
Certain Federal Income Tax Consequences.......................................52
State, Local and Foreign Taxes................................................62
Certain ERISA Considerations..................................................62
Limitations on Issuance of Bearer Certificates................................63
Currency Risks................................................................64
Plan of Distribution..........................................................66
Legal Opinions................................................................67

                       WHERE YOU CAN FIND MORE INFORMATION

            Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). We do not intend to send any financial reports to certificateholders.

            We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trusts until we terminate our offering of the certificates.

            As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of Select Asset Inc., 745 Seventh Avenue, New York, New York 10019, (212) 526-7000.

                          REPORTS TO CERTIFICATEHOLDERS

            Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the trusts periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

            References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

            Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, Lehman Brothers will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate. Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by Lehman Brothers. Each exchange will be made by Lehman Brothers on the terms and subject to the conditions, limitations and charges that Lehman Brothers may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                  RISK FACTORS

LIMITED LIQUIDITY

            Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

LEGAL ASPECTS

            A prospectus supplement may set forth legal considerations that are applicable to a specific series (or class or classes within such series) of certificates being offered in connection with that prospectus supplement or the assets deposited in or assigned to the related trust.

LIMITED OBLIGATIONS AND INTERESTS

            The certificates will not represent a recourse obligation of or interest in Select Asset Inc. or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, Select Asset Inc., any person affiliated with Select Asset Inc. or any trust, the counterparty, the counterparty guarantor, or any other person. Any obligation of Select Asset Inc. with respect to the certificates of any series will only be pursuant to limited representations and warranties. Select Asset Inc. does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If Select Asset Inc. were required to repurchase an Underlying Security, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to Select Asset Inc., or from a reserve fund established to provide funds for repurchases. Select Asset Inc. is not obligated to establish or maintain a reserve fund.

CREDIT SUPPORT; LIMITED ASSETS

            The trust for any series (or class of such series) of certificates may include assets which are designed to support the payment or ensure the servicing or distribution with respect to the certificates. However, the certificates do not represent obligations of Select Asset Inc., the counterparty, the counterparty guarantor or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on such trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. See "Description of Deposited Assets and Credit Support."

MATURITY AND REDEMPTION CONSIDERATIONS.

            The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

            o     the performance of the related Deposited Assets;

            o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities); and

            o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series.

            These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

TAX CONSIDERATIONS

            The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trusts will depend on the specific terms of the related certificates, trust, credit support, if any, and Deposited Assets. See the description under "Certain Federal Income Tax Consequences" below and in the related prospectus supplement. If the related Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of such Underlying Securities by the relevant issuing government.

RATINGS OF THE CERTIFICATES

            It is anticipated that the certificates of any given series (or each class of such series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies, as specified in the related prospectus supplement. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the related trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

GLOBAL SECURITIES

            The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the related trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global Securities", "Definitive Certificates" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related prospectus supplement.

FOREIGN ISSUERS

            The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

            o     future political and economic developments;

            o     moratorium on payment or rescheduling of external debts;

            o     confiscatory taxation;

            o     imposition of any withholding tax;

            o     exchange rate fluctuations;

            o     political or social instability or diplomatic developments;
                  and

            o the imposition of additional governmental laws or restrictions.

CURRENCY RISKS

            The certificates of any given series (or class within such series) may be denominated in a currency other than U.S. dollars. This prospectus does not describe all the risks of an investment in such certificates, and Select Asset Inc. disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars. See "Currency Risks." In addition, there are risks associated with Underlying Securities denominated in a currency other than the local currency of a foreign government. Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a currency for making distributions in respect of Underlying Securities denominated in such currency.

PASSIVE NATURE OF THE TRUSTS

            The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

RISKS RELATING TO SWAP AGREEMENTS

            In general, a swap agreement will alter the amounts and timing of some or all of the distributions on the related Underlying Securities to which a holder would be entitled from what such holder would otherwise have been entitled to had it held the related Underlying Securities directly. It is not intended that any swap agreement will provide coverage against losses as a result of failure to receive payments on the related Underlying Securities, and no assurance can be given that the trustee will receive either the payments due to be received on such Underlying Securities or any payment due to be received under such swap agreement, in each case when due, or that the trustee will recover moneys under a related guarantee, if any, upon a payment default by the counterparty under such swap agreement.

            Upon early termination of a swap agreement, as described more fully in "Description of Deposited Assets and Credit Support --Swap Agreements -- Payments Upon Early Termination," and in any analogous discussion in the applicable Supplement, a swap termination payment determined in accordance with the related swap agreement may be payable by the trust to the counterparty or by the counterparty to such trust. The loss to the certificateholders resulting from the payment of swap termination payments, if any, could be quite substantial in relation to the total value of the Underlying Securities. Any swap termination payments payable by the trust will be limited to the trust property. Certificateholders will not be liable to the counterparty for swap termination payments to the extent, if any, that the amount of any such payments exceed the assets of the trust.

            A swap counterparty (or one of its affiliates) may act as calculation agent under its swap agreement, and there may be conflicts of interest between the swap calculation agent and the trustee with respect to calculations or determinations under the swap agreement. A swap calculation agent will be obligated only to carry out its duties and functions as swap calculation agent in good faith, will have no fiduciary obligations to certificateholders and will not necessarily be acting in the interests of certificateholders. All determinations by the swap calculation agent under any swap agreement will, in the absence of manifest error, be conclusive and binding for all purposes on the trust and certificateholders.

            In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series (and each class within such series).

                                SELECT ASSET INC.

            Select Asset Inc. was incorporated in the State of Delaware on October 21, 1998 as an indirect, wholly owned, limited purpose subsidiary of Lehman Brothers Inc. The principal office of Select Asset Inc. is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

            The Amended and Restated Certificate of Incorporation of Select Asset Inc. provides that Select Asset Inc. may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates.

                                 USE OF PROCEEDS

            Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates (whether or not offered hereby) will be used by Select Asset Inc. to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class, and, if so specified in the related prospectus supplement, to make initial payments under any swap agreement. Any remaining net proceeds, if any, will be used by Select Asset Inc. for general corporate purposes.

                             FORMATION OF THE TRUSTS

            A separate trust will be created for each series of trust certificates. Select Asset Inc. will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series.

See "Description of the Trust Agreement--Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the trust agreement and will receive a fee for these services. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Compensation and Payment of Expenses." The trustee will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

            Unless otherwise stated in the prospectus supplement, Select Asset Inc.'s assignment of the Deposited Assets to the trustee will be without recourse.

            Unless otherwise provided in the related prospectus supplement, each trust will consist of:

            o the Deposited Assets, or interests therein, as from time to time are specified in the trust agreement;

            o such assets as from time to time are identified as deposited in the related certificate account;

            o property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received thereon;

            o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support;" and

            o the rights of Select Asset Inc. relating to any breaches of representations or warranties by the issuer of the Deposited Assets.

            In addition, to the extent provided in the applicable prospectus supplement, Select Asset Inc. will obtain credit support for the benefit of the certificateholders of any related series (or class within such series) of certificates.

                        MATURITY AND YIELD CONSIDERATIONS

            Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

            The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

            Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders thereof. See "Description of the Deposited Assets--Underlying Securities Indenture." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors. In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected. A variety of factors could influence a foreign government's willingness or ability to satisfy its obligations under the related Underlying Securities. We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

            The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

            The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government, foreign government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

            A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

                         DESCRIPTION OF THE CERTIFICATES

            Each series (or, if more than one class exists, the classes within such series) of certificates will be issued pursuant to a trust agreement and a separate series supplement thereto between Select Asset Inc. and the trustee named in the related prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued thereunder and the nature of the Deposited Assets, credit support and related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description thereof contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

            A copy of the applicable series supplement to the trust agreement relating to each series of certificates issued from time to time will be filed by Select Asset Inc. as an exhibit to a Current Report on Form 8-K to be filed with the SEC following the issuance of such series.

GENERAL

            There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes. The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for the series created pursuant to the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support--Collections."

            Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

            o     the title of such certificates;

            o the series of such certificates and, if applicable, the number and designation of classes of such series;

            o information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related trust by Select Asset Inc. (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

            o the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class thereof;

            o the dates on which or periods during which such series or classes within such series may be issued, the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

            o if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class);

            o whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such series or each class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

            o the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the related trust in exchange for surrendering such certificateholder's certificate or of Select Asset Inc. or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with Select Asset Inc.'s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

            o the rating of each series or each class within such series offered hereby (provided, however, that one or more classes within such series not offered hereunder may be unrated or may be rated below investment grade);

            o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or class within such series will be issuable;

            o whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof;

            o whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached thereto; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

            o whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such global security or securities;

            o if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled thereto on such Distribution Date;

            o if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

            o if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of Select Asset Inc. or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such series or class are to be distributed pursuant to such election;

            o all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by Select Asset Inc. or trustee under the trust agreement or with respect to the applicable trust; and

            o any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

            Unless otherwise indicated in the applicable prospectus supplement, certificates of each series (including any class of certificates not offered hereby) will be issued only as registered certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. The authorized denominations of registered certificates of a given series or class within such series having a Specified Currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

            The U.S. federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any series or any class within such series of certificates will be described in the applicable prospectus supplement. See "Federal Income Tax Consequences and ERISA Considerations" below and in the related prospectus supplement.

            Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. Select Asset Inc. may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by Select Asset Inc. may, at the discretion of Select Asset Inc., be held or resold or surrendered to the trustee for cancellation of such certificates.

DISTRIBUTIONS

            Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to the trustee received by such trustee not later than fifteen calendar days prior to the applicable Distribution Date.

            Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond Select Asset Inc.'s control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable prospectus supplement will specify such information with respect to bearer certificates.

            Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above. Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the certificateholder thereof in the United States.

            Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

            Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

INTEREST ON THE CERTIFICATES

            General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related prospectus supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

            Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from the original issue date of such certificates, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

            Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from the original issue date of such certificates to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate
Certificate:

            o     LIBOR (a "LIBOR Certificate");

            o     the Commercial Paper Rate (a "Commercial Paper Rate
                  Certificate");

            o     the Treasury Rate (a "Treasury Rate Certificate");

            o     the Federal Funds Rate (a "Federal Funds Rate Certificate");

            o     the CD Rate (a "CD Rate Certificate"); or

            o such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

The "Index Maturity" for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

            As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

            Select Asset Inc. will appoint, and may enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

            The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

            Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the original issue date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

            With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

            Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a certificate (with .005 of a certificate being rounded upward).

            Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

            Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

            (1) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

            With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

            (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

            (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

            If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will set forth the method for determining such rate.

            (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

            Unless otherwise specified in the applicable prospectus supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

            "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                  Money Market Yield = D X 360 X 100
                                       -------------
                                       360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity. The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

            (3) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

            Unless otherwise specified in the applicable prospectus supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

            The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

            The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

            (4) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

            Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

            The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

            (5) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

            Unless otherwise specified in the applicable prospectus supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

            The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

            Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero. The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related prospectus supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

            If the specified currency of any certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

INDEXED CERTIFICATES

            From time to time, a trust may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to

            o the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the "Indexed Currency") specified therein;

            o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;

            o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or

            o such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

            Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

DUAL CURRENCY CERTIFICATES

            Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

OPTIONAL EXCHANGE

            If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with Select Asset Inc.'s and such trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

            o a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series;

            o a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

            o a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;

            o specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

            o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust;

            o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated extraordinary trust expenses as set forth in the applicable prospectus supplement, if applicable; and

            o a requirement that the exchanging holder provide to the trustee an opinion of counsel stating that the exchange would not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

            Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 5 (or such shorter period acceptable to the trustee) but not more than 30 days prior to an Optional Exchange Date (i) such certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

            Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

            Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

ISSUANCE OF ADDITIONAL CERTIFICATES

            Is specified in the related prospectus supplement, each trust may issue additional certificates ("Additional Certificates"), subject to the delivery by the depositor of additional Deposited Assets ("Additional Deposited Assets") on or before the date of issuance of any Additional Certificates and the satisfaction of certain conditions described below. The issuance of any Additional Certificates will be subject to certain conditions set forth in the Trust Agreement, including the following:

            o the terms of any Additional Certificates shall be substantially similar to those of the certificates that are not Additional Certificates; provided, however, that (a) the Additional Certificates shall be issued at such prices as are determined in the sole and absolute discretion of the depositor, and (b) unless otherwise specified, interest on any Additional Certificates shall accrue at the applicable interest rate for the certificates from the date such Additional Certificates are issued, if such day is a Distribution Date, or from the Distribution Date immediately preceding the issuance date of such Additional Certificates, if such day is not a distribution date, and along with any payments of principal will be payable commencing on the first distribution date following the day such Additional Certificates are issued;

            o the terms of the Additional Deposited Assets shall be the same as those of the deposited assets deposited into the trust on the initial date the certificates are issued;

            o the trust will not issue any Additional Certificates in a principal amount in excess of one hundred percent (100%) of the principal amount of the Additional Deposited Assets;

            o the delivery of an opinion of counsel confirming certain opinions delivered on the date the original certificates are issued in respect of the Certificates;

            o each rating agency rating the certificates provides written confirmation that the issuance of such Additional Certificates will not cause the withdrawal or downgrade of the rating of the certificates; and

            o any additional conditions as specified in the related prospectus supplement shall have been satisfied.

GLOBAL SECURITIES

            Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

            The Depository Trust Company has advised Select Asset Inc. as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including Lehman Brothers), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to Select Asset Inc. that it intends to follow such procedures.

            Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by Select Asset Inc. or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

            So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

            Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of Select Asset Inc., the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

            Select Asset Inc. expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. Select Asset Inc. also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

            If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Select Asset Inc. within ninety days, Select Asset Inc. will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, Select Asset Inc. may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if Select Asset Inc. so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to Select Asset Inc. and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

            o as registered certificates in denominations, unless otherwise specified by Select Asset Inc. or in the related prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates;

            o as bearer certificates in the denomination or denominations specified by Select Asset Inc. or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

            o as either registered or bearer certificates, if the certificates of such class are issuable in either form.

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

            The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not set forth or different from the description set forth above.

DEFINITIVE CERTIFICATES

            Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to the Depositary or its nominee, only if (i) Select Asset Inc. advises the trustee in writing that the Depositary is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to each class of certificates and Select Asset Inc. is unable to locate a qualified successor or (ii) Select Asset Inc., at its option, elects to terminate the book-entry system through the Depositary.

            Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by the Depositary of the definitive certificates representing the certificates and receipt of instructions for re-registration, the trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the certificates. Thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the trust agreement

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

GENERAL

            Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (the "Underlying Securities"), purchased by Select Asset Inc. or one of its affiliates and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

            o debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, business trusts, banking organizations or insurance companies ("Corporate Securities");

            o preferred securities of one or more trusts or other special purpose legal entities ("Trust Preferred Securities");

            o equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates ("Equipment Trust Certificates");

            o asset-backed securities of one or more trusts or other special purpose legal entities ("Asset-Backed Securities" and together with Corporate Securities, Trust Preferred Securities and Equipment Trust Certificates, the "Private Sector Securities");

            o an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

            o an obligation of one or more U.S. government sponsored entities ("GSEs") described below for the payment of which the full faith and credit of the United States of America is not pledged;

            o Government Trust Certificates ("GTCs" and together with Treasury Securities and GSEs, "Domestic Government Securities") described below; or

            o obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof ("Foreign Government Securities" and together with Domestic Government Securities, "Government Securities").

            Select Asset Inc. or one of its affiliates will generally purchase the Underlying Securities in the secondary market, but may purchase securities directly from certain GSEs that (i) have outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 at the time of the offering of the trust certificates hereunder and (ii) make information publicly available comparable to that required of Exchange Act reporting entities. Select Asset Inc. (or an affiliate thereof) may also purchase Treasury Securities directly from the issuer thereof.

            Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of trust certificates and that the depositor and Lehman Brothers Inc. will not perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of the Depositor's belief as to an Underlying Security issuer's eligibility to issue securities on Form S-3 or Form F-3, as applicable, should be evaluated in light of these limitations.

            An Underlying Security that was originally issued in a private placement will be considered "publicly issued" for purposes of this prospectus and the related prospectus supplement if the Depositor and the related trust could sell such Underlying Security pursuant to Rule 144(k) under the Securities Act. Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.

            With respect to any Private Sector Securities constituting, as of the issue date of the related Certificates, 10% or more of the aggregate principal amount of Underlying Securities deposited in a trust, the applicable prospectus supplement will include audited financial statements of the related issuer (or, in the case of Trust Preferred Securities and Equipment Trust Certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the Trust Preferred Securities or Equipment Trust Certificates), unless:

            (a) the issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for a primary offering of non-convertible investment grade securities;

            (b) the securities are guaranteed by a direct or indirect parent company of the issuer and either:

                  (i) each of the parent company and such issuer meet one of the eligibility criteria set forth in (a) above; or

                  (ii) the parent company meets one of the eligibility criteria set forth in (a) above and all applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act and such issuer is eligible to use Form S-3 or F-3 in reliance solely upon General Instruction I.C.3. of Form S-3 or General Instruction I.A.5(iii) of Form F-3;

            (c) the securities are guaranteed by a subsidiary of the issuer and the issuer meets one of the eligibility criteria set forth in (a) above, the guarantor is a wholly owned subsidiary of such issuer and taken together the guarantor and such issuer meet the applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act; or

            (d) the securities are asset-backed securities and the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and at the time of issuance, such issuer is subject to the informational requirements of the Exchange Act and in accordance with those requirements, files periodic reports and other information with the SEC;

in which case the applicable prospectus supplement will refer only to the periodic reports filed by the related issuer, or guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificateholder of the trust containing the Underlying Securities.

            This prospectus relates only to the certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities Select Asset Inc. is permitted to deposit in a trust and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

UNDERLYING SECURITIES

PRIVATE SECTOR SECURITIES

            Private Sector Securities will be either:

            o     Corporate Securities;

            o     Trust Preferred Securities;

            o     Equipment Trust Certificates; or

            o     Asset-Backed Securities.

            Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.

            Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

            Indentures. With respect to senior or subordinated debt obligations, the related prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a trustee (the "Underlying Securities Trustee"). If so specified in the related prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

            Certain Covenants. If specified in the related prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

            o     consolidate, merge, or transfer or lease assets;

            o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

            o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

            o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be, amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

            The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

            Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

            o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

            o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

            o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; or

            o certain events of bankruptcy, insolvency or reorganization of the issuer.

            Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

            Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default ("Underlying Security Events of Default") under any Underlying Securities (including a Foreign Government Security) that represents ten percent or more of the total Underlying Securities with respect to any series of certificates (a "Concentrated Underlying Security") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect a trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

            Subordination. As set forth in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, a trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding, a trust, as a holder of Senior Underlying Securities, would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

            Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

            The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

            Trust Preferred Securities. As specified in the related prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

            The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

            In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case generally will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

            Equipment Trust Certificates. As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates. Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an "ETC Issuer"). Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment. Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

            The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the "ETC Credit Entity." In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

            Asset-Backed Securities. As specified in the related prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

            The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

GOVERNMENT SECURITIES

            Government Securities will be either:

            o     GSE Securities;

            o     GTCs;

            o     Treasury Securities; or

            o     Foreign Government Securities.

            GSE Securities. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

            In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

            Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the related prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

            Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

            Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

            o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

            o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

            o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

            GTCs. As specified in the related prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

            Treasury Securities. Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

            Foreign Government Securities. As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

            Reference is made to the applicable prospectus supplement to this prospectus with respect to each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any, and (xiii) any other material terms of such Underlying Securities.

            With respect to a trust comprised of a pool of Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii),
(v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

PUBLICLY AVAILABLE INFORMATION

            With respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each obligor. Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement.

            In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S. government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities. The precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

            If an issuer or, as applicable, guarantor of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, or make available comparable reports in the case of a GSE issuer, Select Asset Inc., on behalf of the related trust, will continue to be subject to the reporting requirements of the Exchange Act (although certain information with respect to such issuer or, as applicable, guarantor may be unavailable).

            In the event that an issuer or, as applicable, guarantor of a Concentrated Underlying Security (or the issuers or, as applicable, guarantors of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of trust certificates ceases to file periodic reports required under the Exchange Act, or make available comparable reports in the case of a GSE issuer, Select Asset Inc. shall within a reasonable period of time either (i) file periodic reports containing the information that such issuer(s) or, as applicable, guarantor(s) would otherwise file or, in the case of any GSE issuer(s), make publicly available the information that such GSE issuer(s) would otherwise make publicly available or (ii) instruct the trustee to either (a) distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders or (b) sell within a reasonable period of time the Underlying Securities and distribute the proceeds to the certificateholders, pursuant to the procedures set forth in the related prospectus supplement applicable to defaults on the Underlying Securities. For the purpose of this subsection, with respect to Equipment Trust Certificates, the applicable obligor and issuer refer, as applicable, to the ETC Credit Entity, and Underlying Securities and Concentrated Underlying Securities refer, as applicable, to the obligations of the ETC Credit Entity.

OTHER DEPOSITED ASSETS

            In addition to the Underlying Securities, Select Asset Inc. may also deposit into a given trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the related trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), reference credit transactions and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

            Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

SWAP AGREEMENTS

            At the time it is formed, a trust may enter into one or more swap agreements with third parties (which may be affiliates of the depositor). Each swap agreement consists of a master agreement, the related schedule and the confirmations relating to particular transactions under that master agreement. The following summary, together with any related information in the related prospectus supplement, is subject to the detailed provisions of the form of swap agreement. The related prospectus supplement will describe the specific terms of each transaction under the swap agreement, particularly the method of calculation of payments by the counterparty and the timing of those payments; if required, it will also contain specified information with respect to the counterparty and, if applicable, the couterparty guarantor.

            The trust may enter into swap agreements with more than one counterparty, in which case the following discussion will apply separately to each swap agreement with each counterparty.

            As specified in the related prospectus supplement, the transaction or transactions under a swap agreement may be one or more of the following: (1) a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, index swap, index option, bond option, total rate of return swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option, reference credit transaction or any other similar transaction (including any option with respect to any of the foregoing transactions), (2) any combination of the foregoing transactions, or; (3) any other transaction identified in the swap agreement or the relevant confirmation and described in the prospectus supplement.

            Each swap agreement will be in the form of a confirmation entered into pursuant to a master agreement in the form of the "1992 ISDA Master Agreement (Multicurrency--Cross Border)" or any updated similar form (referred to as the "ISDA Master Agreement"), published by the International Swaps and Derivatives Association, Inc. ("ISDA") and may incorporate the 2000 ISDA Definitions, the 2003 Credit Derivative Definitions, the 1997 Government Bond Option Definition or one or more other sets of standard definitions or updates or revisions of such definitions published by ISDA (collectively referred to as the "ISDA Definitions"), and as modified and supplemented by a schedule, including to reflect the terms of a particular series of certificates and the related trust agreement and any specific terms of the relevant transaction or transactions. Except as otherwise specified in the confirmation for any relevant swap transaction, each swap agreement and the relevant transactions thereunder will be governed in all relevant respects by the provisions of the ISDA Master Agreement and the ISDA Definitions, as modified by the related schedule, without regard to any amendments or modifications to the ISDA Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of that swap agreement.

            Payments under swap agreement. In general, under a swap agreement, a trust and its counterparty will each agree to exchange specified payments on specified payment dates. The amounts to be exchanged by the parties on a swap payment date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate base rates described under "Description of Certificates--Distributions--Interest on Certificates" or other types of interest rate bases) or other types of bases, all as specified in the related prospectus supplement, or one such amount may be floating and the other fixed. Those amounts will also be calculated with reference to the notional principal amount of the transaction or transactions under the swap agreement, which, unless otherwise specified in the related prospectus supplement, will be equal to the aggregate principal amount of the related Underlying Securities on the date of determination (as such amount may have been reduced through any redemption, prepayment or exchange).

            A swap agreement may provide for periodic exchanges of payment amounts, a single exchange or series of exchanges on one or more interest payment dates or on the maturity or prospective maturities of the related Underlying Securities, or both.

            If specified in the related prospectus supplement, a swap agreement may also document a call option granted by the trust, or a put option in favor of the trust, with respect to all or a portion of the related Underlying Securities or other trust property. A call option granted by the trust will effectively reserve to the counterparty the right to (1) realize all or a portion of the gain from an increase in the market value of the specified trust property at or prior to the maturity of the related certificates or (2) effect a conversion of the related Underlying Securities into other securities, rights which the trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the trust will generally be intended to protect the trust in whole or in part from a decline in the market value of the specified trust property at or prior to the maturity of the related certificates. The prospectus supplement may specify that a put option written in favor of the trust will be automatically exercised by the trustee if specified events occur. A prospectus supplement may describe additional types of options granted by or in favor of a trust. In addition, if specified in the related prospectus supplement, a trust may enter into a reference credit transaction under the terms described below under "Reference credit transaction".

            On a swap payment date (including a swap payment date occurring on the maturity of some or all of the related Underlying Securities), each exchange of payments in the same currency and in respect of the same transaction will be settled on a "net payments" basis, which means that only a single net payment will be due from one of the parties under the swap agreement to the other. If described in the related prospectus supplement, such netting may also be applied to more than one transaction. On each distribution date for certificates with respect to which the related trust has entered into a swap agreement, the trustee will have available for distribution to certificateholders funds equal to (1) the amount of any payments received on the swap agreement and other related trust property less (2) all payments made by the trustee to the counterparty, in each case since the immediately preceding distribution date. The effect of the swap agreement, therefore, will be that holders of the related certificates will be entitled to distributions of interest (and, if applicable, of principal) in accordance with the terms of the swap agreement rather than the terms of the related Underlying Securities. No assurance can be given that the trustee will receive when due any payment due on those Underlying Securities or any net payment due under a swap agreement, or that the trustee will recover moneys under any related guaranty in the case of a payment default by the counterparty under a swap agreement.

            Modification and amendment. Each trust agreement will contain provisions permitting the trustee to enter into any amendment of a swap agreement to which the related trust is a party to cure any ambiguity in, or to correct, eliminate, add or supplement or otherwise change any provision of, that swap agreement if such amendment will not have a material and adverse effect upon any certificateholder. Each trust agreement will also contain a provision permitting the trustee to enter into any other amendment of the swap agreement if directed or consented to by the specified percentage of Certificateholders materially and adversely affected thereby. The swap agreement may not be amended without the prior written consent of the counterparty and of holders of 100% of the then outstanding certificates, and each rating agency rating the certificates will have been given prior written notice of such amendment; provided, however, that the counterparty and the trustee may amend the swap agreement without the prior written consent of certificateholders to cure any ambiguity in, or to correct or supplement any provision of the swap agreement which may be inconsistent with any other provision of the swap agreement, or to otherwise cure any defect in the swap agreement, provided that any such amendment does not materially adversely affect the interest of the certificateholders and that each rating agency rating the certificates will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the certificates.

            Events of Defaults. With respect to each swap agreement relating to a specified series of certificates, unless otherwise specified in the prospectus supplement, the occurrence of any of the following with respect to the counterparty or the counterparty guarantor, on the one hand, or the trust, on the other hand, constitutes an event of default (an "Event of Default") under such swap agreement by such party (the "Defaulting Party"):

            (a) the counterparty or the trust fails to make any payment under the swap agreement, and such failure is not remedied by the tenth business day after notice of such failure is given to the Defaulting Party;

            (b) in the case of the counterparty, the failure by the counterparty guarantor to comply with or perform, or the expiration or termination of, or the repudiation or challenge of the validity of the guarantee;

            (c) specified other standard events of default under the ISDA Master Agreement specified as applicable in the related schedule and as modified by the related schedule;

            (d) in the case of the trust, the occurrence of a default with respect to the Underlying Securities as provided in the Underlying Securities as of the Closing Date; and

            (e) in the case of the trust, any failure by the counterparty to file periodic reports as required under the Exchange Act.

            Several of the standard events of default under the ISDA Master Agreement will not be events of default under a swap agreement. The applicable prospectus supplement will describe the standard events of default under the ISDA Master Agreement and any additional events of default under the relevant swap agreement applicable to the particular series of certificates.

            In specified cases, the trust will be the party affected by the event and as a result its counterparty will have the sole right to determine in good faith the amount of any swap transaction payment for purposes of calculating any swap termination payment. Notwithstanding the existence of a grace period with respect to a particular underlying security or underlying security issuance agreement, the failure of the underlying security issuer to make timely payment of an amount required in order for the trust to make a related payment under the swap agreement may result in a default by the trust under the swap agreement prior to the occurrence of a default under the related underlying security issuance agreement. The applicable prospectus supplement will specify any additional circumstances constituting a default for purposes of any applicable swap agreement.

                  Termination Events. Unless otherwise specified in the related prospectus supplement, the occurrence of any of the following with respect to the counterparty (or, as specified below, the counterparty guarantor) or the trust constitutes a termination event (a "Termination Event") under a swap agreement with respect to such party:

            (a) in the case of the trust, as a result of certain legislative, regulatory or judicial action, it becomes unlawful for such party to comply with any material provision of the swap agreement, including any payment obligation;

            (b) in the case of the trust, the Underlying Securities issuer ceases to file periodic reports with the SEC; and

            (c) in the case of the trust, the Underlying Securities are redeemed before their final scheduled distribution date.

            Except as specified in the applicable prospectus supplement, to the extent that the aggregate principal amount of the Underlying Securities held by a trust is reduced through redemption, prepayment or exchange, the corresponding swap amount under any related swap agreement will be subject to a partial termination and the trust or the counterparty may incur liability for a swap termination payment.

            Early Termination Date. If an Event of Default or a Termination Event occurs under the swap agreement with respect to which the counterparty is the "Defaulting Party" or the only "Affected Party," and a termination payment is due to the trust from the counterparty (or there is no termination payment due by either party), the trustee will designate as the early termination date (the "Early Termination Date") the earliest date following the trustee's receipt of actual knowledge thereof on which the swap agreement can practicably be terminated. In such case, for purposes of making any determination under the swap agreement in connection with the termination of the swap agreement, the depositor has been appointed under the trust agreement as the agent of the trustee.

            Except as provided in the preceding paragraph, the counterparty may, but is not obligated to, designate an Early Termination Date upon the occurrence of an Event of Default or Termination Event under the swap agreement and make the determination of the Termination Payment. Notwithstanding the foregoing, the counterparty will be deemed to have designated an Early Termination Date upon the occurrence of an Event of Default described under clause (b) under "Events of Defaults" above.

            Payments upon Early Termination. The amount payable upon an early termination of the swap agreement (the "Termination Payment") will be based on an average of the market quotations of the cost of entering into a replacement transaction (each, a "market quotation") obtained by the party entitled to make such determination from leading swap dealers of the highest credit standing (or if fewer than three quotes are received, based on the actual loss or gain resulting from such early termination).

            If an early termination results from an Event of Default or a Termination Event where there is one Affected Party, an amount will be payable equal to (a) the market quotation and any unpaid amounts owed to the party that is not the Defaulting Party or the Affected Party less (b) any unpaid amounts owed to the Defaulting Party or the Affected Party. If that amount is a positive number, the Defaulting Party or such Affected Party will pay it to the other party; if it is a negative number, such other party will pay the absolute value of that amount to the Defaulting Party or such Affected Party.

            If the Early Termination Date results from a Termination Event and there are two Affected Parties, each party will determine a market quotation, and an amount will be payable equal to (i) the sum of (a) one-half of the difference between the market quotation of the party with the higher market quotation ("X") and the market quotation of the party with the lower market quotation ("Y") and (b) any unpaid amounts owing to X less (ii) any unpaid amounts owing to Y. If the amount is positive, Y will pay it to X; if negative, X will pay the absolute value to Y.

            Unless otherwise specified in the related prospectus supplement, in the event of an early termination of the swap agreement, the trustee will sell all of the Underlying Securities on behalf of the trust in accordance with the Sale Procedures for settlement on the Early Termination Date. The trustee will distribute the net proceeds received from the sale by the trustee, in accordance with the Sale Procedures, of the entire principal amount of the Underlying Securities (the "liquidation proceeds") to pay any applicable Termination Payment owed to the counterparty under the swap agreement and will distribute the remaining liquidation proceeds to the certificateholders on a pro rata basis, in full satisfaction of repayment of principal and interest on the certificates.

            Guaranties of support. Unless the applicable prospectus supplement specifies arrangements for securing the obligations of a counterparty, the payment obligations of that counterparty under a swap agreement will be general, unsecured obligations of that counterparty.

REFERENCE CREDIT TRANSACTION

            If so provided in the related prospectus supplement, a trust issuing a series of certificates may enter into a reference credit transaction with the counterparty specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligations of the counterparty under the reference credit transaction will be guaranteed by the guarantee of the counterparty guarantor. Under such a reference credit transaction the related trust would agree, in return for a fee or other consideration, to assume the default or other credit risk with respect to one or more specified entities (each, a "reference credit"). Upon the occurrence of a default or other objective credit event with respect to such reference credit specified in the related prospectus supplement, the trust would suffer the resulting loss pursuant to (i) a provision requiring the trust to pay the counterparty the difference between the face amount of the reference obligation and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities), (ii) a provision requiring the trust to deliver the Underlying Securities or the proceeds of such Underlying Securities to the counterparty in exchange for an amount calculated in accordance with a formula specified in the prospectus supplement, which amount would then either be distributed to certificateholders or, if any certificateholder elects to receive a physical distribution of the reference obligation, the trustee will direct the market agent to use such amount to purchase a face amount of the reference obligation at the termination market value of such reference obligation; or (iii) other provisions set forth in the related prospectus supplement with similar effects. Similarly, if so provided in the related prospectus supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a reference obligation for a predetermined price, thus assuming the risk of loss thereon.

            As used herein, "reference obligation" refers to an obligation of a reference credit or other entity, which obligation meets the criteria set forth in the related prospectus supplement. The related prospectus supplement will include information regarding reference obligations and the issuer thereof.

            Amendment of Reference Credit Transaction. The reference credit transaction may be amended or supplemented at any time or from time to time, without the consent of the certificateholders; provided, however, no material amendment or supplement will be effective without the prior written consent of the rating agency and confirmation from counsel that such amendment will not cause the trust to fail to qualify as a grantor trust or a partnership that is excluded from subchapter K or cause certificateholder to experience taxable gain or loss

CREDIT SUPPORT

            As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

            Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related prospectus supplement.

            If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

            Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

            Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

            Reserve Accounts. If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, Select Asset Inc. or such other person named in the related prospectus supplement.

COLLECTIONS

            The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a "certificate account"). The trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

            The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

            The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

DEPOSIT OF DEPOSITED ASSETS

            At the time of issuance of any series of certificates, Select Asset Inc. will cause the Underlying Securities to be deposited into the related trust, and, if applicable, cause any other Deposited Asset specified in the prospectus supplement, to be assigned to the related trustee.

            In addition, to the extent necessary to effect such an assignment, Select Asset Inc. will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

            Select Asset Inc. will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of Select Asset Inc. which materially and adversely affects the interests of the certificateholders, Select Asset Inc. will be obligated to cure the breach in all material respects.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

            General. With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

            Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee under any credit support instrument are to be deposited in the certificate account for the related trust, subject to withdrawal as described above.

            Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset. However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the trustee in connection with such proceedings to the extent reimbursable from the assets of the related trust under the related trust agreement, such trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable prospectus supplement, the trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related certificate account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

PAYMENT OF EXPENSES

            The applicable prospectus supplement will specify the trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given series of certificates.

            If and to the extent specified in the applicable prospectus supplement, the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

MODIFICATION AND WAIVER

            Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended without notice to or consent of the certificateholders by Select Asset Inc. and the trustee, with the consent of the swap counterparty, whose consent shall not be unreasonably withheld, and subject to written confirmation from each rating agency rating the certificates that such amendment or supplement will not result in a downgrade of the rating assigned to the certificates with respect to such series, for specified purposes including:

            o     to cure any ambiguity;

            o to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the prospectus supplement;

            o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

            o to add to the covenants, restrictions or obligations of Select Asset Inc. or the trustee for the benefit of the certificateholders;

            o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof; or

            o     to comply with any requirements imposed by the Code.

            Except as otherwise set forth in the applicable prospectus supplement, any other amendment or supplement may be entered into only (a) with the written consent of certificateholders evidencing more than 66-2/3% fractional undivided interests in the trust (excluding the interests of any certificateholder who is trustee, depositor, a counterparty, a counterparty guarantor or any of their respective affiliates), (b) if such amendment or supplement does not reduce in any manner the amount of, or accelerate or delay the timing of, distributions on any certificate, (c) with the consent of the counterparty and the depositor, (d) if the trustee has received written confirmation from each rating agency rating the certificates that such amendment or supplement will not result in a downgrade of the rating assigned to the certificates and (e) unless consent is unanimous, if the trustee has received an opinion of counsel to the effect that such amendment or supplement will not (x) result in the withdrawal of, or modification of the conclusions of, any opinion delivered by such counsel in connection with the certificates and (y) adversely affect the federal income tax consequences to the trust and the non-consenting certificateholders.

REPORTS TO CERTIFICATEHOLDERS; NOTICES

            Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to Select Asset Inc. and to such other parties as may be specified in the trust agreement, a statement setting forth:

            o the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

            o in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related prospectus supplement;

            o the amount of compensation received by the trustee for the period relating to such Distribution Date, and such other customary information as the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

            o if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

            o the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

            o the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

            o as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

            In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

            Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

EVIDENCE AS TO COMPLIANCE

            If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related original issue date of such certificates) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

            The trust agreement may also provide for delivery to Select Asset Inc., the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

            Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to the trustee at the address set forth in the related prospectus supplement.

REPLACEMENT CERTIFICATES

            Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued.

TERMINATION OF TRUST AGREEMENT

            An event of default with respect to the certificates under the trust agreement will consist of:

            (a) a default in the payment of any interest on the Underlying Securities after the same becomes due and payable (subject to any applicable grace period);

            (b) a default in the payment of the principal of or any installment of principal of the Underlying Securities when the same becomes due and payable;

            (c) any other event specified as an "event of default" in the document which governs the Underlying Securities;

            (d) the designation of an Early Termination Date under the terms of the swap agreement; and

            (e) any other trust termination event specified in the prospectus supplement or the trust agreement occurs.

            The trust agreement will provide that, within 30 days after the occurrence of an event of default in respect of the certificates, the trustee will give to the holders of such certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal, if any, or interest on any of the Underlying Securities, the trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the certificates.

            No holder of any certificate will have the right to institute any proceeding with respect to the trust agreement, unless (i) the holder previously has given the trustee written notice of a continuing breach, (ii) the holders of certificates of such series evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights of such series have requested in writing that the trustee institute such proceeding in its own name as trustee, (iii) the holder has offered the trustee reasonable indemnity, (iv) the trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the trustee during such 15-day period by the holders of certificates of such series evidencing not less than the Required Percentage-Remedies. "Required Percentage-Remedies" will mean 66 2/3% of the Voting Rights.

            The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account and required to be paid to them pursuant to the trust agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

            Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the related prospectus supplement.

VOTING RIGHTS

            Voting Rights will be allocated in proportion to the respective principal balances of the then outstanding certificates held on any date of determination. In addition, the trustee will at no time vote or consent to any amendment of the trust agreement or any swap agreement without the prior written consent of the counterparty.

VOTING OF UNDERLYING SECURITIES

            The trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of Underlying Securities as permitted by the Depositary and except as otherwise limited by the trust agreement. In the event that the trustee receives a request from the Depositary, the Underlying Securities trustee or the Underlying Securities issuer for its consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The trustee will request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative certificate principal amounts) as the certificates of the trust were actually voted or not voted by the certificateholders thereof as of a date determined by the trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the trustee will at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the trust as a grantor trust for federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding certificates or
(iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities and only with the consent of certificateholders representing 100% of the aggregate Voting Rights. The trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the trustee from the certificateholders.

            In the event that an offer is made by the issuer of the Underlying Securities to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the trustee will notify the certificateholders of such offer as promptly as practicable. The trustee must reject any such offer unless an event of default under the Underlying

Securities has occurred and the trustee is directed by the affirmative vote of all of the certificateholders to accept such offer and the trustee has received the tax opinion described above.

            If an event of default under the Underlying Securities occurs and is continuing and if directed by a majority of the holders of outstanding certificates, the trustee will vote Underlying Securities in an outstanding principal amount equal to the outstanding certificate principal amount of the certificates in favor of directing, or take such other action as may be appropriate to direct, either of the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the Underlying Securities issuer.

DUTIES OF THE TRUSTEE

            The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

THE TRUSTEE

            The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, Select Asset Inc., and its respective affiliates.

            Pursuant to the trust agreement, the trustee will receive compensation at the rate set forth in the trust agreement. The trustee will be entitled to payment of its fees by the depositor pursuant to a separate agreement with the depositor, and will not have any claim against the trust with respect thereto.

            The trust agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee's duties under the trust agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the trustee under the trust agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the trust agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the trust agreement.

                              ROLE OF MARKET AGENT

            If specified in the prospectus supplement, on the date of issuance of the certificates the trust will enter into a market agent agreement, with [Lehman Brothers Inc.], as market agent (the "Market Agent Agreement"). Pursuant to the terms of the Market Agent Agreement, the market agent shall, to the extent specified in the related prospectus supplement: (a) act on behalf of the trust in connection with the sale and purchase of Underlying Securities or certain other securities as provided in the trust agreement, and (b) perform its duties and comply with the provisions set forth in the market agent agreement and trust agreement.

            The market agent agreement provides that the market agent has no liability for any act or omission except as results from the market agent's gross negligence or willful misconduct. The market agent may assign any and all of its duties, obligations and rights as market agent to any organization controlled by or under common control with [Lehman Brothers Inc.] The market agent may be removed by the counterparty or by the trustee, with the consent of the counterparty, and may at any time resign and be discharged of the duties and obligations created by the market agent agreement by giving at least 30 days' notice to the trustee and the counterparty].

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

            Subject to any additional or different information set forth in the related prospectus supplement, the following discussion summarizes certain of the United States federal income tax consequences of the purchase, beneficial ownership and disposition of certificates. Except as provided below under "--Foreign Investors," this summary deals only with a certificateholder that is:

o     a citizen or resident of the United States or any State thereof,

o a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia),

o an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

o a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. holder").

            An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

            As used in this summary, a "non-U.S. holder" is a beneficial owner of a certificate that is not a U.S. holder.

            If a partnership (including for this purpose any entity treated as a partnership for U.S. federal tax purposes) is a beneficial owner of the certificates, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A prospective investor that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the certificates.

            This summary addresses only those certificateholders that purchase certificates at initial issuance, and beneficially own certificates as capital assets and not as part of a straddle, hedging or conversion transaction for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, tax-exempt organizations, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or brokers, traders in securities electing to mark to market, investors whose


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

functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, taxpayers that report an item of income, gain, expense or loss in respect of certificates differently for book and tax purposes, and former U.S. citizens or residents). Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in certificates, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

            This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein.

            Certificates of a particular series may have special features that produce tax consequences different from those described below. Prospective investors should review the tax discussion in the related prospectus supplement together with this discussion.

CLASSIFICATION OF INVESTMENT ARRANGEMENT

            In the opinion of Cadwalader, Wickersham & Taft LLP, counsel for the depositor, unless otherwise indicated in the related prospectus supplement, the trust will not be classified for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation. Unless otherwise indicated in the related prospectus supplement, the trustee intends to treat the trust as a grantor trust for federal income tax purposes and to report income, gain, loss and deduction to the Internal Revenue Service ("IRS") accordingly. The balance of this summary assumes the trust is so treated.

            Under the grantor trust rules, each certificateholder will be treated for federal income tax purposes as having purchased an undivided interest in the assets of the trust, and as having entered into any swap agreement that is included in trust property, both to the extent of the certificateholder's proportionate interest in the trust. Similarly, the sale of a certificate by a certificateholder will be considered a sale of the certificateholder's interest in the assets of the trust and a termination of any swap agreement with respect to that certificateholder. Except as discussed below under "Integrated Transactions," the tax consequences of an investment in certificates will depend on the separate rules applicable to the underlying securities and any swap agreement. Although the certificates may have certain economic characterizations consistent with a single debt instrument, the tax treatment of the certificates could differ significantly from the tax treatment of a single debt instrument having the economic characteristics of the certificates.

ALLOCATION OF BASIS AND SALES PROCEEDS

            A certificateholder should be considered to have purchased its interest in the underlying securities for an amount equal to the cost of its certificates multiplied by a fraction, the numerator of which is the fair market value of the underlying securities and the denominator of which is the sum of the fair market value of the underlying securities and the fair market value to the trust of any swap agreement (which may be negative, positive or zero), in each case at the time of purchase.

            The certificateholder's initial tax basis in the underlying securities will equal the portion of the purchase price allocated to the underlying securities, and will generally be increased by any amounts included in income with respect thereto, and reduced by any payments thereon and any amortized bond premium with respect thereto.

            If the fair market value to the trust of a swap agreement is not zero at the time of the purchase of a certificate by a certificateholder, the certificateholder should be treated as having received or paid a premium with respect to the swap agreement ("swap premium"). If the fair market value is negative, a certificateholder will be treated as having received a swap premium equal to the excess of the portion of the purchase price allocated to the underlying securities over the cost of the certificate. If the fair market value is positive, a certificateholder will be treated as having paid a swap premium equal to the excess of the cost of a certificate over the portion of the purchase allocated to the underlying securities.

            Upon the sale of a certificate, the same method would apply in allocating the amount realized by the selling certificateholder between the underlying securities and a swap agreement, using their fair market values at the time of sale. An amount allocated to the swap agreement in connection with a sale would be considered a termination payment (as described below) made to or by the certificateholder, depending on whether the amount is positive or negative as to the trust.

            If the trust holds cash or cash equivalents at the time of purchase of a certificate, then the cost of a certificate would first be reduced by the amount of such cash and cash equivalents before making the foregoing allocations.

TAXATION OF U.S. HOLDERS

Treatment of the Underlying Securities

            In General. If the trust property includes a swap agreement, the tax treatment of the underlying securities and the swap agreement will depend on whether they are integrated into a single synthetic debt instrument or treated as separate financial instruments. Except as provided below under "Integrated Transactions," this discussion assumes that the underlying securities are not part of an integrated transaction.

            This discussion also assumes that the underlying securities are considered to be owned by the trust for U.S. federal income tax purposes. In some circumstance, the underlying securities and swap agreements may be treated together as a debt instrument of the swap counterparty. See "Swap Agreements Representing Debt of the Swap Counterparty," below.

            Furthermore, this discussion assumes that the underlying securities will constitute debt instruments in their entirety. If the underlying securities are denominated in a foreign currency, the rules for calculation of foreign exchange gains and losses discussed below under "Foreign Currency Rules" will also apply. In addition, see the discussion below under "Application of the Straddle Rules."

            Characterization of the Underlying Securities. Unless otherwise specified in the related prospectus supplement, the trustee intends to treat the underlying securities as indebtedness for U.S. federal income tax purposes. Prospective U.S. holders should consult the offering documents for the underlying securities and their tax advisors with respect to the characterization of the underlying securities for U.S. federal income tax purposes, and the consequences to them of being treated as the owners of the underlying securities.

            Stated Interest. Subject to the discussion below under "Original Issue Discount," stated interest on the underlying securities will be taxable to a U.S. holder as ordinary interest income as the interest accrues or is paid (in accordance with the holder's method of tax accounting).

            Original Issue Discount. The trust may hold underlying securities issued with original issue discount ("discount underlying securities"). A debt instrument has original issue discount to the extent its "stated redemption price at maturity" exceeds its "issue price" (each as defined below) by more than a de minimis amount (generally .25% of the stated redemption price at maturity multiplied by the number of whole years from the issue date to maturity). A debt instrument's "stated redemption price at maturity" includes all payments thereon other than payments of "qualified stated interest," and its "remaining stated maturity" at any time is the sum of all future payments to be made thereon other than payments of "qualified stated interest." Stated interest is "qualified stated interest" generally if it is payable at least annually during the entire term of a debt instrument at a single fixed rate of interest or at a rate based on a single "qualifying" interest index (which includes certain conventional LIBOR-based rates). The term "issue price" generally means the price (including any pre-issuance accrued interest) at which a substantial portion of such debt instruments was first sold to investors.

            If the trust holds discount underlying securities, U.S. holders generally will be required to include in income non-de minimis original issue discount on the discount underlying securities in income as it accrues, without regard to the timing of receipt of the cash attributable to such income or to the U.S. holder's method of accounting. Such discount would accrue under a constant yield method based on the original yield to maturity of the instrument calculated by reference to its issue price.

            If a U.S. holder is considered to purchase discount underlying securities at a price that exceeds their "adjusted issue price" (as defined below), the U.S. holder may reduce its original issue discount income by the proportion of the aggregate amount of original issue discount remaining to be accrued as of the time of the purchase that is represented by such excess. No amount of original issue discount need be included in income if the purchase price equals or exceeds the remaining stated redemption price at maturity. The "adjusted issue price" of discount underlying securities at any time is the sum of their issue price and the amount of previously accrued original issue discount, reduced by the sum of all prior payments of amounts other than qualified stated interest.

            Premium and Market Discount. In the event that the underlying securities are considered to be purchased by a U.S. holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The U.S. holder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the underlying securities. Special rules apply to determine the amount of premium on a "variable rate debt instrument" and certain other debt instruments. Prospective U.S. holders should consult their tax advisors regarding the amortization of bond premium.

            In the event underlying securities are considered to be purchased by a U.S. holder at a price that is lower than their remaining stated redemption price at maturity, or in the case of discount underlying securities their adjusted issue price, by more than a de minimis amount (generally 0.25% of their remaining stated redemption price at maturity multiplied by the number of remaining whole years to maturity), the underlying securities will be considered to have "market discount" in the hands of such U.S. holder. In that event, unless the U.S. holder elects to include such market discount in income as it accrues, gain realized by the U.S. holder on the sale or retirement of the underlying securities will be treated as ordinary income to the extent of the market discount that accrued thereon while it was considered to be held by such U.S. holder. In addition, the U.S. holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the certificate, unless the U.S. holder elected to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS. In general terms, market discount on underlying securities will accrue ratably over the term of such underlying securities or, at the election of the holder, under a constant yield method.

            Tax Basis. A U.S. holder's initial tax basis in the underlying securities will equal the portion of the purchase price allocated to them (as determined under "Allocation of Basis and Sales Proceeds"), and generally will be increased by any amounts of original issue discount or market discount includible in income with respect thereto, and reduced by any payments other than qualified stated interest and any amortized premium with respect thereto.

            Sale, Exchange and Retirement of Underlying Securities. Upon the sale, exchange or retirement of underlying securities (including a sale resulting from a sale of certificates), a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the underlying securities and the U.S. holder's tax basis in the underlying securities. The distribution to a U.S. holder of underlying securities representing such U.S. holder's pro rata portion of the trust's underlying securities will not be treated as a sale or exchange, and the U.S. holder will acquire the underlying securities with its tax basis in such underlying securities while held by the trust.

            Except as discussed above with respect to market discount and below under "Foreign Currency Rules" and "Straddle Rules," gain or loss recognized by a U.S. holder in respect of the sale, exchange, redemption or other disposition of underlying securities generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder is treated as having held the underlying securities for more than one year at the time of such disposition. The ability to use capital losses to offset ordinary income in determining taxable income generally is limited.

            Short-Term Underlying Securities. The rules set forth above will also generally apply to underlying securities having original maturities of not more than one year, but with certain modifications. U.S. holders should consult their tax advisors regarding the effect these modifications may have on them.

            Underlying Securities Providing for Certain Indexed or Contingent Payments. To the extent provided in the related prospectus supplement, the underlying securities may be treated as "contingent payment debt instruments" ("CPDIs") for federal income tax purposes. In general, interest income on a CPDI is accrued as original issue discount based on a yield (the "comparable yield") at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, and a projected payment schedule is constructed for each contingent payment such that the schedule produces the comparable yield. In general, the owner of a CPDI includes in income additional interest income if an actual contingent payment exceeds the amount projected on the schedule. In contrast, if the actual contingent payment is less than the projected amount, the owner first offsets any interest income accrued in the taxable year on the CPDI by the shortfall, and thereafter is entitled to an ordinary deduction to the extent of previously accrued interest income on the CPDI. Any remaining shortfall is carried forward to future years. Shortfalls remaining upon retirement or at the time of a sale or other disposition of the CPDI are treated as reducing the amount realized. A U.S. holder's basis in a CPDI is equal to its issue price, increased by interest previously accrued and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment for the related period on the debt instrument. In general, gain on the sale or other disposition of a CPDI is treated as ordinary income (with certain exceptions for a sale made at a time when no contingent payments remain), but loss is treated as capital loss.

            Stripped Bond Rules. Some certificates may be entitled to either (i) principal distributions with disproportionate, nominal or no interest distributions, or (ii) interest distributions with disproportionate, nominal or no principal distributions (such certificates will be referred to as "strip certificates"). A U.S. holder of a strip certificate will be taxed under the "stripped bond" rules of the Internal Revenue Code. The U.S. holder will be treated, for purposes of applying the original issue discount rules of the Internal Revenue Code, as having purchased a newly-issued, single debt instrument providing for payments equal to the payments on the underlying securities allocable to the certificate. The issue price is the price at which the U.S. holder is considered to have purchased its right to payments on the underlying securities. As described above under "Original Issue Discount," if the newly issued debt instrument has more than a de minimis amount of original issue discount, the U.S. holder will be required to include the original issue discount in income as it accrues in accordance with the constant yield method. U.S. holders of strip certificates should consult their tax advisors regarding the proper calculation of original issue discount.

Treatment of the Swap Agreement

            In General. Except as provided below under "Integrated Transactions," this discussion assumes that the swap agreement is not part of an integrated transaction. Except as and to the extent provided in the related prospectus supplement, the swap agreement will be governed by the federal income tax rules applicable to notional principal contracts. Special rules relating to swap options or swaptions are described below under "Swap Options and Swaptions," and special rules relating to certain financial instruments that may be embedded in the swap agreement are described under "Embedded Options and Forward Contracts." Finally, special consequences relating to currency swaps and other types of derivative agreements where payments are denominated in, or determined by reference to the value of, a foreign currency are described below under "Foreign Currency Rules."

            Income or deductions with respect to the swap agreement may be attributable to periodic payments, nonperiodic payments or termination payments.

            Periodic Payments. Periodic payments under the swap agreement are payments made or received by the trust that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index or fixed rate, and are based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party's payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments.

            All taxpayers must account for periodic payments under an accrual method of accounting. In a case where the payments to be made under a swap agreement are set in arrears, and the payment relating to a period during a taxable year of a U.S. holder cannot be determined by the end of the year, then accruals for that year will be based on a reasonable estimate of the payment determined under a consistently applied method, and the difference between the estimated amount and actual amount will be taken into account in the year in which the payment is fixed.

            Nonperiodic Payments. Payments under the swap agreement that are not periodic payments or termination payments (defined below under "Termination Payments") are "nonperiodic payments." Accordingly, any swap premium (as described above in "Allocation of Basis and Sales Proceeds") should be treated as a nonperiodic payment with respect to the swap agreement that is received (if such cost is less than the amount allocated to the underlying securities) or paid (if such cost is greater than the amount allocated to the underlying securities), by the U.S. holder.

            Nonperiodic payments generally must be recognized over the term of a swap agreement in a manner that reflects the economic substance of the contract. Alternatively, nonperiodic payments under a notional principal contract may be amortized under a level payment method. Under that method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the life of the contract and bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The level payment method cannot be used by a taxpayer with respect to a notional principal contract if the taxpayer reduces risk with respect to the contract by purchasing, selling or otherwise entering into other financial contracts (other than debt instruments).

            Except as provided in the succeeding paragraph or in the related prospectus supplement, periodic payments attributable and the portion of any nonperiodic payment allocable to any taxable year generally are netted, and the net amount received or paid generally should constitute ordinary income or an ordinary deduction, respectively, for that year. In the case of a U.S. holder that is an individual, estate or trust, any net payment made to the swap counterparty will be treated as a miscellaneous itemized deduction and will be permitted only to the extent that the aggregate of such deductions exceeds 2% of the U.S. holder's adjusted gross income (and may be subject to certain other limitations). Also, a net payment may not be deductible by such U.S. holder for purposes of the alternative minimum tax. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the treatment of any net payments as miscellaneous itemized deductions and the application of the alternative minimum tax to an investment in the certificates.

            As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a "significant" nonperiodic payment is divided into two components for federal income tax purposes: an on-market notional principal contract with periodic payments and a loan.

            For purposes of tax information reporting, unless otherwise indicated in the related prospectus supplement, the trustee intends (i) to assume that all of the certificates are purchased on the date of issuance of the certificates, and (ii) to amortize nonperiodic payments (including any initial swap premium) under the level payment method described above. U.S. holders that purchase a certificate and are deemed either to receive or to pay swap premium should consult with their tax advisors regarding the appropriate method for amortizing such swap premium.

            Termination Payments. As described above under "Allocation of Basis and Sales Proceeds," a U.S. holder may be considered to pay or receive a termination payment under the swap agreement in connection with the sale of a certificate. Further, a termination of the swap agreement (including, in certain circumstances, an assignment of the swap agreement by the counterparty) will be treated as a termination resulting in a termination payment by or to the U.S. holder equal to the then fair market value of the contract. In such a case, a U.S. holder would have gain or loss from termination of the swap agreement equal to (i) the sum of the unamortized portion of any nonperiodic payments received by the U.S. holder and any termination payment it receives or is deemed to have received (including any swap breakage fee), less (ii) the sum of the unamortized portion of any nonperiodic payments paid by the U.S. holder and any termination payment it pays or is deemed to have paid (including any swap breakage fee). Gain or loss upon the termination of a swap agreement will generally be treated as capital gain or loss.

            Swap Options and Swaptions. Any swap premium with respect to an unexercised option to enter into a notional principal contract should not be recognized over the term of the swap agreement, but should instead be considered as a nonperiodic payment if and when the option is exercised. Premium with respect to an option to enter into a notional principal contract that expires unexercised will generally be treated as short-term capital gain to the party that is treated as having received it, and capital loss to the party that is treated as having paid it, when the option expires.

            Embedded Options and Forward Contracts. To the extent provided in the related prospectus supplement, the swap agreement could be bifurcated for federal income tax purposes into an on-market level payment notional principal contract and a cash-settled option or forward contract purchased or issued by the trust with respect to the underlying securities. In this event, a U.S. holder's pro rata portion of any option premium (or premium for the forward contract) received or deemed to be received by the trust and the pro rata premium paid or deemed to be paid by the trust would not be accounted for by the U.S. holder when received or paid at such time. Instead, the aggregate amount of the U.S. holder's pro rata portion of such premium would be reported at such later times and in such manner as indicated in the related prospectus supplement.

            Swap Agreements Representing Debt of the Swap Counterparty. To the extent provided in the related prospectus supplement, the swap agreement may be treated for federal income tax purposes as a debt instrument, in which case it will generally be treated as described under "Taxation of the Underlying Securities," unless the related prospectus supplement provides otherwise.


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

            In some cases, the underlying securities and a related swap agreement may represent economically a loan to the swap counterparty secured by the underlying securities. In such cases, the trust may be considered to have made a loan providing for cash flows equal to the cash flows of the underlying securities and the swap agreement combined. Such a loan would be subject to the rules governing debt instruments described above under "Treatment of the Underlying Securities."

OPTIONS, FORWARD CONTRACTS AND OTHER FINANCIAL INSTRUMENTS

            To the extent provided in the related prospectus supplement, the trust may hold or issue (or may be treated as holding or issuing) one or more options, forward contracts or other financial instruments in lieu of, or in addition to, the underlying securities and/or the swap agreement. In general, a U.S. holder's pro rata portion of any option premium (or premium for the forward contract) received or deemed received by the trust and the pro rata portion of any such premium paid or deemed paid by the trust would not be reported by the U.S. holder at such time. Instead, the aggregate amount of the U.S. holder's pro rata portion of such premium would be reported at such later times and in such manner as indicated in the related prospectus supplement.

            An option held by the trust generally should not be subject to the mark-to-market rules under section 1256 of the Internal Revenue Code. However, if the certificates are listed on a national securities exchange, it is possible that the IRS would assert that any option held by the trust should be subject to the mark-to-market rules of section 1256.

            An option and the underlying securities may be considered offsetting positions in personal property. See "Application of the Straddle Rules," below.

FOREIGN CURRENCY RULES

            In General. Section 988 of the Code provides special rules relating to the timing, character and source of income or loss on underlying securities or a swap agreement whose payments are denominated in, or determined by reference to the value of, one or more foreign currencies (such underlying securities, "foreign underlying securities" and such a swap agreement, a "foreign swap agreement"), unless the integration rules discussed below under "Integrated Transactions," apply. U.S. holders should consult their tax advisors regarding the calculation of income from foreign underlying securities or a foreign swap agreement.

            Treatment of Foreign Underlying Securities. The interest income and gain or loss from foreign underlying securities and, as a separate item, foreign exchange gain or loss, are calculated under complex rules. Foreign exchange gain or loss is ordinary income or loss that is not generally treated as interest income (or as a direct offset to interest income) and is sourced based on the residence of the taxpayer.

            In general terms, interest income (including original issue discount, and adjusted for any premium amortization) from foreign underlying securities will be calculated in foreign currency units as if the instrument were denominated in U.S. dollars. Interest in foreign currency units will then be translated into U.S. dollars based on an average exchange rate for the period in which the interest accrues (or in some cases, based on the exchange rate at the time when interest is paid). Foreign exchange gain or loss will be recognized when interest income is actually paid in an amount equal to the difference, if any, between the U.S. dollar value of the interest payment based on the exchange rate or rates used in calculating the interest income attributable to the payment and the rate when it is actually paid. Similarly, foreign exchange gain or loss will be recognized upon the receipt of a principal payment (exclusive of any portion thereof representing discount) in an amount equal to the difference between the U.S. dollar value of the payment based on the exchange rate when the foreign underlying securities were acquired and the rate when the payment is made. Upon a sale of foreign underlying securities (including a sale of certificates), gain or loss will be treated as foreign exchange gain or loss to the extent it does not exceed the gain or loss, respectively, attributable to changes in exchange rates over the period the U.S. holder is considered to hold such foreign underlying securities.

            Foreign Currency Swap Agreements. In general, income from a foreign swap agreement will be determined as if the trust had made a hypothetical loan denominated in the currency in which payments are received, and had incurred a hypothetical debt that is denominated in the currency in which payments are made. The timing and amount of interest on the hypothetical loan and borrowing would be calculated under the principles described above for calculating income from foreign underlying securities. The net amount of income or loss from a foreign swap agreement would be characterized as foreign exchange gain or loss.

APPLICATION OF THE STRADDLE RULES

            The underlying securities and the swap agreement may be considered offsetting positions in a "straddle" under section 1092 of the Code, and in that event, would be subject to the straddle rules of section 1092. Under section 1092(d), a selling U.S. holder's capital gain or loss (if any) with respect to underlying securities that are positions in a straddle will be short-term capital gain or loss, unless the underlying securities have been held for the long-term holding period after the termination of the swap agreement. Similarly, if the swap agreement is a position in a straddle, capital gain or loss realized in connection with its termination will be short-term capital gain or loss. In addition, under section 1092, all or a portion of any loss realized upon such termination may be deferred until disposition of the underlying securities. Moreover, if a U.S. holder incurs or continues indebtedness to acquire or hold a certificate that represents positions in a straddle, the U.S. holder may be required to capitalize all or a portion of any interest paid on such indebtedness. (Under proposed regulations, payments made under a swap agreement may be treated as carrying charges for this purpose.) Finally, if the underlying securities and the swap agreement are positions in a straddle that are held as part of a "conversion transaction" within the meaning of section 1258 of the Code, all or a portion of any gain that would otherwise be capital gain may be recharacterized as ordinary income.

INTEGRATED TRANSACTIONS

            Under certain circumstances, a taxpayer (or a trust on behalf of its beneficiaries) may elect to "integrate" a debt instrument with certain swaps (or the IRS may require integration) if all interest and principal payments on the debt instrument are hedged by the swap and the resulting "synthetic debt instrument" permits a yield to maturity to be calculated in the currency in which payments on the synthetic debt instrument are made. If the underlying securities are integrated with the swap agreement under this rule, U.S. holders would be treated for certain (but not all) federal income tax purposes as owning the resulting synthetic debt instrument rather than the swap agreement and the underlying securities. If the synthetic debt instrument is denominated in U.S. dollars, then U.S. holders would not recognize any foreign exchange gain or loss with respect to that instrument.

            The related prospectus supplement will indicate whether the trustee will elect to integrate the underlying securities with the swap agreement. The balance of this discussion assumes that the integration rules do not apply.

CREDIT SUPPORT

            The applicable prospectus supplement will discuss the U.S. federal income tax treatment of any credit support that is part of trust property or that otherwise benefits certificateholders.


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

TAX-EXEMPT ORGANIZATIONS

            In general, income or gain from the certificates held by a tax-exempt organization will not be subject to the tax on unrelated business taxable income if the certificates are not "debt-financed" property. A portion of any income or gain from the underlying securities could constitute unrelated business taxable income if, because of the existence of a significant swap premium or other nonperiodic payment under the swap agreement, the swap counterparty was deemed to have made a loan to a tax-exempt organization that is a U.S. holder. See "Taxation of the Swap Agreement."

FOREIGN INVESTORS

            Subject to the discussion below concerning backup withholding tax, and except as otherwise provided in the related prospectus supplement, any gain realized on the sale, exchange, or retirement of a certificate, or the payment of principal or interest, including OID, on a certificate owned by a non-U.S. holder that holds its certificate outside the United States and has no connection to the United States other than holding a certificate is subject to U.S. federal income or withholding tax provided that:

      (1) such non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the issuer of the underlying securities or, in some cases a swap counterparty;

      (2) such non-U.S. holder is not a controlled foreign corporation that is related to the issuer of the underlying securities or, in some cases a swap counterparty, through stock ownership;

      (3) such non-U.S. holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

      (4) the payment is not effectively connected with the conduct of a trade or business in the United States; and

      (5) either (A) such non-U.S. holder provides a statement which sets forth its address, and certifies, under penalties of perjury, that it is not a United States person, citizen, or resident (which certification may be made on an IRS Form W-8BEN (or successor form)) or (B) a financial institution holding the note on behalf of such non-U.S. holder certifies, under penalties of perjury, that such statement has been received by it and furnishes a copy to the payor.

            Payments to a non-U.S. holder not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from such tax (or qualify for a reduction in such tax) if such non-U.S. holder provide us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or reduced rate of tax) under the tax treaty. To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty's limitations on benefits article.

INFORMATION REPORTING

            The trustee will furnish or make available, by March 15th of the following year, to each party registered during a calendar year as a holder of a certificate, such information as is required under the Code or regulations under the Code, to enable each non-U.S. holder to file its federal income tax returns.

BACKUP WITHHOLDING

            Distributions made on a certificate and proceeds from the sale of a certificate to or through certain brokers may be subject to a "backup" withholding tax unless, in general, the certificateholder certifies its non-U.S. holder status under penalties of perjury or meets certain other requirements. Any amounts so withheld from distributions on the certificates would be refunded by the IRS or allowed as a credit against the certificateholder's federal income tax.

DISCLOSURE REQUIREMENTS FOR U.S. HOLDERS RECOGNIZING SIGNIFICANT LOSSES

            A certificateholder that claims a significant loss in respect of a certificate (generally $2 million or more for individuals, and partnerships with one or more noncorporate partner (or $50,000 or more if the loss relates to a foreign currency transaction) and $10 million or more for corporations, and partnerships consisting solely of corporate partners) may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their own tax advisers concerning any possible disclosure obligation with respect to the certificates.

                         STATE, LOCAL AND FOREIGN TAXES

Certificateholders may be subject to state, local or foreign taxes with respect to an investment in the certificates. Prospective investors are urged to consult their tax advisors with respect to the state, local and foreign tax consequences of an investment in the certificates.

                          CERTAIN ERISA CONSIDERATIONS

            The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code, (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan") or (d) Plan fiduciaries.

            In accordance with ERISA's fiduciary standards, before investing in a certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy, the needs of the Plan and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

      TRUST ASSETS AS "PLAN ASSETS"

            Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations, a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) that is not an operating company, for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Such regulations contain some possible exceptions to "look-through" treatment.

            If the certificates fail to meet the criteria of one of the exceptions set forth in the DOL regulations, and the assets of the trust were deemed to be Plan assets, transactions involving the depositor, the underwriters, the trustee and others might constitute non-exempt prohibited transactions with respect to a Plan holding a certificate unless one or more prohibited transaction class exemptions ("PTCEs") discussed below applies.

PROHIBITED TRANSACTION EXEMPTIONS

            Certain prohibited transaction class exemptions could apply to the acquisition and holding of certificates by Plans, and the operation of the trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers). There is no assurance that these exemptions would apply with respect to all transactions involving the certificates or the trust's assets.

PROSPECTUS SUPPLEMENT

            Fiduciaries of Plans contemplating the purchase of certificates should see "Certain ERISA Considerations" in the applicable prospectus supplement.

                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

            In compliance with U.S. federal income tax laws and regulations, bearer Certificates, including bearer Certificates in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States Persons," as defined below, except as otherwise permitted by certain U.S. Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer Certificates, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer Certificates or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer Certificates in the United States or to United States Persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer Certificates are aware of the restrictions on the offering, sale, resale or delivery of bearer Certificates. We will not deliver a bearer Certificate (other than a temporary global bearer Certificate) in connection with its original issuance or pay interest on any bearer Certificate until we have received the written certification provided for in the indenture. Each bearer Certificate, other than a temporary global bearer Certificate, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

            "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

            The legend also will be evidenced on any book-entry system maintained with respect to the bearer Certificates. The sections referred to in the legend provide, in general, that a U.S. taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

            For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States Person" generally means:

            o a citizen or resident of the United States;

            o a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia);

            o an estate whose income is subject to U.S. federal income taxation regardless of its source; or

            o a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States Persons have the authority to control all of its substantial decisions.


                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

            An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which Select Asset Inc. has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

            Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, Select Asset Inc. has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable prospectus supplement.

            As set forth in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the Underlying Securities Currency. An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities.

Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

            PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

            The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

            Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

            Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond Select Asset Inc.'s control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking commcertificatey, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

            If distribution in respect of a certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

            The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the certificates of any series and class by the applicable trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable prospectus supplement.

            If the official certificate of any component currency is altered by way of combination or subdivision, the number of certificates of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

            All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of such series.

FOREIGN CURRENCY JUDGMENTS

            Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                              PLAN OF DISTRIBUTION

            Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to Select Asset Inc. from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.

            If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of Select Asset Inc.. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

            Certificates may also be sold through agents designated by Select Asset Inc. from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by Select Asset Inc. to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

            If so indicated in the applicable prospectus supplement, Select Asset Inc. will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

            Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with Select Asset Inc. to indemnification by Select Asset Inc. against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Select Asset Inc. or its affiliates in the ordinary course of business.

            Lehman Brothers Inc. is an affiliate of Select Asset Inc. Lehman Brothers Inc.'s participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

            As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by Select Asset Inc. or sold at any time to one or more purchasers.

            Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

                                 LEGAL OPINIONS

            Certain legal matters with respect to the certificates will be passed upon for Select Asset Inc. and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

            The approximate expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are set forth below.

            SEC Registration Fee ...................          $80.90
            Printing and Engraving Fees ............        $150,000*
            Legal Fees and Expenses ................        $500,000*
            Accounting Fees and Expenses ...........         $60,000*
            Trustee Fees and Expenses ..............        $250,000*
            Rating Agency Fees .....................        $150,000*
            Miscellaneous ..........................         $12,500*
                                                       -------------
                 Total .............................   $1,122,580.90
                                                       =============

----------
* All amounts, except the SEC Registration Fee, are estimates for expenses incurred or to be incurred in connection with the issuance and distribution of one or more series of securities based upon an aggregate principal amount assumed for these purposes to be equal to the aggregate principal amount of securities expected to be registered on this Registration Statement.

Item 15.    Indemnification of Directors and Officers.

            Under Section 6(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated to indemnify the Depositor, its Directors, its officers who signed this Registration Statement and controlling persons of the Depositor against liabilities, including liabilities under the Securities Act of 1933, arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters specifically for inclusion therein.

            Under Section 7.13 of the proposed form of Trust Agreement, the Trustee is obligated to indemnify the Depositor against liabilities, which may arise out of acts performed or omitted by the Trustee or its agents due to its or their negligence, bad faith or willful misconduct.

            The By-laws of the Depositor provide that the Depositor shall indemnify each of its directors or officers, who shall serve as a director or officer of the Depositor or of any other corporation at the request of the Depositor, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

            Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

            An affiliate of the Depositor maintains liability insurance covering the directors and principal officers of the Depositor.

Item 16.    Exhibits.

            1.01   Form of Underwriting Agreement.

            4.01   Form of Trust Agreement.

            *5.01 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates.

            *8.01 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included in Exhibit 5.01).

            *23.01 Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.01).

            24.01 Powers of Attorney (included on page II-6 of this Registration Statement).

            *25.01 Statement of Eligibility of Trustee

* To be provided by amendment.

Item 17.    Undertakings.

A.    Undertaking Pursuant to Rule 415.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs
(i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934.

      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the

Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. Undertakings in Respect of Qualification of Trust Indentures in Reliance on Section 305(B)(2) of the Trust Indenture Act of 1939.

      The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Select Asset Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities requested hereunder and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 24th day of March, 2003.


                                           SELECT ASSET INC.


                                           By: /s/ William Cronin
                                               ---------------------
                                               William Cronin
                                               President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rene Canezin his/her true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS FORM S-3 REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                     Capacity                             Date
---------                     --------                             ----


/s/ William Cronin            President and Director        March 6, 2003
------------------------                                    --------------------
William Cronin


/s/ Rene Canezin              Director                      March 6, 2003
------------------------                                    --------------------
Rene Canezin


/s/ Peter Alpern              Director                      March 7, 2003
------------------------                                    --------------------
Peter Alpern


/s/  James Sullivan           Director                      March 6, 2003
------------------------                                    --------------------
James Sullivan


/s/ Carrie Tillman            Director                      March 6, 2003
------------------------                                    --------------------
Carrie Tillman


/s/ David Goldfarb            Controller                    March 24, 2003
------------------------                                    --------------------
David Goldfarb

                                INDEX TO EXHIBITS

Exhibit
 Number                         Description
-------                         -----------

1.01        Form of Underwriting Agreement.

4.01        Form of Trust Agreement.

*5.01 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates.

*8.01 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included in Exhibit 5.01).

*23.01      Consent of Cadwalader, Wickersham & Taft LLP (included as part of
            Exhibit 5.01).

24.01       Powers of Attorney (included on page II-6 of this Registration
            Statement).

*25.01      Statement of Eligibility of Trustee

----------
* To be provided by amendment.